                                                                    Exhibit 99.2


                         UNITED STATES BANKRUPTCY COURT
                               DISTRICT OF NEVADA

                                      BK-03-52103-GWZ and BK-03-5270-GWZ
In re:
                                      Jointly Administered under BK-03-52103-GWZ
AMERCO, a Nevada corporation,
 et. al.,

                                      Chapter 11

                   Debtors.
                                      Judge Gregg W. Zive

--------------------------------------------------------------------------------

                  DISCLOSURE STATEMENT CONCERNING THE DEBTORS'
                          JOINT PLAN OF REORGANIZATION
              UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE
--------------------------------------------------------------------------------

                                IMPORTANT DATES:

-    DATE BY WHICH BALLOTS MUST BE RECEIVED:             ___________, 2003

-    DATE BY WHICH OBJECTIONS TO CONFIRMATION OF THE     ___________, 2004
     PLAN MUST BE FILED AND SERVED:

-    HEARING ON CONFIRMATION OF THE PLAN:     JANUARY 12, 2004, 9:30 A.M. P.D.T.
--------------------------------------------------------------------------------

          Craig D. Hansen                              Bruce T. Beesley
         Thomas J. Salerno                              Bridget R. Peck
        G. Christopher Meyer                     BEESLEY, PECK & MATTEONI, LTD
            Sean T. Cork                      5011 Meadowood Mall Way, Suite 300
  SQUIRE, SANDERS & DEMPSEY L.L.P.                    Reno, Nevada 89502
       Two Renaissance Square                           (775) 827-8666
40 North Central Avenue, Suite 2700
       Phoenix, Arizona 85004
           (602) 528-4000

              Co-Counsel to AMERCO and Amerco Real Estate Company,
                        Debtors and Debtors-in Possession

Dated: October 6, 2003

                                TABLE OF CONTENTS

I.       INTRODUCTION AND SUMMARY...............................................................................    1

         A.       Overview......................................................................................    1
         B.       Notice to Holders of Claims and Interests.....................................................    1
         C.       Summary Of Treatment Of Claims And Interests Under The Plan...................................    5
         D.       General Voting Procedures, Ballots, and Voting Deadline.......................................   12
         E.       Confirmation Hearing and Deadline for Objections to Confirmation..............................   13

II.      BACKGROUND OF THE PLAN PROPONENTS......................................................................   15

         A.       Overview of Business Operations...............................................................   15

III.     PREPETITION CAPITAL STRUCTURE OF THE DEBTORS...........................................................   18

         A.       JPMorgan Chase Credit Facility................................................................   19
         B.       PrePetition Notes and Related Obligations.....................................................   19
         C.       Synthetic Leases..............................................................................   19
         D.       AREC Notes....................................................................................   20
         E.       Guarantee of U-Haul TRAC Lease Obligations....................................................   20
         F.       Guarantee of Phillip Morris Obligations.......................................................   20
         G.       Guarantee of PMSR Obligations.................................................................   20
         H.       Guarantee of PMPP Obligations.................................................................   20
         I.       Equity........................................................................................   21

IV.      CORPORATE STRUCTURE OF THE DEBTORS.....................................................................   22

         A.       Board of Directors - AMERCO...................................................................   22
         B.       Senior Management - AMERCO....................................................................   24
         C.       Executive Compensation - AMERCO...............................................................   25
         D.       Security Ownership of Management - AMERCO.....................................................   25
         E.       Independent Governance Committee - AMERCO.....................................................   26
         F.       Board of Directors - AREC.....................................................................   26
         G.       Senior Management - AREC......................................................................   27
         H.       Executive Compensation - AREC.................................................................   27

V.       EVENTS PRECIPITATING THE CHAPTER 11 CASES..............................................................   28

         A.       PwC Action....................................................................................   29
         B.       Department of Labor Investigations............................................................   29
         C.       SEC Investigations............................................................................   30

VI.      SIGNIFICANT EVENTS IN CHAPTER 11 CASES.................................................................   30

         A.       Continuation of Business; Stay of Litigation..................................................   30
         B.       First Day Orders..............................................................................   32
         C.       Appointment of Statutory Committees...........................................................   32
         D.       Post-Petition Financing.......................................................................   33
         E.       Other Significant Events During the Chapter 11 Cases..........................................   33

VII.     DESCRIPTION OF THE REORGANIZATION PLAN.................................................................   34

         A.       Overall Structure of the Plan.................................................................   35
         B.       Summary of Claims Process, Bar Date, Certain Claims, and Professional Fees....................   35
         C.       Classification and Treatment of Claims and Interests..........................................   36
         D.       Treatment of Unclassified Claims..............................................................   37
         E.       Treatment of Classified Claims and Interests..................................................   38
         F.       Continued Corporate Existence.................................................................   42
         G.       Directors and Officers of the Reorganized Debtorss............................................   42
         H.       Listing on Securities Exchange or Quotation System............................................   43
         I.       SAC Participation.............................................................................   43
         J.       Cancellation of Existing Debt Securities......................................................   43
         K.       Exit Financing Facility.......................................................................   44
         L.       Issuance of New Debt Securities...............................................................   44
         M.       Preservation of Causes of Action..............................................................   46
         N.       Exclusivity Period............................................................................   46
         O.       Corporate Action..............................................................................   46
         P.       Effectuating Documents; Further Transactions..................................................   46
         Q.       Exemption From Certain Transfer Taxes and Recording Fees; Subsequent Issuances................   46

VIII.    EXECUTORY CONTRACTS AND UNEXPIRED LEASES...............................................................   47

         A.       Assumption and Rejection of Contracts and Leases..............................................   47
         B.       Payments Related to Assumption of Executory Contracts and Unexpired Leases....................   47
         C.       Rejection Damages Bar Date....................................................................   47

IX.      PROVISIONS GOVERNING DISTRIBUTIONS.....................................................................   47

         A.       Time of Distributions.........................................................................   47
         B.       No Interest on Claims or Interests............................................................   47
         C.       Disbursing Agent..............................................................................   48
         D.       Surrender of Securities or Instruments........................................................   48
         E.       Services of Indenture Trustees, Agents and Servicers..........................................   48
         F.       Claims Administration Responsibility..........................................................   49
         G.       Procedures for Treating and Resolving Disputed and Contingent Claims..........................   49

X.       ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS.................................................   50

         A.       DIP Facility Claim............................................................................   50
         B.       Professional Claims...........................................................................   50
         C.       Substantial Contribution Compensation and Expenses Bar Date...................................   51
         D.       Other Administrative Claims...................................................................   51

XI.      EFFECT OF THE PLAN ON CLAIMS AND INTERESTS.............................................................   51

         A.       Revesting of Assets...........................................................................   51
         B.       Discharge of the Debtors......................................................................   52
         C.       Compromises and Settlements...................................................................   52
         D.       Release by Debtors of Certain Parties.........................................................   52
         E.       Release by Holders of Claims..................................................................   53

         F.       Setoffs.......................................................................................   54
         G.       Subordination Rights..........................................................................   54
         H.       Exculpation and Limitation of Liability.......................................................   54
         I.       Indemnification Obligations...................................................................   54
         J.       Exclusions and Limitations on Exculpation, Indemnification, and Releases......................   55
         K.       Injunction....................................................................................   55
         L.       AMERCO/AREC Guaranty Obligations..............................................................   55
         M.       PMPP Support Agreement........................................................................   55

XII.     CERTAIN FACTORS TO BE CONSIDERED.......................................................................   55

         A.       General Considerations........................................................................   55
         B.       Certain Bankruptcy Considerations.............................................................   56
         C.       Business Factors and Competitive Conditions...................................................   56
         D.       Inherent Uncertainty of Financial Projections.................................................   60
         E.       Access to Financing and Trade Terms...........................................................   60
         F.       Claims Estimations............................................................................   61
         G.       Market for the New Debt Securities............................................................   61
         H.       Dividends.....................................................................................   61

XIII.    RESALE OF SECURITIES RECEIVED UNDER THE PLAN...........................................................   61

         A.       Issuance of Securities........................................................................   61
         B.       Subsequent Transfers of New Debt Securities...................................................   62

XIV.     CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN....................................................   63

         A.       United States Federal Income Tax Consequences to the Debtors..................................   63
         B.       Federal Income Tax Consequences to Claimholders and Interestholders...........................   64
         C.       Importance of Obtaining Professional Tax Assistance...........................................   66

XV.      FEASIBILITY OF THE PLAN AND THE BEST INTERESTS TEST....................................................   67

         A.       Feasibility of the Plan.......................................................................   67
         B.       Acceptance of the Plan........................................................................   68
         C.       Best Interests Test...........................................................................   68
         D.       Estimated Valuation of the Reorganized Debtors................................................   69
         E.       Application of the Best Interests Test to the Liquidation Analysis and the Valuation
                  of the Reorganized Debtors....................................................................   69
         F.       Confirmation Without Acceptance of All Impaired Classes: The `Cramdown' Alternative...........   70
         G.       Conditions to Confirmation and Effective Date of the Plan.....................................   70
         H.       Waiver of Conditions to Confirmation and Consummation of the Plan.............................   71
         I.       Retention of Jurisdiction.....................................................................   71

XVI.     ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN..............................................   73

         A.       Continuation of the Chapter 11 Cases..........................................................   73
         B.       Alternative Plans of Reorganization...........................................................   73
         C.       Liquidation Under Chapter 7 or Chapter 11.....................................................   73

XVII.    VOTING REQUIREMENTS....................................................................................   74

         A.       Parties in Interest Entitled to Vote..........................................................   75
         B.       Classes Impaired Under the Plan...............................................................   76

XVIII.   CONCLUSION.............................................................................................   76

         A.       Hearing on and Objections to Confirmation.....................................................   76
         B.       Recommendation................................................................................   77

                       APPENDICIES TO DISCLOSURE STATEMENT

Appendix 1 - Joint Plan of Reorganization

Appendix 2 - Selected Financial Information - AMERCO (Consolidated)

Appendix 3 - Selected Financial Information - SAC Holding

Appendix 4 - Financial Projections - AMERCO (Consolidated)

Appendix 5 - Financial Projections - SAC Holding

Appendix 6 - Liquidation Analysis

Appendix 7 - Valuation Analysis (Reorganized Debtors)

                          I. INTRODUCTION AND SUMMARY

A.       OVERVIEW.

         AMERCO ("AMERCO") and AMERCO Real Estate Company ("AREC"), debtors and debtors-in-possession (collectively, the "Debtors"), submit this disclosure statement (the "Disclosure Statement") pursuant to section 1125 of Title 11 of the United States Code, 11 U.S.C. Sections 101, et seq. (the "Bankruptcy Code") for use in the solicitation of votes on the Joint Plan of Reorganization of AMERCO and AREC (the "Plan") proposed by the Debtors and SAC Holding Corporation ("SAC") and SAC Holding II Corporation, each a Nevada corporation (together with SAC, "SAC Holding"). For purposes of the Plan and section 1145 of the Bankruptcy Code, SAC Holding is an Affiliate of the Debtors. The Plan was filed with the United States Bankruptcy Court for the District of Nevada (the "Bankruptcy Court"), on October 6, 2003. The following introduction and summary is a general overview only and is qualified in its entirety by, and should be read in conjunction with, the more detailed discussions, information and financial statements and notes thereto appearing elsewhere in this Disclosure Statement and the Plan. All capitalized terms not defined in this Disclosure Statement have the meanings given to them in the Plan. A copy of the Plan is annexed hereto as Appendix 1.

         This Disclosure Statement sets forth certain information regarding the Debtors' prepetition operating and financial history, the need to seek Chapter 11 protection, significant events that have occurred during the Chapter 11 Cases, and the anticipated organization and operations of the Reorganized Debtors, and, with respect to SAC Holding, certain operating and financial information and a description of the securities to be issued by SAC Holding under the Plan. This Disclosure Statement also describes terms and provisions of the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan, certain risk factors associated with securities to be issued under the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that Claimholders in Impaired Classes must follow for their votes to be counted. Certain provisions of the Plan, and thus the descriptions and summaries contained herein, may be the subject of continuing negotiations among the Debtors and various parties, have not been finally agreed upon, and may be modified. Such modifications, however, will not have a material effect on the distributions contemplated by the Plan.

         Each of AMERCO, AREC and SAC Holding is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The Plan contains separate Classes and proposes recoveries for holders of Claims against and Interests in the Debtors. After careful review of the Debtors' current business operations, estimated recoveries in a liquidation scenario, and the prospects of ongoing business, the Debtors have concluded that the recovery to the Debtors' Creditors and Interestholders will be maximized by the reorganization of AMERCO and AREC, as contemplated by the Plan.

         Specifically, the Debtors believe that their businesses and assets have significant going concern value that would not be realized in a liquidation, either in whole or in substantial part. According to the valuation analysis and the liquidation analysis prepared by management with the assistance of the Debtors' restructuring advisors, Alvarez & Marsal, Inc. ("A&M"), and the other analyses prepared by the Debtors with the assistance of A&M, the Debtors believe that the value of the Estates of the Debtors is significantly greater in the proposed reorganization than in a liquidation.

B.       NOTICE TO HOLDERS OF CLAIMS AND INTERESTS.

         This Disclosure Statement is being transmitted to certain Claimholders for the purpose of soliciting votes on the Plan and to others for informational purposes. The purpose of this Disclosure Statement is to provide adequate information to enable the holder of a Claim against the Debtors to make a reasonably informed decision with respect to the Plan prior to exercising the right to vote to accept or reject the Plan.

         By order entered on November ___, 2003, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind and in sufficient and adequate detail to enable Claimholders that are entitled to vote on the Plan to make an informed judgment with respect to acceptance or rejection of the Plan. THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE EITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.

         ALL CLAIMHOLDERS ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS APPENDICIES CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR TO REJECT THE PLAN. This Disclosure Statement contains important information about the Plan, considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Chapter 11 Cases.

         THIS DISCLOSURE STATEMENT AND THE OTHER MATERIALS INCLUDED IN THE SOLICITATION PACKAGE ARE THE ONLY DOCUMENTS AUTHORIZED BY THE COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. No solicitation of votes may be made except after distribution of this Disclosure Statement, and no person has been authorized to distribute any information concerning the Debtors or the Plan other than the information contained herein.

         CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD-LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL OR FUTURE RESULTS. Except with respect to the projections set forth in Appendix 4 and Appendix 5 attached hereto (collectively, the "Projections"), and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. None of the Debtors, the Reorganized Debtors or SAC Holding intend to update the Projections for the purposes hereof; thus, the Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Projections. Further, the Debtors do not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the delivery of this Disclosure Statement does not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date hereof.

         EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND MAY NOT HAVE BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

         THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE JOINT PLAN OF REORGANIZATION OF AMERCO AND AREC, AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

         ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND THE EXHIBITS ANNEXED TO THE PLAN AND APPENDICIES ANNEXE TO THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF. IN THE EVENT OF ANY CONFLICT BETWEEN THE DESCRIPTION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE TERMS OF THE PLAN, THE TERMS OF THE PLAN WILL GOVERN.

         THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE UNITED STATES BANKRUPTCY CODE AND RULE 3016(b) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW. THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF THE DEBTORS AND AFFILIATES SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

         THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN DOCUMENTS RELATED TO THE PLAN, CERTAIN EVENTS IN THE CHAPTER 11 CASES, AND CERTAIN FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT SUCH SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS' MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR CHAPTER 11 INTERESTS IN, AMERCO OR AREC, DEBTORS AND POSSESSION-IN-POSSESSION IN THESE CASES.

         NONE OF THE OTHER DIRECT AND INDIRECT SUBSIDIARIES OF AMERCO AND AREC HAVE COMMENCED CHAPTER 11 CASES OR SIMILAR PROCEEDINGS IN THIS OR ANY OTHER JURISDICTION. THESE SUBSIDIARIES, INCLUDING, WITHOUT LIMITATION, U-HAUL INTERNATIONAL, INC., U-HAUL SALES & LEASING CO., U-HAUL CO. (CANADA), LTD., OXFORD LIFE INSURANCE COMPANY AND REPUBLIC WESTERN

INSURANCE COMPANY, ARE NOT AFFECTED BY THE CHAPTER 11 CASES AND CONTINUE TO OPERATE THEIR BUSINESSES OUTSIDE OF BANKRUPTCY. IN ADDITION, ALTHOUGH SAC HOLDING IS A PROPONENT OF THE PLAN, SAC HOLDING HAS NOT, AND WILL NOT COMMENCE A CHAPTER 11 CASE OR OTHER SIMILAR PROCEEDINGS.

C.       SUMMARY OF TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN.

         Although the Plan constitutes a joint plan of reorganization for the Debtors, the Plan does not provide for the substantive consolidation of the Debtors' Estates. The Plan contains separate classes for holders of Claims against, and Interests in, each of the Debtors. As required by the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified.

         The table below summarizes the classification and treatment of the principal prepetition Claims and Interests under the Plan. The classification and treatment for all Classes are described in more detail in Article VII of the Plan. The table below also sets forth the Debtors' estimates of the amount of Claims that will ultimately become allowed in each Class based upon review by the Debtors of all Claims scheduled by the Debtors, consideration of the provisions of the Plan that affect the allowance of certain Claims, and a general estimate of the amount by which Allowed Claims may ultimately exceed the amount of the Claims scheduled by the Debtors. As set forth in the table below, the Plan provides for the payment in full of all Allowed Claims in each Class, and the holders of Interests are unimpaired by the Plan.

         The Debtors' restructuring advisor, A&M, performed a valuation of the Reorganized Debtors based on information and financial projections provided by the Debtors. The valuation assumptions include, among other things, an assumption that the results projected for the Reorganized Debtors will be achieved in all material respects. However, no assurance can be given that the projected results will be achieved. To the extent that the valuation assumptions are dependent upon the achievement of the results projected by the Debtors, the valuation assumptions must be considered speculative. The valuation assumptions also consider, among other matters, (i) market valuation information concerning certain publicly traded securities of certain other companies that are considered relevant, (ii) certain general economic and industry information considered relevant to the business of the Reorganized Debtors, and (iii) such other investigations and analyses as were deemed necessary or appropriate. The Debtors and A&M believe these valuation assumptions are reasonable.

         THE FOREGOING VALUATION ASSUMPTIONS ARE NOT A PREDICTION OR REFLECTION OF POST-CONFIRMATION TRADING PRICES OF THE COMMON STOCK, PREFERRED STOCK OR ANY DEBT SECURITIES ISSUED BY THE REORGANIZED DEBTORS AND SAC HOLDING UNDER THE PLAN. SUCH SECURITIES MAY TRADE AT SUBSTANTIALLY HIGHER OR LOWER PRICES BECAUSE OF A NUMBER OF FACTORS, INCLUDING THOSE DISCUSSED IN ARTICLE XII OF THE PLAN. THE TRADING PRICES OF DEBT SECURITIES ISSUED UNDER A PLAN OF REORGANIZATION ARE SUBJECT TO MANY UNFORESEEABLE CIRCUMSTANCES AND THEREFORE CANNOT BE PREDICTED.

         In addition, for certain Classes of Claims, the actual amounts of Allowed Claims could materially exceed or could be materially less than the estimated amounts shown in the table that follows. Accordingly, for these reasons, no representation can be or is being made with respect to whether the estimated percentage recoveries set forth in the table below will actually be realized by the holders of Allowed Claims in any particular Class. THE PLAN CONTEMPLATES AND PROVIDES FOR THE PAYMENT IN FULL OF ALL ALLOWED CLAIMS AGAINST THE DEBTORS. ACCORDINGLY, FOR PURPOSES OF CALCULATING ESTIMATED RECOVERIES, THE FOLLOWING TABLE DOES NOT GIVE EFFECT TO THE SUBORDINATION RIGHTS OF VARIOUS PARTIES.

         FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISK AND OTHER FACTORS PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, PLEASE SEE THE "DESCRIPTION OF THE REORGANIZATION PLAN" AND "CERTAIN FACTORS TO BE CONSIDERED," SECTIONS OF THIS DISCLOSURE STATEMENT.

CLASS         CLASS DESCRIPTION                                           TREATMENT UNDER PLAN
-----         -----------------                                           --------------------
  1       JP Morgan Claims                      As of the Petition Date, the unpaid principal amount of the JPMorgan
                                                Claims was $205,000,000. The JPMorgan Claims are secured by
          (IMPAIRED; ENTITLED TO VOTE.)         intercompany receivables, and certain of the Debtors' subsidiaries have guaranteed the JPMorgan Claims. On or about September 10, 2003, the
          ESTIMATED AMOUNT                      Debtors made, pursuant to an order of the Bankruptcy Court, an adequate
          OF CLAIMS: $153,750,000               protection payment to the holders of the JPMorgan Claims in the amount of $51,250,000. The Debtors and the holders of more than two-thirds of
          PERCENTAGE RECOVERY: 100%             the aggregate amount of the JPMorgan Claims have entered into the
                                                Restructuring Agreement (Revolver Lenders), which sets forth the treatment of the JPMorgan Claims under the Plan. Subject to the
                                                Debtors' compliance with the disclosure and solicitation provisions of section 1125 of the Bankruptcy Code, the holders of the JPMorgan Claims that are parties to the Restructuring Agreement (Revolver Lenders), have agreed to vote to accept the Plan. On the Effective Date, the holders of the JPMorgan Claims will receive, in full and final satisfaction of the JPMorgan Claims, their Pro Rata portion of: (a)
                                                Cash in the amount of $71,750,000; (b) Cash in an amount equal to any and all accrued but unpaid interest on the principal amount outstanding under the JPMorgan Chase Credit Facility up to and including the
                                                Effective Date, payable at the non-default rate of interest under the
                                                JPMorgan Chase Credit Facility, plus reasonable costs and expenses, including professional fees, recoverable thereunder; (c) $48,400,000 in aggregate principal amount of the New Term Loan A Notes issued pursuant to the Exit Financing Facility; and (d) $33,600,000 in aggregate principal amount of the New Term Loan B Notes issued pursuant to the
                                                New Term Loan B Notes Indenture. If the Debtors do not comply with the syndication terms in the Restructuring Agreement (Revolver Lenders) by arranging for the placement of at least $20,000,000 in New Term Loan B
                                                Notes to unrelated third party market participants, then the holders of the JPMorgan Claims will receive an additional $33,600,000 in New Term
                                                Loan A Notes in lieu of any distribution of New Term Loan B Notes, which will result in a reduction in the amount of Cash to be paid to the holders of Allowed Claims in Class 7 under the Plan.

   2      Other Priority Claims                 Other Priority Claims are primarily claims, if any, held by current and former employees of the Debtors for unpaid wages, salaries, bonuses,
          (UNIMPAIRED; DEEMED TO ACCEPT.)       severance pay, vacation pay, and other unpaid employee benefits. The
                                                Debtors believe that there are no valid Other Priority Claims. However,
          ESTIMATED AMOUNT                      in the event there are any valid Other Priority Claims, the Debtors or
          OF CLAIMS: $0                         Reorganized Debtors, as applicable, will either pay such claims in full in Cash or, if necessary, agree with the claimholder to some other
          PERCENTAGE RECOVERY: N/A              mutually agreeable compensation arrangement.

CLASS           CLASS DESCRIPTION                                          TREATMENT UNDER PLAN
-----           -----------------                                          --------------------
   3      Citibank Claims                       Citibank Claims arise out of a synthetic lease facility with AREC.
                                                Although title to the real property subject to the synthetic lease
          (IMPAIRED; ENTITLED TO VOTE;          facility is in the name of a special purpose entity, for purposes of the
          SUBJECT TO ALTERNATIVE TREATMENT.)    Chapter 11 Cases, the Citibank Claims are treated as Secured Claims.
                                                AMERCO has guaranteed the Citibank Claims. During the Chapter 11 Cases,
          ESTIMATED AMOUNT                      the holders of the Citibank Claims have stipulated that the value of the
          OF CLAIMS: $101,000,000               real property subject to the synthetic lease facility exceeds the amount of the Citibank Claims. The Debtors are actively pursuing a transaction
          PERCENTAGE RECOVERY: 100%             (defined in the Plan as the Carey Sale Transaction) which, if consummated, would involve a sale of the real property subject to the synthetic lease facility, and payment in full of the Citibank Claims.
                                                There can be no assurance that the Carey Sale Transaction will be consummated prior to the Effective Date of the Plan. As a result, the
                                                Plan provides for the following alternative treatments of the Citibank
                                                Claims, each of which will be in full and final satisfaction of the
                                                Citibank Claims:

                                                     - Carey Sale Transaction closes and holders of Citibank Claims vote to accept the Plan. On or before the Effective Date of the Plan, the
                                                Citibank Claimholders will receive an amount of Cash from the Carey Sale
                                                Proceeds equivalent to the amount of the Allowed Citibank Secured Claim, excluding therefrom, if applicable, any fine, penalty, interest or cost arising from or related to a default under the Citibank Master Lease and the Citibank Operative Documents, provided that: (i) the Carey Sale
                                                Agreement has been approved by a Final Order of the Bankruptcy Court on or before the Effective Date; (ii) the Carey Sale Transaction closes in accordance with the Carey Sale Agreement, including the payment of the
                                                Carey Sale Proceeds, on or before the Effective Date; and (iii) holders of the Citibank Claims have voted to accept the Plan by the statutory prerequisites for such acceptance set forth in section 1126 of the
                                                Bankruptcy Code.

                                                     - Carey Sale Transaction does not close and holders of Citibank
                                                Claims vote to accept the Plan. Reorganized AREC will, on the Effective
                                                Date of the Plan, execute and deliver the Restated Citibank Master Lease and the Restated Citibank Operative Documents, and Reorganized AMERCO
                                                will, on the Effective Date of the Plan, execute and deliver the New
                                                Citibank Guaranty. Under the Restated Citibank Master Lease and the
                                                Restated Citibank Operative Documents, the maturity date of the synthetic lease facility will be extended for a period of five (5) years following the Effective Date and the Base Rent will be increased to ___
                                                % of the existing Base Rent.

                                                     - Carey Sale Transaction does not close and holders of Citibank
                                                Claims vote to reject the Plan. The Debtors reserve the right, in their sole discretion, either to: (i) surrender to the Citibank Claimholders all of their right, title and interest in and to

CLASS           CLASS DESCRIPTION                                          TREATMENT UNDER PLAN
-----           -----------------                                          --------------------
                                                the Citibank Properties in full and final satisfaction of all Claims arising under or related to the Citibank Master Lease and the Citibank
                                                Operative Documents, together with Cash in an amount equivalent to the
                                                Unsecured Deficiency Claim, if any such Claim exists, of the Citibank
                                                Claimholders as determined by a Final Order of the Bankruptcy Court pursuant to the Citibank Valuation Hearing; (ii) provide for the treatment of the Citibank Claims in accordance with the alternative treatment set forth in Article 5.3(a) and (b) of the Plan; or (iii)
                                                provide such other treatment of the Citibank Claims that complies with section 1129 (b) of the Bankruptcy Code. If the Bankruptcy Court
                                                determines, as part of the Citibank Valuation Hearing, that the value of the Citibank Properties exceeds the amount of the Allowed Citibank
                                                Claims, and the Debtors have selected the alternative treatment set forth in Article 5.3(c)(1) of the Plan, the holders of the Citibank
                                                Claims shall pay in Cash to the Debtors the amount of the excess value.

   4      BMO Claims                            BMO Claims arise out of a synthetic lease facility with AREC and U-Haul.
                                                Although title to the real property subject to the synthetic lease
          (IMPAIRED; ENTITLED TO VOTE;          facility is in the name of a special purpose entity, for purposes of the
          SUBJECT TO ALTERNATIVE                Chapter 11 Cases, the BMO Claims are treated as Secured Claims. AMERCO
          TREATMENT.)                           has guaranteed the BMO Claims. During the Chapter 11 Cases, the holders of the BMO Claims have stipulated that the value of the real property
          ESTIMATED AMOUNT                      subject to the synthetic lease facility exceeds the amount of the BMO
          OF CLAIMS: $149,000,000               Claims. The Debtors are actively pursuing a transaction (defined in the
                                                Plan as the Carey Sale Transaction) which, if consummated, would involve
          PERCENTAGE RECOVERY: 100%             a sale of the real property subject to the synthetic lease facility, and payment in full of the BMO Claims. There can be no assurance that the
                                                Carey Sale Transaction will be consummated prior to the Effective Date of the Plan. As a result, the Plan provides for the following alternative treatments of the BMO Claims, each of which will be in full and final satisfaction of the BMO Claims:

                                                     - Carey Sale Transaction closes and holders of BMO Claims vote to accept the Plan. On or before the Effective Date of the Plan, the BMO
                                                Claimholders will receive an amount of Cash from the Carey Sale Proceeds equivalent to the amount of the Allowed BMO Secured Claim, excluding therefrom, if applicable, any fine, penalty, interest or cost arising from or related to a default under the BMO Master Lease and the BMO
                                                Operative Documents, provided that: (i) the Carey Sale Agreement will have been approved by a Final Order of the Bankruptcy Court on or before the Effective Date; (ii) the Carey Sale Transaction closes in accordance with the Carey Sale Agreement, including the payment of the Carey Sale
                                                Proceeds, on or before the Effective Date; and (iii) the BMO Claims will have voted to accept the Plan by the statutory prerequisites for such acceptance

CLASS           CLASS DESCRIPTION                                          TREATMENT UNDER PLAN
-----           -----------------                                          --------------------
                                                set forth in section 1126 of the Bankruptcy Code.

                                                     - Carey Sale Transaction does not close and holders of BMO Claims vote to accept the Plan. Reorganized AREC will, on the Effective Date of the Plan, execute and deliver the Restated BMO Master Lease and the
                                                Restated BMO Operative Documents, and Reorganized AMERCO will, on the
                                                Effective Date of the Plan, execute and deliver the New BMO Guaranty.
                                                Under the Restated BMO Master Lease and the Restated BMO Operative
                                                Documents, the maturity date of the synthetic lease facility will be extended for a period of five (5) years following the Effective Date and the Base Rent will be increased to ___ % of the existing Base Rent.

                                                     - Carey Sale Transaction does not close and holders of BMO Claims vote to reject the Plan. The Debtors reserve the right, in their sole discretion, either to: (i) surrender to the BMO Claimholders all of their right, title and interest in and to the BMO Properties in full and final satisfaction of all Claims arising under or related to the BMO
                                                Master Lease and the BMO Operative Documents, together with Cash in an amount equivalent to the Unsecured Deficiency Claim, if any such Claim exists, of the BMO Claimholders as determined by a Final Order of the
                                                Bankruptcy Court pursuant to the BMO Valuation Hearing; (ii) provide for the treatment of the BMO Claims in accordance with the alternative treatment set forth in Article 5.4(a) and (b) of the Plan; or (iii)
                                                provide such other treatment of the BMO Claims that complies with section 1129 (b) of the Bankruptcy Code. If the Bankruptcy Court
                                                determines, as part of the BMO Valuation Hearing, that the value of the
                                                Citibank Properties exceeds the amount of the Allowed BMO Claims, and the Debtors have selected the alternative treatment set forth in Article
                                                5.4(c)(1) of the Plan, the holders of the BMO Claims shall pay in Cash to the Debtors the amount of the excess value.

   5      Other Unsecured Claims                Other Unsecured Claims include any and all Claims against the Debtors as of the Petition Date not secured by a charge against, an interest in or
          (UNIMPAIRED; DEEMED TO ACCEPT.)       lien on property in which a Debtors' Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, including
          ESTIMATED AMOUNT                      the Claims of RepWest not governed in the Insurance First Day Order as
          OF CLAIMS: $_______                   of the Effective Date, excluding therefrom Priority Claims, AMERCO
                                                Unsecured Claims and Claims with respect to AMERCO/AREC Guaranty
          PERCENTAGE RECOVERY: 100%             Obligations. The Debtors believe that the Claims in Class 5 are comprised primarily of the contingent and unliquidated Claims of
                                                RepWest, when and if such Claims become Allowed Claims. Each holder of an Allowed Other Unsecured Claim, including the Claims of RepWest, once they become Allowed Claims, will receive the payment of Cash equal to the amount of such holders' Allowed Class 5 Other Unsecured Claim upon the later to occur

CLASS           CLASS DESCRIPTION                                          TREATMENT UNDER PLAN
-----           -----------------                                          --------------------
                                                of (i) the Effective Date, (ii) the date upon which such Allowed Other
                                                Unsecured Claim would be paid in the ordinary course of the Debtors or
                                                Reorganized Debtors business, or (iii) such other date as the holder of the Allowed Class 5 Other Unsecured Claim will have agreed.

   6      AREC Note Claims                      AREC Note Claims are general unsecured claims against AREC and include any Claim arising under, from or relating to the following: (a) the
          (IMPAIRED; ENTITLED TO VOTE.)         $95,000,000 original principal amount of Senior Secured Notes, Series A, due April 30, 2012; and (b) the $5,000,000 original principal amount of
          ESTIMATED AMOUNT                      Senior Notes, Series B, due April 30, 2007, each issued by AREC under
          OF CLAIMS: $100,000,000               those certain Note Purchase Agreements, each dated March 15, 2002, as amended or modified from time to time, between AREC and the holders of
          PERCENTAGE RECOVERY: 100%             the Series A and Series B Notes. AMERCO has guaranteed the AREC Note
                                                Claims. On August 12, 2003, the holders of the AREC Note Claims and AREC entered into the Restructuring Agreement (AREC Noteholders), which sets forth the treatment of the AREC Note Claims under the Plan. Subject to the Debtors' compliance with the disclosure and solicitation provisions of section 1125 of the Bankruptcy Code, the holders of the AREC Note
                                                Claims have agreed to vote to accept the Plan. On the Effective Date, the AREC Note Claimholders will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, their AREC
                                                Note Claims, a Pro Rata portion of: (a) Cash in the amount of
                                                $65,000,000; (b) Cash in an amount equal to the sum of (i) any and all accrued but unpaid interest on the AREC Notes from October 15, 2002 up to but not including the AREC Petition Date, payable at the default rate of interest under the AREC Notes, and (ii) any and all accrued and unpaid interest under the AREC Notes from the AREC Petition Date up to but not including the Effective Date, payable at the non-default rate of interest under the AREC Notes; (c) $18,600,000 in aggregate principal amount of the New Term Loan A Notes issued pursuant to the Exit
                                                Financing Facility; and (d) $16,400,000 in aggregate principal amount of the New Term Loan B Notes issued pursuant to the New Term Loan B Notes
                                                Indenture. If the Debtors do not comply with the syndication terms in the Restructuring Agreement (AREC Noteholders) by arranging for the placement of at least $20,000,000 in New Term Loan B Notes to unrelated third party market participants, the holders of the AREC Note Claims will receive an additional $16,400,000 in New Term Loan A Notes in lieu of any distribution of New Term Loan B Notes, which will result in a reduction of the amount of Cash to be paid to the holders of Allowed
                                                Claims in Class 7 under the Plan.

   7      AMERCO Unsecured Claims               AMERCO Unsecured Claims include any Claim arising under, from or relating to the following: (a) the AMERCO Notes; (b) the BBATs; (c) the
                                                Terminated Swaps; (d) the JPMorgan Support

CLASS           CLASS DESCRIPTION                                          TREATMENT UNDER PLAN
-----           -----------------                                          --------------------
          (IMPAIRED; ENTITLED TO VOTE.)         Party Obligation; and (e) Post-Petition Interest on such AMERCO
                                                Unsecured Claims, but only to the extent the Bankruptcy Court determines
          ESTIMATED AMOUNT                      that such Post-Petition interest will be included as an Allowed Class 7
          OF CLAIMS: $710,000,000               Claim. Upon the occurrence of the Effective Date, each holder of Allowed
                                                AMERCO Unsecured Claim will receive, in full satisfaction, settlement,
          PERCENTAGE RECOVERY: 100%             release, and discharge of, and in exchange for, such AMERCO Unsecured Claims such holder's Pro Rata portion of the following: (a) Cash in the amount of $143,000,000, provided, however, that the amount of Cash will be increased by the same amount, if any, by which the principal amount of New Term Loan B Notes distributed to the AMERCO Unsecured Claimholders is less than
                                                $200,000,000; (b) the SAC Holding Senior Notes; (c) the New Term Loan B
                                                Notes in the principal amount of $200,000,000, provided, however, that the amount of the New Term Loan B Notes distributed to the AMERCO
                                                Unsecured Claimholders will be decreased by the same amount, if any, of the New Term Loan B Notes distributed to the AREC Note Claimholders and the holders of the JPMorgan Claims as a result of the satisfaction by the Debtors of the JPMorgan Syndication Terms and the AREC Syndication
                                                Terms as provided in Article 5.1 and Article 5.6 of the Plan; and (d)
                                                the New AMERCO Notes.

   8      Oxford Claims                         Oxford Claims include all Claims arising under, from or relating to the financial accommodations made available to AMERCO by Oxford as evidenced
          (UNIMPAIRED; DEEMED TO ACCEPT.)       by: (a) that certain $15,000,000 Promissory Note, dated June 27, 2002, issued by AMERCO to Oxford; (b) that certain $1,700,000 Promissory Note,
          ESTIMATED AMOUNT                      dated June 27, 2002, issued by AMERCO to Christian Fidelity Life
          OF CLAIMS: $17,500,000                Insurance Company; and (c) that certain $800,000 Promissory Note, dated
                                                June 27, 2002, issued by AMERCO to North American Insurance Agency. On
          PERCENTAGE RECOVERY: 100%             the Effective Date, the Allowed Oxford Claims will be paid in full in
                                                Cash.

   9      Intercompany Claims                   Intercompany Claim means a Claim by a Debtor, an Affiliate of a Debtor, or a non-Debtor Affiliate against another Debtor, Affiliate of a Debtor,
          (UNIMPAIRED; DEEMED TO ACCEPT.)       or non-Debtor Affiliate. The Plan will not alter, impair or discharge any of Allowed Intercompany Claims.
          ESTIMATED AMOUNT
          OF CLAIMS: N/A

          PERCENTAGE RECOVERY: N/A

  10      Preferred Stock Interests             Preferred Stock Interests include the outstanding shares of the Series
                                                A 8-1/2% Preferred Stock, no par value, of AMERCO as set forth in the
          (UNIMPAIRED; DEEMED TO ACCEPT.)       Restated Articles of Incorporation, as amended, together with all rights arising thereunder, including, without limitation, unpaid
          ESTIMATED AMOUNT                      dividends. The Plan does not alter or otherwise

CLASS           CLASS DESCRIPTION                                          TREATMENT UNDER PLAN
-----           -----------------                                          --------------------
          OF CLAIMS: N/A                         impair any of the Allowed Preferred Stock Interests.

          PERCENTAGE RECOVERY: N/A

  11      Existing Common Stock and Other       Existing Common Stock means shares of common stock, par value $0.25 per
          Interests                             share, of AMERCO that are authorized, issued and outstanding prior to the Effective Date. Other Interests means the preferred share purchase
          (UNIMPAIRED; DEEMED TO ACCEPT.)       rights issued by AMERCO pursuant to that certain stock-holder rights plan adopted by the Board of Directors of AMERCO in July 1998, with each
          ESTIMATED AMOUNT                      such right entitling its holder to purchase from AMERCO one
          OF CLAIMS:                 N/A        one-hundredth of a share of Series C Junior Participation Preferred
                                                Stock (Series C), no par value per share of AMERCO, at a price of
          PERCENTAGE RECOVERY:       N/A        $132.00 per one one-hundredth (1/100th) of a share of Series C, subject to adjustment. The Plan does not alter or otherwise impair the Allowed
                                                Existing Common Stock and Other Interests.

D.       GENERAL VOTING PROCEDURES, BALLOTS, AND VOTING DEADLINE.

         Accompanying this Disclosure Statement are, among other things, copies of (1) the Plan (Appendix 1 hereto); (2) the notice of, among other things, the time for submitting Ballots to accept or reject the Plan; the date, time and place of the hearing to consider the confirmation of the Plan and related matters, and the time for filing objections to the confirmation of the Plan (the "Confirmation Hearing Notice"); and (3) if you are entitled to vote, one or more Ballots (and return envelopes) to be used by you in voting to accept or to reject the Plan.

         After carefully reviewing the Plan, this Disclosure Statement, and (if you are entitled to vote) the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Plan by checking the appropriate box on the enclosed Ballot. Please complete and sign your original Ballot (copies will not be accepted) and return it in the envelope provided. You must provide all of the information requested by the appropriate Ballot. Failure to do so may result in the disqualification of your vote on such Ballot. Each Ballot has been coded to reflect the Class of Claims it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement.

         In order for your vote to be counted, your Ballot must be properly completed as set forth above and in accordance with the voting instructions on the Ballot and ACTUALLY RECEIVED no later than ____________ at _______. (prevailing Pacific time) (the "Voting Deadline") by the Voting Agent responsible for collecting Ballots pertaining to your claim. ___________________ is the Voting Agent for all claimholders voting on the plan. Your Ballot contains the contact information for the Voting Agent. The contact information for the Voting Agent is also listed below.

         BALLOTS RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE COUNTED. BALLOTS SHOULD NOT BE DELIVERED DIRECTLY TO THE DEBTORS, THE COURT, THE STATUTORY COMMITTEES OR COUNSEL TO THE DEBTORS OR COUNSEL TO THE STATUTORY COMMITTEES.

QUESTIONS ABOUT VOTING PROCEDURES

         If (l) you have any questions about (a) the procedure for voting your Claim, (b) the packet of materials that you have received, or (c) the amount of your Claim holdings, or (2) you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents please contact:

THE TRUMBULL GROUP                          SQUIRE, SANDERS & DEMPSEY L.L.P.
4 Griffin Road North                        40 North Central Avenue, Suite 2700
Windsor, Connecticut 06095           OR     Phoenix, Arizona 85004
Attn: Ronnie Kryjak                         Attn: Sean T. Cork
Telephone: (860) 687-7569                   Telephone: (602) 528-4000
e-mail: rkryjak@trumbullgroup.com           e-mail: scork@ssd.com

         For further information and instructions on voting to accept or reject the Plan, see Article XVII - VOTING REQUIREMENTS OF THE PLAN.

E.       CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION.

         Pursuant to section 1128 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3017(c), the Bankruptcy Court has scheduled the Confirmation Hearing to begin on January 12, 2004, at 9:30 a.m. (prevailing Pacific time) before the Honorable Gregg W. Zive, United States Bankruptcy Judge, at the C. Clifton Young Federal Building, 300 Booth Street, Courtroom 1, Reno, Nevada 89509. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be filed with the Clerk of the Bankruptcy Court and served so that they are ACTUALLY RECEIVED on or before __________________, at _________ (prevailing Pacific time) by:

COUNSEL TO THE DEBTORS:                     THE UNITED STATES TRUSTEE:

SQUIRE, SANDERS & DEMPSEY L.L.P.            OFFICE OF THE UNITED STATES TRUSTEE
Two Renaissance Square                      300 Booth Street, Room 2129
40 North Central Avenue, Suite 2700         Reno, NV 89509
Phoenix, Arizona 85004                      Attn: Nicholas Strozza
Attention: Craig D. Hansen, Esq.            Telephone: (775) 784-5335

COUNSEL FOR THE PRE-PETITION LENDERS        COUNSEL TO THE AREC NOTEHOLDERS:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP    MCDERMOTT, WILL & EMERY
300 South Grand Avenue                      227 West Monroe Street
Los Angeles, California 90071-3144          Chicago, Illinois 60606
Attention: Richard B. Levin, Esq.           Attention: Nathan Coco, Esq.

COUNSEL TO THE CREDITORS' COMMITTEE:        COUNSEL TO THE EQUITY COMMITTEE:

MILBANK, TWEED, HADLEY & MCCLOY LLP         STUTMAN, TREISTER & GLATT PC
601 South Figueroa Street                   1901 Avenue of the Stars, 12th Floor
Los Angeles, California 90017               Los Angeles, California 90067
Attention: Paul S. Aronzon, Esq.            Attention: Charles D. Axelrod, Esq.

         THE DEBTORS BELIEVE THAT THE PLAN PROVIDES THE BEST RECOVERIES POSSIBLE FOR THE HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, AS APPLICABLE. EACH OF THE DEBTORS STRONGLY RECOMMENDS THAT YOU VOTE TO ACCEPT THE PLAN.

                      II. BACKGROUND OF THE PLAN PROPONENTS

A.       OVERVIEW OF BUSINESS OPERATIONS.

         AMERCO is a Nevada corporation and is the holding company for U-Haul International, Inc. ("U-Haul"), AREC, RepWest and Oxford Life Insurance Company ("Oxford"). AMERCO's executive offices are located at 1325 Airmotive Way, Suite 100, Reno, Nevada 89502-3239, and the telephone number is (775) 688-6300. AMERCO has four industry segments represented by Moving and Storage Operations (U-Haul), Real Estate Operations (AREC), Property and Casualty Insurance (RepWest) and Life Insurance (Oxford).

         U-Haul was founded in 1945 under the name "U-Haul Trailer Rental Company". From 1945 to 1974, U-Haul rented trailers and, starting in 1959, trucks on a one-way and In-Town(R) basis, exclusively through independent dealers. Since 1974, U-Haul has developed a network of rental centers (U-Haul Centers) through which U-Haul also rents its trucks and trailers and provides related products and services (e.g., the sale and installation of hitches, as well as the sale of boxes and other moving and storage supplies). At March 31, 2003, U-Haul's distribution network included 1,350 centers operated by AMERCO or one of its Affiliates and 14,274 independent dealers.

         Throughout the 1990's, AMERCO began to exploit synergies with U-Haul's truck and trailer rental business by aggressively pursuing the expansion of its self-storage business, and established SAC Holding and its subsidiaries, as a vehicle to finance a portion of this expansion. The properties are owned by various subsidiaries of SAC Holding, and are managed by U-Haul, for a management fee, under property management agreements. SAC Holding financed the purchase of the self-storage properties through various combinations of senior loans from third-party lenders and borrowings from AMERCO. In this regard, AMERCO and its subsidiaries have made significant loans to SAC Holding and are entitled to participate in SAC Holdings' excess cash flow (after senior debt service). Mark
V. Shoen, a significant shareholder of AMERCO and executive officer of U-Haul, owns substantially all of the equity interest of SAC Holding. AMERCO does not have an equity ownership interest in SAC Holding. AMERCO is not liable for the debts of SAC Holding and there are no default provisions in AMERCO's indebtedness that cross-default to SAC Holdings' obligations nor are there provisions in SAC Holdings' indebtedness that cross-default to the obligations of AMERCO or its Subsidiaries.

Moving and Storage Operations.

         Moving and self-storage operations consist of the rental of equipment such as trucks and trailers, the sale of moving and storage supplies such as boxes, tape and rope, and the rental of self-storage spaces to both moving and storage customers. Operations are conducted using the registered tradename U-Haul(R) throughout the United States and Canada.

         The U-Haul business strategy remains focused on do-it-yourself moving and self-storage customers. U-Haul believes that customer access, in terms of truck or trailer availability and proximity of rental locations, is critical to its success. Under the U-Haul name, AMERCO's strategy is to offer, in an integrated manner over an extensive and geographically diverse network of 15,624 AMERCO operated Centers and independent dealers, a wide range of products and services to do-it-yourself moving and self-storage customers.

         Moving Operations

         U-Haul has a variety of product offerings. Rental trucks are designed with do-it-yourself customers in mind. U-Haul trailers are suited to the low profile of many newly manufactured automobiles. As of March 31, 2003, the U-Haul rental equipment fleet consisted of approximately 92,000 trucks, 73,000 trailers and 19,000 tow dollies. Additionally, U-Haul provides support items such as furniture pads, utility dollies and handtrucks.

         Independent dealers receive U-Haul equipment on a consignment basis and are paid a commission on gross revenues generated from their rentals. U-Haul maintains contracts with its independent dealers that may typically be terminated upon 30 days written notice by either party.

         Historically U-Haul has designed and manufactured its truck van boxes, trailers and various other support rental equipment items. Truck chassis are manufactured by both foreign and domestic truck manufacturers. These chassis receive certain post-delivery modifications and are joined with van boxes at strategically located AMERCO-owned manufacturing and assembly facilities in the United States. From time to time, U-Haul buys its truck bodies from a third party provider of such items.

         U-Haul services and maintains its trucks and trailers through an extensive preventive-maintenance program, generally performed at AMERCO-owned facilities located at or near U-Haul Centers. Major repairs are performed either by the chassis manufacturers' dealers or by AMERCO-owned repair shops.

         Self-Storage Business

         U-Haul entered the self-storage business in 1974 and has increased its presence in the industry through the acquisition and conversion of existing facilities and new construction. In addition, U-Haul has entered into management agreements to manage self-storage properties owned by others, including SAC Holding. U-Haul has also entered into a strategic and financial partnership with Private Mini Storage Realty, L.P., a Texas-based operator of self-storage properties ("PMSR").

         Through 980 owned or managed self-storage locations in the United States and Canada, U-Haul offers for rent more than 28,600,000 square feet of self-storage. U-Haul's self-storage facility locations range in sizes up to 152,600 square feet of storage space, with individual storage units in sizes from 15 to 400 square feet.

         The primary market for storage rooms is the storage of household goods. With the addition of 18,833 storage rooms during fiscal year 2003, the average occupancy rate of same store facilities operating over one year was 82.9%, with modest seasonal variations.

Real Estate Operations

         AREC owns approximately 90% of the Debtors and their Subsidiaries real estate assets, exclusive of real estate assets owned by SAC Holdings and its subsidiaries. U-Haul, RepWest, Oxford and their Subsidiaries own the remainder of the real estate assets. AREC is responsible for overseeing property acquisitions, dispositions and managing environmental risks of the properties.

Insurance

         Property and Casualty Insurance

         RepWest originates and reinsures property and casualty-type insurance products for various market participants, including independent third parties, U-Haul's customers, independent dealers and AMERCO. In April 2003, RepWest announced that in connection with AMERCO's overall restructuring efforts, in order to reduce costs and to build upon its core strengths, RepWest is exiting non-U-Haul related lines of business.

         Life Insurance

         Oxford originates and reinsures annuities, credit life and disability, single premium whole life, group life and disability coverage, and Medicare supplement insurance. Oxford also administers the self-insured employee health and dental plans for AMERCO.

         On November 13, 2000, Oxford acquired all of the issued and outstanding shares of Christian Fidelity Life Insurance Company ("CFLIC") in an exchange of cash for stock. CFLIC is a Texas-based insurance company specializing in providing supplemental health insurance and is licensed in 31 states. The acquisition was accounted for using the purchase method of accounting and, accordingly, CFLIC's results of operations have been included in the consolidated financial statements since the date of acquisition. Oxford funded the acquisition from available cash and short-term funds.

         Reinsurance

         RepWest and Oxford assume and cede insurance from and to other insurers and members of various reinsurance pools and associations. Reinsurance arrangements are utilized to provide greater diversification of risk and to minimize exposure to large risks. However, the original insurer retains primary liability to the policyholder should the assuming insurer not be able to meet its obligations under the reinsurance agreements.

         Regulation

         RepWest and Oxford are subject to regulation by state insurance regulatory agencies. The regulation extends to such matters as licensing companies and agents, restricting the types, quality or quantity of investments, regulating capital and surplus and actuarial reserve maintenance, setting solvency standards, filing of annual and other reports on financial condition, and regulating trade practices. State laws also regulate transactions and dividends between an insurance company and its parent or affiliates, and generally require prior approval or notification for any change in control of the insurance subsidiary.

         The insurance and reinsurance regulatory framework has been subjected to increased scrutiny by the National Association of Insurance Commissioners ("NAIC"), federal and state legislatures and insurance regulators. These regulators are considering increased regulations, with an emphasis on insurance company investment and solvency issues. It is not possible to predict the future impact of changing state and federal regulations on the operations of RepWest and Oxford.

         RepWest and Oxford investments must comply with the insurance laws of the state of domicile. These laws prescribe the type, quality and concentration of investments that may be made. Moreover, in order to be considered an acceptable reinsurer by cedents and intermediaries, a reinsurer must offer financial security. The quality and liquidity of invested assets are important considerations in determining such security.

         The investment strategies of RepWest and Oxford emphasize protection of principal through the purchase of investment grade fixed-income securities. Approximately 88.0% of RepWest's and 88.6% of Oxford's fixed-income securities consist of investment grade securities (NAIC-2 or greater). The maturity distributions are designed to provide sufficient liquidity to meet future cash needs.

         In 1998, the NAIC adopted the Codification of Statutory Accounting Principles guidance, which replaced the prior Accounting Practices and Procedures manual as the NAIC's primary guidance for statutory accounting as of January 1, 2001. The codification provides guidance for areas where statutory accounting has been silent and changes current statutory accounting practices in some areas. The Arizona Department of Insurance ("DOI") has adopted the Codification guidance, effective January 1, 2001. Oxford and RepWest have implemented the new Codification effective January 1, 2001.

         In order to enhance the regulation of insurer solvency, the NAIC has adopted a formula and model law to implement risk-based capital ("RBC") requirements for insurance companies designed to assess minimum capital requirements and to raise the level of protection that statutory surplus provides for policyholder obligations. The RBC formula measures areas of risk facing insurers. Pursuant to the model law, insurers having less statutory surplus than that required by the RBC calculation will be subject to varying degrees of regulatory action, depending on the level of capital inadequacy.

         The RBC model law provides for four levels of regulatory action. The extent of regulatory intervention and action increases as the level of surplus to RBC decreases. The first level, the Company Action Level (as defined by the NAIC), requires an insurer to submit a plan of corrective actions to the regulator if surplus falls below 200% of the RBC amount. The Regulatory Action Level requires an insurer to submit a plan containing corrective actions and requires the relevant insurance commissioner to perform an examination or other analysis and issue a corrective order if surplus falls below 150% of the RBC amount. The Authorized Control Level gives the relevant insurance commissioner the option either to take the aforementioned actions or to rehabilitate or liquidate the insurer if surplus falls below 100% of the RBC amount. The fourth action level is the Mandatory Control Level that requires the relevant insurance commissioner to rehabilitate or liquidate the insurer if surplus falls below 70% of the RBC amount. Oxford is in compliance with the NAIC minimum RBC requirements. On May 20, 2003, the DOI determined that RepWest's level of RBC allowed for regulatory control and accordingly placed RepWest under supervision.

Selected Financial Information for Plan Proponents

         Set forth in Appendix 2 and Appendix 3 are the following selected financial information for the Debtors and SAC Holding, respectively: (i) statements of operations on a consolidated basis for the fiscal years ended March 31, 2003, March 31, 2002, and, with respect to the Debtors, March 31, 2001, respectively; (ii) balance sheets on a consolidated basis for the fiscal years ended March 31, 2003, March 31, 2002, and, with respect to the Debtors, March 31, 2001, respectively; and (iii) statements of cash flows on a consolidated basis for the fiscal years ended March 31, 2003, March 31, 2002, and, with respect to the Debtors only, March 31, 2001, respectively. The notes that accompany the financial statements relating to the Debtors are contained in AMERCO's Annual Report on Form 10-K for the Fiscal Year Ended March 31, 2003 (the "Form 10-K"). The footnotes are an integral component of these statements and should be read in conjunction with the Form 10-K.

                III. PREPETITION CAPITAL STRUCTURE OF THE DEBTORS

         Prior to the Petition Date, the Debtors' liquidity depended primarily on cash provided from their operations, access to capital markets, bank lines of credit, and sale/leaseback and other real estate financing transactions.

A.       JPMORGAN CHASE CREDIT FACILITY.

         On June 28, 2002, AMERCO entered into a three-year credit facility with JP Morgan Chase (the "JPMorgan Chase Credit Facility"), which provided AMERCO with a line of credit of $205,000,000. The term of the credit facility is three years. The obligations under the credit facility are secured by intercompany receivables. AREC, U-Haul and substantially all other subsidiaries of AMERCO guaranteed the amount outstanding under the credit facility. AMERCO is in default under the terms of the JPMorgan Chase Credit Facility.

B.       PREPETITION NOTES AND RELATED OBLIGATIONS.

         AMERCO is a party to a number of indentures pursuant to which AMERCO issued, prior to the commencement of the Chapter 11 Cases, various unsecured notes and bonds. In particular, AMERCO issued approximately: (i) $175,000,000 in notes under that certain Indenture, dated May 1, 1996, as supplemented, between AMERCO and Citibank, N.A., as original indenture trustee; (ii) $200,000,000 in notes issued under that certain Senior Indenture, dated April 1, 1999, as supplemented, between AMERCO and The Bank of New York, as original indenture trustee; (iii) $110,000,000 in medium-term notes pursuant to that certain Indenture, dated September 10, 1999, between AMERCO and The First National Bank of Chicago, as original indenture trustee; and (iv) $100,000,000 in bonds backed by an asset trust ("BBAT") pursuant to that certain Indenture, dated May 1, 1996, as supplemented, between AMERCO and Citibank, N.A., as original indenture trustee. These obligations are further described below.

                                                          PRINCIPAL AMOUNT OF
                                                               DEBT OWED
MATURITY DATE              INSTRUMENT                      (US$ EQUIVALENT)
-------------              ----------                     ------------------
  05/15/03           7.85% Notes                            $ 175,000,000
  02/04/05           8.80% Notes                            $ 200,000,000
  09/18/06           8.04% Medium Term Notes                $  10,000,000
  09/18/06           8.03% Medium Term Notes                $   5,000,000
  10/02/06           8.04% Medium Term Notes                $  15,000,000
  10/15/04           7.70% Medium Term Notes                $   5,000,000
  01/15/27           7.47% Medium Term Notes                $  40,000,000
  01/21/27           7.23% Medium Term Notes                $  33,000,000
  02/06/17           8.08% Medium Term Notes                $   1,500,000
  10/15/02           7.135% BBAT                            $ 100,000,000

         On October 15, 2002, AMERCO failed to make a $100,000,000 principal payment, a $3,600,000 interest payment, and $26,600,000 in payments under terminated swap agreements to Citibank and Bank of America, in connection with the BBATs. The BBAT default triggered cross-defaults under AMERCO's various other credit arrangements, including the JPMorgan Chase Credit Facility. AMERCO also directly defaulted under the JPMorgan Chase Credit Facility through its inability to obtain incremental net cash proceeds or additional financing in the aggregate amount of at least $150,000,000 prior to October 15, 2002. On May 15, 2003, AMERCO also failed to make a $175,000,000 principal payment on its 7.85% senior notes.

C.       SYNTHETIC LEASES.

         As of March 31, 2003, AREC has approximately $250,000,000 owing under synthetic leases with Bank of Montreal ($149,000,000) and Citibank ($101,700,000), to finance the purchase of various properties, or the construction of facilities on existing properties. Each of the synthetic leases is in cross-default. For purposes of the Chapter 11 Cases, the synthetic leases are treated as secured debt financing.

D.       AREC NOTES.

         AREC issued $95,000,000 of Series A AREC Notes and $5,000,000 of Series B AREC Notes under that certain Note Purchase Agreement, dated March 15, 2002, by and among AREC, as issuer, AMERCO, as guarantor, and the purchasers of the notes thereto. The Series A and Series B AREC Notes, which are further described below, are unsecured obligations of AREC and are defined in the Plan as the AREC Notes.

                                                           PRINCIPAL AMOUNT OF
                                                                DEBT OWED
MATURITY DATE                 INSTRUMENT                    (US$ EQUIVALENT)
-------------                 ----------                   ------------------
   04/30/12               Series A AREC Notes                 $ 95,000,000
   04/30/07               Series B AREC Notes                 $  5,000,000

E.       GUARANTEE OF U-HAUL TRAC LEASE OBLIGATIONS.

         U-Haul's fleet financing consists primarily of Terminal Rental Adjustment Clause Leases ("TRAC Leases"), and the Phillip Morris Leveraged Lease and Like-Kind Exchange arrangements. The TRAC Leases, which are structured to qualify as operating leases, are provided by various lenders to facilitate the acquisition of new rental fleet vehicles. U-Haul purchases the vehicles from Ford or General Motors Corporation ("GM") and then transfers the vehicles to an owner/lessor under a TRAC Lease facility. Pursuant to the TRAC Lease facility, U-Haul receives funding from the owner/lessor. The retail market value of the asset at the end of the lease term (usually 7 years) typically exceeds the residual buy-out amount. Generally, U-Haul exercises its residual buyout option under the TRAC Leases. AMERCO has guaranteed a substantial number of the TRAC Leases.

F.       GUARANTEE OF PHILLIP MORRIS OBLIGATIONS.

         U-Haul, through its subsidiary U-Haul Leasing & Sales Co., entered into leveraged lease and like-kind exchange arrangement with Phillip Morris. The arrangements were guaranteed by AMERCO to finance the acquisition of utility trailers and four-wheel trucks. Both financing structures resemble typical sale-leaseback arrangements, but the like-kind exchange arrangement, which is structured as a TRAC Lease, also contemplates an annual exchange of existing vehicles for new ones.

G.       GUARANTEE OF PMSR OBLIGATIONS.

         PMSR is a Texas-based operator of self-storage rental facilities. SAC Holding holds 79.5% of PMSR, and U-Haul holds a 0.5% interest in PMSR. In 1997, PMSR secured a $225,000,000 senior facility with JP Morgan (the "PMSR Facility"). Under the JP Morgan Support Party Agreement, AMERCO assumes responsibility for fulfilling certain obligations under the PMSR Facility upon default or noncompliance with the debt covenants. AMERCO has executed a Non-Exoneration Agreement in February 2003 whereby it affirmed that its obligation to pay $55,000,000 under the PMSR Facility was valid and binding. AMERCO is currently in default of its JP Morgan Support Party Obligation.

H.       GUARANTEE OF PMPP OBLIGATIONS.

         In March 2003, an affiliate of PMSR, PM Preferred Properties, L.P. ("PMPP"), obtained a $255,000,000 secured credit facility with GMAC Commercial Holding Capital Corp. (the "PMPP

Facility"). Under the PMPP Facility, AMERCO entered into the PMPP Support Party Agreement (the "PMPP Support Agreement"). Under the PMPP Support Party Agreement, AMERCO's maximum support obligation is currently $70,000,000. Prior to the filing of the Chapter 11 Cases, AMERCO was not in default of its support obligations under the PMPP Facility.

I.       EQUITY.

         As of June 30, 2003, there were 20,514,958 shares of AMERCO common stock and 6,100,000 shares of AMERCO preferred stock issued, outstanding and publicly traded. AMERCO's common stock and shares of preferred stock are listed on the Nasdaq National Market ("NNM") and New York Stock Exchange ("NYSE"), respectively. There are a number of continuing requirements that have to be satisfied in order for AMERCO's stock to remain eligible for quotation on the NNM and NYSE, respectively. The closing price per share of AMERCO's common stock and preferred stock on June 20, 2003 (i.e., the date AMERCO commenced its Chapter 11 Case) and October 3, 2003, respectively, is set forth below.

                                      Closing Price on     Closing Price on
                                        June 20, 2003       October 3, 2003
                                      ----------------     ----------------
AMERCO Common Stock                        $ 4.08               $ 18.77
AMERCO Preferred Stock                     $ 9.54               $ 19.50

         New York Stock Exchange Listing Status

         The NYSE has completed a review of the continued listing of the Series A 8 1/2% preferred stock of AMERCO following AMERCO's commencement of the Chapter 11 Case. According to NYSE, this assessment has shown that AMERCO is currently in compliance with all of the NYSE's quantitative continued listing standards. The NYSE will continue to closely monitor events at AMERCO in connection with assessing the appropriateness of continued listing of AMERCO's preferred stock. The NYSE has indicated that it will give consideration to immediate suspension of AMERCO's preferred stock if authoritative advice is received that AMERCO's securities, including the common stock, are without value, or if AMERCO subsequently falls below any of the NYSE's quantitative continued listing standards. In addition, the NYSE noted that it may, at any time, suspend a security if it believes that continued dealings in the security on the NYSE are not advisable.

         Nasdaq Listing Status

         On June 24, 2003, AMERCO received a letter from Nasdaq indicating that, in light of AMERCO's recent Chapter 11 filing, a Nasdaq Listing Qualifications Panel (the "Panel") would consider such filing and associated concerns in rendering a determination regarding AMERCO's continued listing status. Nasdaq has requested, and AMERCO has provided, information regarding AMERCO's Chapter 11 Cases and the anticipated effect of the reorganization process on the shareholders of AMERCO. On August 13, 2003, AMERCO received a letter from Nasdaq indicating that the Panel had determined to continue the listing of AMERCO's common stock on Nasdaq provided that: (1) on or before August 22, 2003, AMERCO files its Annual Report on Form 10-K for the fiscal year ended March 31, 2003, and its Quarterly Report Form 10-Q for the quarter ended June 30, 2003, with the SEC and Nasdaq; (2) on or before deadlines to be determined by the Panel, AMERCO submits to Nasdaq a copy of AMERCO's Plan as filed with the Bankruptcy Court, as well as copies of any amendments to the Plan; documentation evidencing that AMERCO has commenced the solicitation of votes regarding the Plan, as well as documentation evidencing that the Plan has been confirmed by the Bankruptcy Court; and (3) on or before a date to be determined by the Panel, AMERCO submits documentation to Nasdaq evidencing its emergence from bankruptcy. In addition to the foregoing, AMERCO must comply with all other requirements for continued listing on Nasdaq. Although AMERCO did not meet the deadline to file its Form 10-Q as discussed above, it has filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2003, and its Quarterly Report Form 10-Q for the quarter ended June 30, 2003, with the SEC and Nasdaq and as a result of the Chapter 11 filing, Nasdaq removed the "E" from AMERCO's trading symbol. The trading symbol is now "UHALQ".

                     IV. CORPORATE STRUCTURE OF THE DEBTORS

         AMERCO is incorporated in Nevada. It is the parent corporation of numerous direct and indirect subsidiaries, of which only AREC is a Debtor in these jointly administered Chapter 11 Cases. None of AMERCO's other subsidiaries, including U-Haul, RepWest and Oxford, have filed for bankruptcy protection, and each is continuing normal business operations.

A.       BOARD OF DIRECTORS - AMERCO.

         The following persons comprise the Board of Directors of AMERCO.

       Name             Age*                   Position
--------------------------------------------------------------------------------
Edward J. Shoen         54        Chairman of the Board, President, and Director
William E. Carty        76        Director
John M. Dodds           66        Director
Charles J. Bayer        63        Director
John P. Brogan          59        Director
James J. Grogan         49        Director
M. Frank Lyons          67        Director
James P. Shoen          43        Director

*Ages are as of June 30, 2003

         Class I Directors. (Term expires at 2003 Annual Meeting of Shareholders scheduled for November 7, 2003, or until successors are duly elected and qualified)

         JOHN P. BROGAN has served as a Director of the Company since August 1998 and has served as the Chairman of Muench-Kreuzer Candle Company since 1980. He has been involved with various companies including a seven-year association with Alamo Rent-A-Car that ended in 1986. He is a member of the American Institute of Certified Public Accountants and served as Chairman of the Board of Trustees, College of the Holy Cross, from 1988 to 1996.

         JAMES J. GROGAN has served as a Director of the Company since August 1998 and is the CEO of Loreto Bay Management Arizona, LLC, a real estate development company. Mr. Grogan also served as President of G.W. Holdings, a diversified investment company, from 2001 to 2002, as President and CEO of Sterling Financial Corporation; a Toronto Stock Exchange Company focused on real estate investments. He was the Senior Executive Vice President of UDC Homes, a homebuilder, from 1996 to 1998 and Managing Attorney of Gallagher and Kennedy. Mr. Grogan is a cum laude graduate of the College of the Holy Cross, and the University of Cincinnati College of Law. He was appointed by the Governor of Arizona to the Board of the Arizona Tourism and Sports Authority, where he serves as Chairman. Mr. Grogan serves on the Board of Directors of several charitable organizations.

         Class II Directors. (Term expires at 2004 Annual Meeting of Shareholders, or until successors are duly elected and qualified)

         EDWARD J. SHOEN has served as a Director and Chairman of the Board of the AMERCO since 1987. He has been associated with the Company since 1971. Prior to this, Mr. Shoen was the Owner and President of Space Age Auto Paints from 1980 to 1986. He is a graduate of the College of the Holy Cross, and Arizona State University College of Law and holds an MBA from Harvard Business School. He is a member of the Arizona State Bar Association.

         M. FRANK LYONS has served as a Director on Board since 2002. He was president of Evergreen Realty, Inc., from 1991 to 2000. Prior to this, Mr. Lyons served in various positions with the Company, including president of Warrington Manufacturing from 1976 to 1989, president of Kar-Go Manufacturing from 1965 to 1976 and as a shop manager from 1959 to 1965, where his area of expertise was product development and manufacture.

         Class III Directors. (Term expires at 2005 Annual Meeting of Shareholders, or until successors are duly elected and qualified)

         JOHN M. DODDS has served as a Director of the Company since 1987 and Director of U-Haul since 1990. Mr. Dodds has been associated with the Company since 1963 and retired in 1994. He served as Executive Vice President from 1986 until 1994. Prior to this, Mr. Dodds served as District Vice President of U-Haul from 1977 to 1986. He was an Area Field Manager and Field Technician from 1966 until1969 when he became U-Haul Rental Company President. Mr. Dodds began his association with the U-Haul organization in 1963 as a U-Haul Independent Dealer.

         JAMES P. SHOEN has served as a director of the Company since 1986 and Director of U-Haul since 1990. Mr. Shoen has been associated with the Company since1976 and has held various executive positions in the Company, starting in 1988 as a Moving Center Manager. He has served as Vice President of AMERCO, Director of Field Repair, Director of the U-Haul Technical Center, Vice President of U-Haul International and Executive Vice President of U-Haul Field Operations.

         Class IV Directors. (Term expires at 2006 Annual Meeting of Shareholders, or until successors are duly elected and qualified)

         WILLIAM E. CARTY has served as a Director of the Company since 1987 and as Director of U-Haul since 1986. He has been associated with the Company since 1946 and retired in 1987. Mr. Carty built the first 100 trailers along with the Company's founder, L.S. Shoen. He established the first manufacturing plant in Boston and went on to establish the U-Haul System's manufacturing complex in Willow Grove, Pennsylvania. He was also instrumental in the development of the U-Haul Technical Center in Tempe, Arizona. Mr. Carty ran all marketing and product functions in the Company for many years and regularly ran the Company's most profitable division.

         CHARLES J. BAYER has served as Director of the Company since 1990. Before retiring in 2000, had been associated with the Company since 1967. He served in various executive positions including Director of Finance and Administration for the U-Haul Technical Center, Manager of Repair and Maintenance and served as President of Amerco Real Estate Company from 1990 to 2000. Before his AMERCO career, Mr. Bayer was a commissioned officer in the U.S. Navy from 1962 to 1967 and served two tours of duty on the USS Asheville, ultimately becoming its Commanding Officer. Mr. Bayer is a graduate of Notre Dame University and holds an MBA from the University of Arizona.

B.       SENIOR MANAGEMENT - AMERCO.

         The following persons comprise the other senior management of AMERCO:

         Name            Age*                  Position
--------------------------------------------------------------------------------
Gary B. Horton           59    Treasurer of AMERCO and Asst. Treasurer of U-Haul
Gary V. Klinefelter      55    Secretary & General Counsel of AMERCO and U-Haul
Rocky D. Wardrip         45    Assistant Treasurer of AMERCO
Mark V. Shoen            52    President of U-Haul Phoenix Operations
John C. Taylor           45    Director and Executive V.P. of U-Haul
Ronald C. Frank          62    Executive V.P. of U-Haul Field Operations
Mark A. Haydukovich      46    President of Oxford Life Insurance Company
Carlos Vizcarra          56    President of Amerco Real Estate Company
Richard M. Amoroso       44    President of Republic Western Insurance Company

*Ages are as of June 30, 2003

         GARY B. HORTON has served as Treasurer of AMERCO since 1982 and Assistant Treasurer of U-Haul since 1990. He has been associated with AMERCO since 1969.

         GARY V. KLINEFELTER, Secretary of AMERCO since 1988 and Secretary of U-Haul since 1990, is licensed as an attorney in Arizona and has served as General Counsel of AMERCO and U-Haul since June 1988. He has been associated with AMERCO since 1978.

         ROCKY D. WARDRIP, Assistant Treasurer of AMERCO since 1990, has been associated with AMERCO since 1978 in various capacities within accounting and treasury operations.

         MARK V. SHOEN has served as a Director of AMERCO from 1990 until February 1997. He has served as a Director of U-Haul from 1990 until November 1997 and as President, Phoenix Operations, from 1994 to present.

         JOHN C. TAYLOR, Director of U-Haul since 1990, has been associated with AMERCO since 1981. He is presently an Executive Vice President of U-Haul.

         RONALD C. FRANK has been associated with AMERCO since 1959. He is presently Executive Vice President of U-Haul Field Operations.

         MARK A. HAYDUKOVICH has served as President of Oxford since June 1997. From 1980 to 1997 he served as Vice President of Oxford.

         CARLOS VIZCARRA has served as President of Amerco Real Estate Company since September 2000. He began his previous position as Vice President/ Storage Product Group for U-Haul in 1988.

         RICHARD M. AMOROSO has served as President of RepWest since August 2000. He was Assistant General Counsel of U-Haul from 1993 until February 2000. He served as Assistant General Counsel of ON Semiconductor Corporation from February to August 2000.

         Edward J., Mark V., and James P. Shoen are brothers. William E. Carty is the uncle of Edward J. and Mark V. Shoen. M. Frank Lyons was married to William E. Carty's sister and the aunt of Edward J. and Mark V. Shoen until her death in 1992.

C.       EXECUTIVE COMPENSATION - AMERCO.

         The following Summary Compensation Table shows the annual compensation paid to (1) AMERCO's chief executive officer; and (2) the four most highly compensated executive officers of AMERCO, other than the chief executive officer.

                                                                    Annual Compensation
                                                ---------------------------------------------------------
                                                                                             All other
Name and Principal Position                     Year      Salary (1)        Bonus         Compensation (2)
----------------------------------------------------------------------------------------------------------
Edward J. Shoen                                 2003        $ 503,708            --           $   334
  Chairman of the Board and President of        2002        $ 503,708            --           $ 1,311
  AMERCO and U-Haul                             2001        $ 503.708            --           $ 2,311

Mark V. Shoen(3)                                2003        $ 617,308            --           $   334
  President of U-Haul Phoenix Operations        2002        $ 623,077            --           $ 1,311
                                                2001        $ 623,077            --           $ 2,311

Gary V. Klinefelter(3)                          2003        $ 251,738     $  55,000           $   334
  Secretary and General Counsel of AMERCO       2002        $ 222,547     $  67,000           $ 1,311
  and U-Haul                                    2001        $ 224,239     $  60,000           $ 2,311

Gary B. Horton                                  2003        $ 242,308     $  40,000           $   334
  Treasurer of AMERCO and Assistant             2002        $ 233,655     $  40,000           $ 1,311
  Treasurer of U-Haul                           2001        $ 234,539     $ 110,000           $ 2,192

Ronald C. Frank                                 2003        $ 237,995     $  15,704           $   334
   Executive V.P. U-Haul Field Operations       2002        $ 188,471            --           $ 1,311
                                                2001        $ 188,471            --           $ 2,311

(1)  Includes annual fees paid to Directors of AMERCO and U-Haul.

(2) Represents the value of Common Stock allocated under the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan.

(3)  Compensation paid by other Non-Debtor Subsidiaries.

D.       SECURITY OWNERSHIP OF MANAGEMENT - AMERCO.

         To the best of AMERCO's knowledge, the following table lists, as of June 30, 2003, the beneficial ownership of AMERCO's equity securities of each director and director nominee of AMERCO, of each executive officer named in the foregoing compensation table, and of all directors and executive officers of AMERCO as a group (17 persons):

                                     Shares of Common        Percentage of
Name of Beneficial                  Stock Beneficially           Common
      Owner                               Owned                  Stock
--------------------------------------------------------------------------
Edward J. Shoen (1)                      3,487,645 (2)            16.9
Mark V. Shoen (1)                        3,355,471 (2)            16.3
James P. Shoen (1)                       2,049,962 (2)             9.9
John M. Dodds                                    0                   0
William E. Carty (1)                             0                   0
Charles J. Bayer                             2,186                   *
John P. Brogan                               6,000                   *
James J. Grogan                                100                   *

                                     Shares of Common        Percentage of
Name of Beneficial                  Stock Beneficially          Common
      Owner                               Owned                  Stock
--------------------------------------------------------------------------
M. Frank Lyons                                300                    *
Gary V. Klinefelter                         3,513                    *
Ronald C. Frank                             2,592                    *
John C. Taylor                              1,423                    *
All Officers and Directors              8,917,548                 43.2

*The percentage of Common Stock beneficially owned is less than one percent.

(1) Edward J. Shoen, Mark V. Shoen, James P. Shoen, and William E. Carty beneficially own 16,300 shares (0.26%), 16,700 shares (0.27%), 31,611 shares (0.51%), and 12,000 shares (0.19%) of AMERCO's Series A 8 1/2% Preferred Stock, respectively. The executive officers and directors as a group beneficially own 77,611 shares (1.27%) of AMERCO's Series A 8 1/2% Preferred Stock.

(2) The complete name of the ESOP Trust is the ESOP Trust Fund for the AMERCO Employee Savings and Employee Stock Ownership Trust. The ESOP Trustee, which consists of three individuals without a past or present employment history or business relationship with the Company, is appointed by the Company's Board of Directors. Under the ESOP, each participant (or such participant's beneficiary) in the ESOP directs the ESOP Trustee with respect to the voting of all Common Stock allocated to the participant's account. All shares in the ESOP Trust not allocated to participants are voted by the ESOP Trustee. As of June 30, 2003, of the 2,402,456 shares of Common Stock held by the ESOP Trust, 1,607,509 shares were allocated to participants and 794,947 shares remained unallocated. The number of shares reported as beneficially owned by Edward J. Shoen, Mark V. Shoen, James P. Shoen, Paul F. Shoen, and Sophia M. Shoen include Common Stock held directly by those individuals and 3,964, 3,690, 3,648, 779, and 196 shares of Common Stock, respectively, allocated by the ESOP Trust to those individuals. Those shares are also included in the number of shares held by the ESOP Trust.

E.       INDEPENDENT GOVERNANCE COMMITTEE - AMERCO.

         Prior to the commencement of the Chapter 11 Cases, the Board created an Independent Governance Committee (the "Committee"), whose charter is to "monitor and evaluate the Company's corporate governance principles and standards and propose to the Board any modifications thereto as deemed appropriate for sound corporate governance." The Committee is co-chaired by two independent members of the Board, James J. Grogan and John P. Brogan, and includes two additional outside members, Thomas W. Hayes and Paul A. Bible. Each of the members of the Committee, qualify as independent under applicable SEC, New York Stock Exchange and NASDAQ rules and regulations.

F.       BOARD OF DIRECTORS - AREC.

         The following persons comprise the Board of Directors of AREC.

      Name                     Position
-----------------------------------------------
Edward J. Shoen           Chairman of the Board
Gary B. Horton            Director
Carlos Vizcarra           Director
William E. Carty          Director
John M. Dodds             Director

G.       SENIOR MANAGEMENT - AREC.

         The following persons comprise the senior management of AREC:

      Name                           Position
---------------------------------------------------
Carlos Vizcarra                President
Gary V. Klinefelter            Secretary
Jennifer M. Settles            Assistant Secretary
Gary B. Horton                 Treasurer
Robert Peterson                Assistant Treasurer

H.       EXECUTIVE COMPENSATION - AREC.

         The following Summary Compensation Table shows the annual compensation paid to (1) the AREC's chief executive officer; and (2) the four most highly compensated executive officers of AREC, other than the chief executive officer.

                                                          Annual Compensation
                                      ---------------------------------------------------------
                                                                                  All other
Name and Principal Position           Year      Salary (1)       Bonus         Compensation (2)
-----------------------------------------------------------------------------------------------
Carlos Vizcarra                       2003      $ 134,620             --                 (3)
  President                           2002      $ 129,812             --                 (3)
                                      2001      $ 117,463             --                 (3)

Gary V. Klinefelter (4)               2003             --             --                 --
  Secretary                           2002             --             --                 --
                                      2001             --             --                 --

Gary B. Horton (5)                    2003      $ 242,308      $  40,000            $   334
  Treasurer                           2002      $ 233,655      $  40,000            $ 1,311
                                      2001      $ 234,539      $ 110,000            $ 2,192

Jennifer Settles(4)                   2003             --             --                 --
  Assistant Secretary                 2002             --             --                 --
                                      2001             --             --                 --

Robert Peterson(4)                    2003             --             --                 --
   Assistant Treasurer                2002             --             --                 --
                                      2001             --             --                 --

(1)  No annual fees are paid to Directors of AREC.

(2) Represents the value of Common Stock allocated under the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan.

(3)  Includes ________________.

(4)  Includes compensation is paid by other Non-Debtor Subsidiaries.

(5) Includes compensation paid for services performed as an executive officer of AMERCO.

SAC Holding Corporation

         The following persons comprise the Board of Directors of SAC Holding Corporation.

         Board of Directors - SAC Holdings Corporation

                  Mark V. Shoen
                  Timothy Creedon

         Senior Management - SAC Holding Corporation

    Name                       Position
-------------------------------------------------
Mark V. Shoen             President
Bruce Brockhagen          Secretary and Treasurer

         Board of Directors - SAC Holdings II Corporation

                  Mark V. Shoen

         Senior Management - SAC Holdings II Corporation

    Name                      Position
-----------------------------------------------
Mark V. Shoen           President
Bruce Brockhagen        Secretary and Treasurer

                  V. EVENTS PRECIPITATING THE CHAPTER 11 CASES

         On June 28, 2002, AMERO entered into the $205,000,000 JPMorgan Chase Credit Facility, the terms of which required AMERCO to raise secure $150,000,000 of new credit availability prior to October 15, 2002. Accordingly, throughout 2002, AMERCO was contemplating a $275,000,000 bond offering (the "2002 Offering") to raise sufficient capital to: (a) meet its obligation under the JPMorgan Chase Credit Facility to obtain incremental net cash proceeds or additional financing in the aggregate amount of at least $150,000,000 prior to October 15, 2002; and (b) repay the $100,000,000 principal payment, plus related interest and swap payments, under the BBAT's.

         In February 2002, PricewaterhouseCoopers ("PwC"), AMERCO's auditing firm for over 20 years, informed AMERCO's management that, contrary to PwC's prior advice, the SAC Holding entities should be included in AMERCO's consolidated financial statements. According to PwC, which had originally approved the non-consolidated treatment, and had signed-off on such treatment in numerous subsequent audits, the SAC Holding entities did not qualify for non-consolidated treatment under the accounting guidelines.

         The timing of PwC's announcement in connection with the consolidation issue had a devastating impact on AMERCO and its ability to continue to access the capital markets for its financing needs. PwC's announcement, as well as its prior and subsequent conduct, resulted in, among other things, the following:

         - The untimely filing of quarterly and annual reports to the SEC, because AMERCO had inadequate time in which to complete the consolidation of the SAC Holding entities and AMERCO after PwC reversed its prior opinion;

         - The negative financial impact of the consolidation of the SAC Holding entities and AMERCO resulted in a multi-million dollar decrease in AMERCO's net earnings and net worth, an increase in its leverage, as well as a precipitous corresponding decline in the market price of AMERCO's common stock;

         - Time-consuming and costly restatement of prior period financial statements;

         - Significantly reduced access to the capital markets to meet its financing needs - as exemplified by its inability to successfully raise capital under the 2002 Offering, which was launched in September 2002 - due to the two-month delay by PwC in completing the 2002 audit; and

         - Ultimately, a default in the repayment of the BBAT's in October 2002 as a result of the failed 2002 Offering, which default led to cross-defaults in substantially all other tranches of AMERCO's debt.

         - In December 2002, as a result of concerns over the BBAT repayment default and the resulting cross-defaults in the other tranches of AMERCO's debt structure, the DOI performed a limited scope examination of RepWest to ascertain the nature and extent of RepWest's exposure as a result of the AMERCO defaults, confirm stated assets and liabilities of RepWest, and evaluate the impact on RepWest's financial condition in the event AMERCO's various debt defaults impair its ability to fulfill its obligations to RepWest. On May 20, 2003, based upon the results of this examination, the Director of the DOI placed RepWest under its direct supervision.

         Following the events that occurred in the months after PwC's announcement, AMERCO terminated PwC as its auditor on July 17, 2002. On August 8, 2002, AMERCO announced the appointment of BDO Seidman, LLP ("BDO") as its new independent accountant. BDO has assisted AMERCO in preparing its annual filing for the fiscal year ended March 31, 2003, and has conducted a re-audit of AMERCO's financial statements for fiscal 2001 and 2002. In April 2003, AMERCO filed an action against PwC and seeks in excess of $2.5 billion for actual and punitive damages related to PwC's violations of its professional duties to AMERCO (the "PwC Action").

         As a result of the foregoing series of events, AMERCO filed its Chapter 11 Case to address and resolve, in an orderly and rational matter, the existing defaults throughout its capital structure. As part of this process, AMERCO obtained a commitment from a lending syndicate led by Wells Fargo Foothill, Inc. to provide: (1) a senior secured debtor-in-possession credit facility in the amount of $300,000,000; and (2) $550,000,000 in financing that will be used as part of the consummation of its reorganization.

A.       PwC ACTION.

         On April 18, 2003, AMERCO filed suit against its former auditors, PwC. The complaint seeks actual and punitive damages in excess of $2.5 billion dollars as a result of the alleged negligent, fraudulent and tortious conduct of PwC during the last seven years of its audit engagement. On May 7, 2003, AMERCO received notice from PwC that PwC's most recent audit report should no longer be associated with AMERCO's fiscal 2001 and 2002 financial statements. PwC has informed AMERCO that this action is required under accounting profession independence standards as a result of AMERCO's claims against PwC, and PwC has identified no issues regarding the accuracy of the subject financial statements.

B.       DEPARTMENT OF LABOR INVESTIGATIONS.

         The United States Department of Labor ("DOL") is presently investigating whether there were violations of the Employee Retirement Income Security Act of 1974 ("ERISA") involving the AMERCO Employee Savings, Profit Sharing, and Employee Stock Ownership Plan (the "ESOP"). The DOL has interviewed a number of AMERCO representatives as well as the ESOP fiduciaries and has issued a subpoena to AMERCO and a subpoena to SAC Holding. At the present time, AMERCO is unable to determine whether the DOL will assert any claims against AMERCO, SAC Holding, or the ESOP fiduciaries. The DOL asked AMERCO and its current directors as well as the ESOP trustees to sign an agreement tolling the statute of limitations until December 31, 2003 with respect to any claims arising out of certain transactions between AMERCO or any affiliate of AMERCO and SAC Holding or any of its affiliates and such persons have done so. The DOL recently asked such parties to extend the tolling agreement to June 30, 2004, and the parties have agreed. The DOL has not advised AMERCO that it believes that any violations of ERISA have in fact occurred. Instead, the DOL is simply investigating potential violations. AMERCO intends to take any corrective action that may be needed in light of the DOL's ultimate findings. Although AMERCO has fully cooperated with the DOL in this matter and intends to continue to fully cooperate, the DOL may determine that AMERCO has violated ERISA. In that event, AMERCO may face sanctions, including, but not limited to, significant monetary penalties and injunctive relief.

C.       SEC INVESTIGATIONS.

         The SEC has issued a formal order of investigation to determine whether AMERCO has violated the Federal securities laws. On January 7, 2003, AMERCO received the first of four subpoenas issued by the SEC. SAC Holding, AMERCO's current and former auditors, and others have also received one or more subpoenas relating to this matter. AMERCO is cooperating fully with the SEC and is facilitating the expeditious review of its financial statements and any other issues that may arise. AMERCO has produced a large volume of documents and other materials in response to the subpoenas, and AMERCO is continuing to assemble and produce additional documents and materials for the SEC. Although AMERCO has fully cooperated with the SEC in this matter and intends to continue to fully cooperate, the SEC may determine that AMERCO has violated Federal securities laws. When this investigation will be completed and what its outcome will be remain uncertain. If the SEC makes a determination that AMERCO violated Federal securities laws, AMERCO may face sanctions, including, but not limited to, significant monetary penalties and injunctive relief.

                   VI. SIGNIFICANT EVENTS IN CHAPTER 11 CASES

A.       CONTINUATION OF BUSINESS; STAY OF LITIGATION.

         On June 20, 2003 ("AMERCO Petition Date"), AMERCO filed a voluntary petition in the Bankruptcy Court for reorganization relief under Chapter 11 of the Bankruptcy Code. On August 13, 2003 ("AREC Petition Date"), AREC filed a voluntary petition in the Bankruptcy Court for reorganization relief under Chapter 11 of the Bankruptcy Code. Since the applicable Petition Date, the Debtors have continued to operate as debtors-in-possession subject to the supervision of the Bankruptcy Court and in accordance with the Bankruptcy Code. The Debtors are authorized to operate their business in the ordinary course of business, with transactions out of the ordinary course of business requiring Bankruptcy Court approval.

         An immediate effect of the filing of the Debtors' bankruptcy petitions was the impositions of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoined the commencement or continuation of all collection efforts by creditors, the enforcement of liens against property of the Debtors, and the continuation of litigation against the Debtors. This relief provided the Debtors with the "breathing room" necessary to assess and reorganize their business. The automatic stay remains in effect, unless modified by the Bankruptcy Court, until consummation of a plan of reorganization. A summary of the derivative and class action litigation that has been impacted by the automatic stay is set forth below.

Derivative Actions

         On September 24, 2002, Paul F. Shoen filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Paul F. Shoen vs. SAC Holding Corporation et. al., CV02-05602, seeking damages and equitable relief on behalf of AMERCO from SAC Holding and certain current and former members of the AMERCO Board of Directors, including Edward J. Shoen, Mark V. Shoen and James P. Shoen as defendants. AMERCO is named a nominal defendant for purposes of the derivative action. The complaint alleges breach of fiduciary duty, self-dealing, usurpation of corporate opportunities, wrongful interference with prospective economic advantage and unjust enrichment and seeks the unwinding of sales of self-storage properties by subsidiaries of AMERCO to SAC Holding over the last several years. The complaint seeks a declaration that such transfers are void as well as unspecified damages. On October 28, 2002, AMERCO, the Shoen directors, the non-Shoen directors and SAC Holding filed motions to dismiss the complaint. In addition, on October 28, 2002, Ron Belec filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Ron Belec vs. William E. Carty, et al, CV 02-06331 and on January 16, 2003, M.S. Management Company, Inc. filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned M.S. Management Company, Inc. vs. William E. Carty, et. al, CV 03-00386. Two additional derivative suits were also filed against these parties. These additional suits are substantially similar to the Paul F. Shoen derivative action. The five suits assert virtually identical claims. In fact, three of the five plaintiffs are parties who are working closely together and chose to file the same claims multiple times. The court consolidated all five complaints before dismissing them on May 8, 2003. Plaintiffs have filed a notice of appeal. These lawsuits falsely alleged that the AMERCO Board lacked independence. In reaching its decision to dismiss these claims, the court determined that the AMERCO Board of Directors had the requisite level of independence required in order to have these claims resolved by the Board.

Class Actions

         AMERCO is a defendant in four putative class action lawsuits: (1) Article Four Trust v. AMERCO, et al., District of Nevada, United States District Court, Case No. CV-N-03-0050-DWH-VPC: Article Four Trust, a purported AMERCO shareholder, commenced this action on January 28, 2003 on behalf of all persons and entities who purchased or acquired AMERCO securities between February 12, 1998 and September 26, 2002. The Article Four Trust action alleges one claim for violation of section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 thereunder; (2) Mates v. AMERCO, et al., United States District Court, District of Nevada, Case No. CV-N-03-0107: Maxine Mates, an AMERCO shareholder, commenced this putative class action on behalf of all persons and entities who purchased or acquired AMERCO securities between February 12, 1998 and September 26, 2002. The Mates action asserts claims under section 10(b) and Rule 10b-5, and section 20(a) of the Exchange Act; (3) Klug v. AMERCO, et al., United States District Court of Nevada, Case No. CV-S-03-0380:
Edward Klug, an AMERCO shareholder, commenced this putative class action on behalf of all persons and entities who purchased or acquired AMERCO securities between February 12, 1998 and September 26, 2002. The Klug action asserts claims under section 10(b) and Rule 10b-5 and section 20(a) of the Exchange Act; and
(4) IG Holdings v. AMERCO, et al., United States District Court, District of Nevada, Case No. CV-N-03-0199: IG Holdings, an AMERCO bondholder, commenced this putative class action on behalf of all persons and entities who purchased, acquired, or traded AMERCO bonds between February 12, 1998 and September 26, 2002, alleging claims under section 11 and section 12 of the Securities Act of 1933 (the "Securities Act") and section 10(b) and Rule 10b-5, and section 20(a) of the Exchange Act. Each of these four securities class actions allege that AMERCO engaged in transactions with SAC entities that falsely improved AMERCO's financial statements, and that AMERCO failed to disclose the transactions properly. The actions are at a very early stage. The Klug action has not been served. In the other three actions, AMERCO does not currently have a deadline by which it must respond to the complaints. Management has stated that it intends to defend these cases vigorously. AMERCO has filed a notice of AMERCO's bankruptcy petition and the automatic stay in each of the Courts where these cases are pending.

         As of the AMERCO Petition Date, all pending litigation against AMERCO is stayed, and as of the AREC Petition Date, all pending litigation against AREC is stayed. Absent further order of the Bankruptcy Court, no party, subject to certain exceptions, may take any action, again subject to certain exceptions, to recover on pre-petition claims against AMERCO or AREC. The automatic stay, however, does not apply to AMERCO's other subsidiaries.

B.       FIRST DAY ORDERS.

         On or shortly after the AMERCO Petition Date and the AREC Petition Date, the Bankruptcy Court entered several orders authorizing AMERCO and AREC, respectively, to pay various prepetition claims and granting other relief necessary to facilitate the Debtors' transition between prepetition and postpetition business operations by approving certain regular business conduct that may not otherwise be authorized specifically under the Bankruptcy Code or as to which the Bankruptcy Code requires prior approval by the Bankruptcy Court.

         The first day orders entered in the Debtors' Chapter 11 Case authorized, among other things:

         - the retention of the following professionals to serve on behalf of the Debtors: Squire, Sanders & Dempsey L.L.P., and Beesley, Peck, Matteoni, Ltd. as restructuring counsel; Alvarez & Marshal, Inc. and restructuring advisor, the Trumbull Group, LLC as claims and noticing agent, and BDO Seidman, LLP, as accountants;

         - the continued retention of professionals regularly employed by the Debtors in the ordinary course of their business;

         - the maintenance of the Debtors' bank accounts and operation of their cash management systems substantially as such systems existed prior to the Petition Date, the continued use of existing business forms, and the continuation of intercompany transactions with non-Debtor subsidiaries and affiliates;

         - the continuation of utility services during the pendency of the Chapter 11 Cases;

         - the payment of employees' accrued prepetition wages and obligations associated with AMERCO's employee benefits plans;

         - payment of certain insurance obligations of AMERCO to its subsidiary, Republic Western Insurance Company; and

         - the consensual use of cash collateral and the grant of adequate protection to JPMorgan Chase, Citibank and BMO.

C.       APPOINTMENT OF STATUTORY COMMITTEES..

Creditors' Committee

         On June 27, 2003 (as amended on July 11, 2003 and again on September 8,
2003), the Office of the United States Trustee for the District of Nevada (the "United States Trustee") appointed, pursuant to section 1102 of the Bankruptcy Code, an Official Unsecured Creditors' Committee (the "Creditors' Committee"), which is generally comprised of holders of unsecured claims evidenced by debt securities issued by AMERCO or indenture trustees.

         The following creditors were selected from the indenture trustees, lenders and other general unsecured creditors as members of the Creditors'
Committee: Pacific Investment Management Company LLC, Law Debenture Trust Company of New York, Bank of America, N.A., GE Asset Management Inc., and The Bank of New York.

         The Creditors' Committee is represented by Milbank, Tweed, Hadley & McCloy, LLP, whose office is located in Los Angeles, California. The Creditors' Committee's financial advisor is Jefferies & Company, Inc.

Equity Committee

         On August 12, 2003, (as amended on September 16, 2003), the United States Trustee appointed, pursuant to section 1102 of the Bankruptcy Code, an Official Committee of Equity Security Holders (the "Equity Committee"), which is generally comprised of representatives of holders of AMERCO's equity securities.

         The following creditors were selected as members of the Equity
Committee: Heartland Advisors, Inc., Benten Capital, LLC, and the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan.

         The Equity Committee is represented by Stuttman, Treister & Glatt PC, whose office is located in Los Angeles, California. The Equity Committee's financial advisor is Providence Capital, Inc.

D.       POST-PETITION FINANCING.

         On August 14, 2003, the Debtors obtained interim approval from the Bankruptcy Court to enter into a senior secured credit facility of up to $300,000,000 (the "DIP Facility") with Wells Fargo Foothill, Inc., consisting of a revolving credit facility of up to $250,000,000 (the "DIP Revolver"), including a maximum $50,000,000 subfacility for the issuance of letters of credit, plus an interest only term loan facility of $50,000,000 (the "DIP Term Loan"). Aggregate loans and letters of credit under the DIP Facility must not exceed the lesser of $300,000,000 and the Borrowing Base (as defined in the related loan document). A final order with respect to the DIP Facility was entered by the Bankruptcy Court on September 26, 2003.

         The Debtors sought approval of the DIP Facility to ensure necessary liquidity during the Chapter 11 Cases. The DIP Facility provided necessary stability to RepWest. The DIP Facility requires that the Debtors maintain certain financial covenants and restricts liens, indebtedness, capital expenditures, dividend payments, and sales of assets. As of October 6, 2003, the current amount outstanding under the DIP Facility was approximately $55,000,000, which was used to pay fees related to the DIP Facility and an adequate protection payment in the amount of $51,250,000 to reduce the amount of the JPMorgan Claims under the JPMorgan Chase Credit Facility.

E.       OTHER SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASES.

The Insurance First Day Order

         RepWest provides several types of property and casualty insurance for AMERCO and certain of its subsidiaries, particularly U-Haul International, Inc. Prior to the AMERCO Petition Date, the DOI had conducted a limited scope examination to determine the impact of AMERCO's defaults and financial condition on its ability to fulfill its obligations to RepWest. DOI concluded that credit risk exposure to RepWest stemming from uncertainty over AMERCO's ability to pay deductible and other obligations to

RepWest, required significant reductions to RepWest's surplus to a point below levels necessary for RepWest to operate pursuant to applicable state statutes. DOI further concluded that AMERCO's obligations to RepWest for accrued retrospective premiums and federal income tax sharing receivables were at significant risk of non-payment, leaving RepWest with insufficient capital and surplus. On May 20, 2003, DOI placed RepWest under its direct supervision. AMERCO sought Bankruptcy Court approval to make certain payments in order to stabilize its relationship with RepWest and thereby minimize the risk that the DOI (or other state agencies) initiate precipitous and adverse action against RepWest, particularly RepWest's license to conduct business in all states in which it operates. On the AMERCO Petition Date, the Bankruptcy Court authorized AMERCO to pay certain pre-petition obligations owing to RepWest, and to continue to make such payments post-petition in accordance with AMERCO's normal and ordinary business practices, in order to provide adequate assurance to RepWest, and, by extension, the ADOI, that AMERCO will meet all post-petition obligations to RepWest.

The AREC Noteholders Restructuring Agreement

         Prior to the commencement of its Chapter 11 Case, AREC and the AREC Noteholders entered into the Restructuring Agreement (AREC Noteholders), dated August 12, 2003, which sets forth, among other things, the agreed treatment of the AREC Noteholders under the Plan, and under which the AREC Noteholders are granted Allowed Claims in the Chapter 11 Cases. Subject to the terms and conditions set forth in the Restructuring Agreement (AREC Noteholders), including the Debtors' compliance with the disclosure and solicitation requirements of section 1125 of the Bankruptcy Code, the holders of the AREC Notes have agreed to vote to accept the Plan.

The JPMorgan Restructuring Agreement

         On September 8, 2003, AMERCO and the holders of more than two-thirds of the JPMorgan Claims under JPMorgan Chas Credit Facility entered into the Restructuring Agreement (Revolver Lenders), which sets forth, among other things, the agreed treatment of the JP Morgan Claimholders under the Plan, and under which the JP Morgan Claimholders are granted Allowed Claims in the Chapter 11 Cases. Subject to the terms and conditions set forth in the Restructuring Agreement (Revolver Lenders), including the Debtors' compliance with the disclosure and solicitation requirements of section 1125 of the Bankruptcy Code, more than two-thirds of the holder of the JPMorgan Claims have agreed to vote to accept the Plan.

Cash Collateral Stipulation

         On or shortly after the AMERCO Petition Date, the Bankruptcy Court entered an order authorizing AMERCO's use of cash collateral and granting adequate protection to JP Morgan Chase Bank. On or shortly after the AREC Petition Date, the Bankruptcy Court entered separate orders authorizing the Debtors' use of cash collateral and granting adequate protection to Bank of Montreal, Citibank and JP Morgan Chase Bank, respectively.

                   VII. DESCRIPTION OF THE REORGANIZATION PLAN

         THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE, CLASSIFICATION, TREATMENT AND IMPLEMENTATION OF THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT, AND TO THE APPENDICIES ATTACHED THERETO.

         ALTHOUGH THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN

DOCUMENTS REFERRED TO THEREIN, THIS DISCLOSURE STATEMENT DOES NOT PURPORT TO BE A PRECISE OR COMPLETE STATEMENT OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

         THE PLAN ITSELF AND THE DOCUMENTS IT REFERS TO WILL CONTROL THE TREATEMENT OF CREDITORS AND EQUITY SECURITY HOLDERS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLIAMS AGAINST, AND INTERESTS IN, THE DEBTORS, THE REORGANIZED DEBTORS, AND OTHER PARTIES IN INTEREST.

A.       OVERALL STRUCTURE OF THE PLAN.

         Shortly after filing for relief under Chapter 11 of the Bankruptcy Code, the Debtors focused on the formulation of a plan of reorganization that would allow them to quickly emerge from Chapter 11 and preserve their value as a going concern. The Debtors recognize that in the competitive arena in which they operate, a lengthy and uncertain Chapter 11 case may detrimentally affect the confidence in the Debtors by their respective vendors and employees, impair their financial condition, and negatively impact the prospects for a successful reorganization. The terms of the Plan are based upon, among other things, the Debtors' assessment of their ability to successfully restructure their capitalization, make the distributions contemplated under the Plan, and pay their continuing obligations in the ordinary course of the Reorganized Debtors' business.

         If the Plan is confirmed by the Bankruptcy Court and consummated, (1) the holders of Allowed Claims will be paid the full amount of such Claims, and
(2) the Interests in AMERCO will be unimpaired. At certain times after the Effective Date, the Reorganized Debtors will distribute Cash, securities and other property in respect of certain Classes of Claims as provided in the Plan. The Classes of Claims against the Debtors created under the Plan, the treatment of those Classes under the Plan, and the securities and other property to be distributed under the Plan are described below.

B.       SUMMARY OF CLAIMS PROCESS, BAR DATE, CERTAIN CLAIMS, AND PROFESSIONAL
         FEES

         On August 4, 2003, AMERCO filed with the Bankruptcy Court its Schedules of Assets and Liabilities and Statements of Financial Affairs, and on August 29, 2003, AREC filed with the Bankruptcy Court its Schedules of Assets and Liabilities and Statements of Financial Affairs (collectively, and as each may be amended from time to time, the "Schedules and Statements").

         Summarized below are the total amount of the Claims listed in the Schedules and Statements. For financial reporting purposes, AMERCO prepares consolidated financial statements that are audited annually and filed with the SEC. Unlike these consolidated financial statements, the Schedules and Statements reflect the assets and liabilities of each Debtor as assigned to each Debtor on the basis of the Debtors' non-audited book and tax records.

                                                   CLAIMS
                        ------------------------------------------------------------
     DEBTOR                  SECURED              PRIORITY              UNSECURED
     ------             ----------------          --------          ----------------
AMERCO                  $ 227,000,000.00            $ 0             $ 798,133,807.43
AREC                    $ 250,142,000.00            $ 0             $ 109,965,068.98
                        ----------------            ---             ----------------
Consolidated            $ 477,142,000.00            $ 0             $ 908,098,876.30

Claims Bar Date

         On September 30, 2003, the Bankruptcy Court entered an order (the "Bar Order Date") establishing the general deadline for filing proofs of claim against the Debtors (the "Bar Date"). The deadline established by the Bankruptcy Court was November 10, 2003, for Claims, including Claims of governmental units, but excluding certain other Claims, including Claims based on the rejection of executory contracts and unexpired leases, as to which the bar date is the earlier of: (a) 45 days following the entry of the order of the Bankruptcy Court approving such rejection, provided the effectiveness of such order has not been stayed; and (b) 45 days following the Effective Date of the Plan. The Debtors' claims and notice agent provided notice of the Bar Date by mailing to each person listed in the Schedules and Statements: (i) a notice of the Bar Date;
(ii) a proof of claim form; and (iii) statements which indicated whether the Claim of each recipient was listed in the Schedules and Statements as either unliquidated, contingent and/or disputed. In addition, the Debtors published notice of the Bar Date in USA Today National Edition on October ___, 2003.

Professional Fees

         At the commencement of the Chapter 11 Cases, the Bankruptcy Court entered an order establishing procedures for interim compensation and reimbursement of expenses of professionals (the "Interim Compensation Order"). The Compensation Order requires professionals retained in these cases to submit monthly fee statements to the Debtors and requires the Debtors to pay eighty percent (80% ) of the requested fees and one hundred percent (100%) of the requested expenses pending interim approval by the Bankruptcy Court. The remaining 20% percent of the requested fees in such fee statements are paid only upon further order of the Bankruptcy Court (the "Holdback"). The Interim Compensation Order requires the professionals retained in the Chapter 11 Cases to file applications for approval of their fees and expenses every three months for the preceding three-month period. All interim fee applications filed in the Chapter 11 Cases are subject to final approval by the Bankruptcy Court.

C.       CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.

         Section 1122 of the Bankruptcy Code requires that a plan of reorganization classify the claims of a debtor's creditors and the interest of its equity holders. The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan of reorganization may place a claim of a creditor or an interest of an equity holder in a particular class only if such claim or interest is substantially similar to the other claims of such class. The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each claim or interest of a particular class unless the holder of a particular claim or interest agrees to a less favorable treatment of its claim or interest.

         The Debtors believe that they have classified all Claims and Interests in compliance with the requirements of the Bankruptcy Code. If a Creditor or Interestholder challenges such classification of Claims or Interests and the Bankruptcy Court finds that a difference classification is required for the Plan to be confirmed, the Debtors, to the extent permitted by the Bankruptcy Court, intend to make such reasonable modifications of the classifications of Claims or Interests under the Plan to provide for whatever classification might be required by the Bankruptcy Court for confirmation.

         EXCEPT TO THE EXTENT THAT SUCH MODIFICATION OF CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM OR INTEREST AND REQUIRES RESOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN'S TREATEMENT OF SUCH HOLDER OF A CLAIM REGARDLESS OF THE CLASS AS TO WHICH SUCH HOLDER UTLIMATELY IS DEEMED TO BE A MEMBER.

D.       TREATMENT OF UNCLASSIFIED CLAIMS.

Administrative Claims

         An Administrative Claim is a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, DIP Facility Claims, the actual, necessary costs and expenses, incurred on or after the Petition Date, or preserving the Estates and operating the business of the Debtors, including wages, salaries or commissions for services rendered after the commencement of Chapter 11 Cases, Professional Claims, Key Ordinary Course Professional Claims, all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and Allowed Claims (including reclamation claims) that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

         Subject to the provisions of the Plan, on the later of (a) the Effective Date, (b) the date an Administrative Claim becomes an Allowed Administrative Claim or (c) the date an Administrative Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Administrative Claim, an Allowed Administrative Claimholder in the Chapter 11 Cases will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Administrative Claim, (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder will have agreed upon in writing; provided, however, that (y) Claimholders of Claims arising under the DIP Facility will be deemed to have Allowed Claims as of the Effective Date in such amount as to which the Debtors and such Claimholders will have agreed upon in writing or as determined by the Bankruptcy Court, which DIP Facility Claims will be paid in accordance with
Article 10.1 of the Plan, and (x) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases will be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

Priority Tax Claims

         Commencing on the later of (a) the Effective Date, (b) the date a Priority Tax Claim becomes an Allowed Priority Tax Claim, or (c) the date a Priority Tax Claim first becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Priority Tax Claim, at the sole option of the Debtors (or the Reorganized Debtors after the Effective
Date), such Allowed Priority Tax Claimholder will be entitled to receive on account of such Priority Tax Claim, (i) equal Cash payments on the last Business Day of each three-month period following the Effective Date, during a period not to exceed six years after the assessment of the tax on which such Claim is based, totaling the aggregate amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, which the Debtors believe is appropriate based on rates approved in other Chapter 11 cases, (ii) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors after the Effective Date) than the treatment set forth in clause (i) hereof, or
(iii) payment in full in Cash. The Debtors estimate that Priority Tax Claims will total $________. These amounts have been factored into the Debtors' go-forward business plan.

Workers' Compensation Programs Claims

         Upon confirmation and substantial consummation of the Plan, the Reorganized Debtors will continue any Workers' Compensation Programs in accordance with applicable state laws. Nothing in the

Plan will be deemed to discharge, release, or relieve the Debtors or Reorganized Debtors, as applicable, from any current or future liability with respect to any of the Workers' Compensation Programs. The Reorganized Debtors will be responsible for all valid claims for benefits and liabilities under the Workers' Compensation Programs regardless of when the applicable injuries were incurred. Any and all obligations under the Workers' Compensation Programs will be paid in accordance with the terms and conditions of Workers' Compensation Programs and in accordance with all applicable laws.

Employee Related Claims and Retiree Benefits.

         Upon confirmation and substantial consummation of the Plan, the Reorganized Debtors will continue the Retiree Benefits in accordance with applicable prepetition plans. Nothing set forth in the Plan will be deemed to alter, modify, terminate or discharge the Debtors or Reorganized Debtors from any current or future liability with respect to any Retiree Benefits that the Debtors or Reorganized Debtors are obligated to provide under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Petition Date.

Claims for Professional Fees.

         Each Person seeking an award by the Bankruptcy Court of Professional Fees must file its final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date within forty-five (45) days after the Effective Date, and if the Bankruptcy Court grants such award, each such Person must be paid in full in Cash by the Reorganized Debtors in such amounts as are allowed by the Bankruptcy Court as soon thereafter as practicable.

Claims of DIP Lender.

         Simultaneously with the closing of the Exit Financing Facility, all the Debtors' outstanding obligations to any DIP Lender pursuant to a DIP Financing Order will be fully and finally satisfied in accordance with their terms using proceeds derived from, among other things, the Exit Financing Facility and/or Cash held by Reorganized AMERCO.

E.       TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS.

         Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is placed in a particular Class for the purposes of voting on the Plan and of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 502(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and their treatment is set forth above.

Classes of Claims that are Unimpaired

                  Class 2 (Other Priority Claims)

         Under the Plan, upon the occurrence of the Effective Date, each holder of an Allowed Other Priority Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Priority Claim, (a) Cash in an amount equal to the amount of such Allowed Other Priority Claim or (b) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder will have agreed upon in writing, provided that such treatment is not more favorable than the treatment in clause (a) above. The Debtors' failure to object to an Other Priority Claim in their Chapter

11 Cases will be without prejudice to the Reorganized Debtors' right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claim is sought to be enforced by the Other Priority Claimholder. The Debtors do not believe there will be any significant amount of Class 2 Other Priority Claims, if any.

                  Class 5 (Other Unsecured Claims)

         Under the Plan, each holder of an Allowed Other Unsecured Claim will receive the payment of Cash equal to the amount of such holders' Allowed Class 5 Other Unsecured Claim upon the later to occur of (i) the Effective Date, (ii) the date upon which such Allowed Other Unsecured Claim would be paid in the ordinary course of the Debtors or Reorganized Debtors' business, or (iii) such other date as the holder of the Allowed Class 5 Other Unsecured Claim has agreed. The Debtors believe that the Claims of RepWest comprise all or substantially all of the Class 5 Other Unsecured Claims.

                  Class 8 (Oxford Claims)

         Under the Plan, on the Effective Date, the Allowed Oxford Claims will be paid in full in Cash.

                  Class 9 (Intercompany Claims)

         The Plan will not alter, impair or discharge any of the Allowed Intercompany Claims.

                  Class 10 (Preferred Stock Interests)

         The Plan will not alter or otherwise impair any of the Preferred Stock Interests.

                  Class 11 (Existing Common Stock and Other Interests)

         The Plan will not alter or otherwise impair the Allowed Existing Common Stock and Other Interests.

         Classes of Claims that are Impaired

                  Class 1 (JPMorgan Claims)

         Under the Plan, upon the occurrence of the Effective Date, the JPMorgan Claims will be Allowed in the amount set forth in the Restructuring Agreement (Revolver Lenders), less the Cash payment in an amount equal to $51,250,000 paid Pro Rata to the holders of the JPMorgan Claims on or about September 10, 2003. On the Effective Date, the holders of the JPMorgan Claims will receive in full and final satisfaction, settlement, release and discharge of, and in exchange for, their JPMorgan Claims (including any prepetition setoff claims) a Pro Rata portion of: (a) Cash in an amount equal to $71,750,000; (b) Cash in an amount equal to any and all accrued but unpaid interest on the principal amount outstanding under the JPMorgan Chase Credit Facility up to but not including the Effective Date, payable at the non-default rate of interest under the JPMorgan Chase Credit Facility, plus reasonable costs and expenses recoverable under the JPMorgan Credit Facility; (c) $48,400,000 in aggregate principal amount of the New Term Loan A Notes issued pursuant to the Exit Financing Facility; and (d) $33,600,000 in aggregate principal amount of the New Term Loan B Notes issued pursuant to the New Term Loan B Notes Indenture. In the event of any inconsistency between the terms of the Plan and the terms of the Restructuring Agreement (Revolver Lenders), the terms of the Restructuring Agreement (Revolver Lenders) will control. Notwithstanding the foregoing, in the event the Debtors fail to comply with the JPMorgan Syndication

Terms, then the holders of the JPMorgan Claims will receive an additional $33,600,000 in aggregate principal amount of Term Loan A Notes issued pursuant to the Exit Financing Facility in lieu of the New Term Loan B Notes.

                  Class 3 (Citibank Claims)

         Under the Plan, the Citibank Claimholders will receive, in full satisfaction, release and discharge of the Citibank Claims, one of the following alternative treatments.

         CASH - CAREY SALE PROCEEDS. On or before the Effective Date of the Plan, the Citibank Claimholders will receive an amount of Cash from the Carey Sale Proceeds equivalent to the amount of the Allowed Citibank Secured Claim, excluding therefrom, if applicable, any fine, penalty, interest or cost arising from or related to a default under the Citibank Master Lease and the Citibank Operative Documents, provided that: (i) the Carey Sale Agreement has been approved by a Final Order of the Bankruptcy Court on or before the Effective Date; (ii) the Carey Sale Transaction closes in accordance with the Carey Sale Agreement, including the payment of the Carey Sale Proceeds, on or before the Effective Date; and (iii) the Citibank Claims have voted to accept the Plan by the statutory prerequisites for such acceptance set forth in section 1126 of the Bankruptcy Code.

         RESTATED CITIBANK MASTER LEASE. In the event the Carey Sale Transaction does not close in accordance with the Carey Sale Agreement on or before the Effective Date of the Plan, and provided that the Citibank Claims have voted to accept the Plan by the statutory prerequisites for such acceptance set forth in section 1126 of the Bankruptcy Code, the Citibank Claimholders will receive the following:

         (i) Reorganized AREC will, on the Effective Date of the Plan, execute and deliver the Restated Citibank Master Lease and the Restated Citibank Operative Documents; and

         (ii) Reorganized AMERCO will, on the Effective Date of the Plan, execute and deliver the New Citibank Guaranty.

         CONVEYANCE OF CITIBANK PROPERTIES. In the event the Citibank Claims vote to reject the Plan by the statutory prerequisites for such rejection set forth in section 1126 of the Bankruptcy Code, the Debtors reserve the right, in their sole discretion, either to: (i) surrender to the Citibank Claimholders all of their right, title and interest in and to the Citibank Properties in full and final satisfaction of all Claims arising under or related to the Citibank Master Lease and the Citibank Operative Documents, together with Cash in an amount equivalent to the Unsecured Deficiency Claim, if any such Claim exists, of the Citibank Claimholders as determined by a Final Order of the Bankruptcy Court pursuant to the Citibank Valuation Hearing; (ii) provide for the treatment of the Citibank Claims in accordance with the alternative treatment set forth in
Article 5.3(a) and (b) of the Plan; or (iii) provide such other treatment of the Citibank Claims that complies with section 1129 (b) of the Bankruptcy Code.

                  Class 4 (BMO Claims)

         Under the Plan, the BMO Claimholders will receive in full satisfaction, release and discharge of BMO Claims, one of the following alternative treatments.

         CASH - CAREY SALE PROCEEDS. On or before the Effective Date of the Plan, the BMO Claimholders will receive an amount of Cash from the Carey Sale Proceeds equivalent to the amount of the Allowed BMO Secured Claim, excluding therefrom, if applicable, any fine, penalty, interest or cost arising from or related to a default under the BMO Master Lease or the BMO Operative Documents, provided that: (i) the Carey Sale Agreement has been approved by a Final Order of the Bankruptcy Court on or before the Effective Date; (ii) the Carey Sale Transaction closes in accordance with the Carey Sale Agreement, including the payment of the Carey Sale Proceeds, on or before of the Effective Date; and (iii) the BMO Claims have voted to accept the Plan by the statutory prerequisites for such rejection pursuant to section 1126 of the Bankruptcy Code.

         RESTATED BMO MASTER LEASE. In the event the Carey Sale Transaction does not close in accordance with the Carey Sale Agreement on or before the Effective Date of the Plan and provided that the BMO Claims have voted to accept the Plan by the statutory prerequisites for such acceptance pursuant to section 1126 of the Bankruptcy Code, the BMO Claimholders will receive the following:

         (iii) Reorganized AREC and U-Haul will, on the Effective Date, execute and deliver the Restated BMO Master Lease and Restated BMO Operative Documents; and

         (iv) Reorganized AMERCO will, on the Effective Date, execute and deliver the New BMO Guaranty.

         CONVEYANCE OF BMO PROPERTIES. In the event the BMO Claims vote to reject the Plan by the statutory prerequisites for such rejection set forth in section 1126 of the Bankruptcy Code, the Debtors reserve the right, in their sole discretion, either to: (i) surrender and cause U-Haul to surrender to the BMO Claimholders all of their right, title and interest in and to the BMO Properties in full and final satisfaction of all Claims arising under or related to the Master Lease and the Operative Documents, together with Cash in an amount equivalent to the Unsecured Deficiency Claim, if any such Claim exists, of the BMO Claimholders as determined by a Final Order of the Bankruptcy Court pursuant to the BMO Valuation Hearing; (ii) to treat the BMO Claims in accordance with the alternative treatment set forth in Article 5.4 (a) and (b) of the Plan; or
(iii) provide such other treatment that complies with the provisions of section 1129(b) of the Bankruptcy Code.

                  Class 6 (AREC Note Claims)

         Under the Plan, upon the occurrence of the Effective Date, the AREC Note Claims will be Allowed in the amount set forth in the Restructuring Agreement (AREC Noteholders). On the Effective Date, the AREC Note Claimholders will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, their AREC Note Claims, a Pro Rata portion of: (a) Cash in the amount of $65,000,000; (b) Cash in an amount equal to the sum of (i) any and all accrued but unpaid interest on the AREC Notes from October 15, 2002 up to but not including the AREC Petition Date, payable at the default rate of interest under the AREC Notes, and (ii) any and all accrued and unpaid interest under the AREC Notes from the AREC Petition Date up to but not including the Effective Date, payable at the non-default rate of interest under the AREC Notes, plus reasonable costs and fees, including fees of their professional advisors; (c) $18,600,000 in aggregate principal amount of the New Term Loan A Notes issued pursuant to the Exit Financing Facility; and (d) $16,400,000 in aggregate principal amount of the New Term Loan B Notes issued pursuant to the New Term Loan B Notes Indenture. In the event of any inconsistency between the terms of the Plan and the terms of the Restructuring Agreement (AREC Noteholders), the Restructuring Agreement (AREC Noteholders) will control. In the event the Debtors fail to comply with the AREC Syndication Terms, then the holders of the AREC Note Claims will receive a Pro Rata portion of $16,400,000 in aggregate principal amount of the New Term Loan A Notes in lieu of the New Term Loan B Notes.

                  Class 7 (AMERCO Unsecured Claims)

         Under the Plan, on the Effective Date, each holder of Allowed AMERCO Unsecured Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such AMERCO Unsecured Claims such holder's Pro Rata portion of the following:

         (a) Cash in the amount of $143,000,000, provided, however, that the amount of Cash will be increased by the same amount, if any, by which the principal amount of Term Loan B Notes distributed to the AMERCO Unsecured Claimholders is less than $200,000,000.

         (b)      The SAC Holding Senior Notes.

         (c) New Term Loan B Notes in the principal amount of $200,000,000, provided, however, that the amount of the New Term Loan B Notes distributed to the AMERCO Unsecured Claimholders will be reduced by the same amount, if any, of New Term Loan B Notes distributed to the holders of the AREC Note and the holders of the JPMorgan Claims as a result of the satisfaction by the Debtors of the JPMorgan Syndication Terms and the AREC Syndication Terms as provided in Article 5.1 and
         Article 5.6 of the Plan.

         (d)      The New AMERCO Notes.

F.       CONTINUED CORPORATE EXISTENCE.

The Debtors

         Each of the Debtors will continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law in the jurisdiction in which each applicable Debtor is incorporated or otherwise formed and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws or other organizational documents are amended by the Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

Non-Debtors

         There are certain Affiliates of the Debtors that are not Debtors in the Chapter 11 Cases. The continued existence, operation and ownership of such non-Debtor Affiliates is a material component of the Debtors' businesses, and, as set forth in Article 11.1 of the Plan, all of the Debtors' equity interests and other property interests in such non-Debtor Affiliates will revest in the applicable Reorganized Debtor or its successor on the Effective Date.

G.       DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTORSS.

Officers

         The existing senior officers of the Debtors in office on the Effective Date will serve in their current capacities after the Effective Date, subject to the authority of the board of directors of the Reorganized Debtors.

Directors of AMERCO

         The current members of the board of directors of AMERCO on the Effective Date will continue to serve out their current term after the Effective Date, subject to the authority of the shareholders of AMERCO; provided that the board of directors, collectively, including any required committee thereof, will comply with any other qualification, experience, and independence requirements under applicable law, including the Sarbanes-Oxley Act of 2002 and the rules then in effect of the stock exchange or quotation system (including the benefit of any transition periods available under applicable law) on which the Existing Common Stock or Series A 8-1/2% Preferred Stock of AMERCO is listed.

Directors and Officers of AREC and Non-Debtor Affiliates

         The existing directors and officers of AREC and non-debtor Subsidiaries will continue to serve in their current capacities after the Effective Date, provided, however that AMERCO reserves the right to identify new officers and members of the board of directors of each of AREC and Non-Debtor Subsidiaries at any time thereafter.

H.       LISTING ON SECURITIES EXCHANGE OR QUOTATION SYSTEM.

         AMERCO will use its commercially reasonable best efforts to seek the continued listing, as promptly as practicable after the Effective Date, of the shares of Existing Common Stock and the Series A 8-1/2% Preferred Stock of AMERCO on a national securities exchange or for quotation on a national automated interdealer quotation system but will have no liability if it is unable to do so.

I.       SAC PARTICIPATION.

         On the Effective Date, SAC Holding will execute and deliver the SAC Notes Indenture, the SAC Holding Senior Notes and the SAC Holding Participation and Subordination Agreement (the "SAC Holding Note Documents"). The SAC Holding Note Documents will be duly and validly authorized, executed and delivered, and will constitute valid and binding obligations of SAC Holding, enforceable in accordance with their terms.

J.       CANCELLATION OF EXISTING DEBT SECURITIES.

         On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Debt Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, will be cancelled, and (b) the obligations of, and Claims against the Debtors under, relating, or pertaining to any agreements, indentures, or similar documents governing the Existing Debt Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, as the case may be, will be released and discharged; provided, however, that any agreement that governs the rights of the Claimholder and that is administered by an indenture trustee, an agent, or a servicer (each hereinafter referred to as a "Servicer") will continue in effect solely for purposes of (i) allowing such Servicer to make the distributions to be made on account of such Claims under the Plan as provided in Article V of the Plan and
(ii) permitting such Servicer to maintain any rights or liens it may have for fees, costs, and expenses under such Indenture or other agreement; provided, further, that the preceding provision will not affect the discharge of Claims against the Debtors under the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Reorganized Debtors. The Reorganized Debtors will not have any obligations to any

Servicer for any fees, costs, or expenses except that, nothing herein will preclude any Servicer from being paid or reimbursed for prepetition or postpetition fees, costs, and expenses from the distributions being made by such Servicer pursuant to such agreement in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court.

K.       EXIT FINANCING FACILITY

         Upon the Effective Date of the Plan, the Reorganized Debtors and U-Haul will enter into a syndicated Exit Financing Facility with Wells Fargo Foothill, Inc., as the lead arranger and administrative agent. The Exit Financing Facility, which will be guaranteed by substantially all of the Reorganized Debtors' and certain of their Subsidiaries, will consist of a $550,000,000 senior secured credit facility. Specifically, the Exit Financing Facility will consist of a revolving credit facility of up to $200,000,000 (the "Revolver") and the issuance of $350,000,000 of New Term Loan A Notes. The Revolver will also consist of a $50,000,000 letter of credit sub-facility. The ultimate amount eligible to be drawn down under the Revolver will depend upon a percentage of the value of borrowers' eligible real estate and vehicles, subject to agreed upon reserves for environmental remediation, title defects and other agreed upon reserves.

         Both the Revolver and the New Term Loan A Notes will mature on the fifth anniversary date of the Effective Date. No principal payments will be required under the Revolver until the maturity of the Exit Financing Facility. Amounts outstanding under the New Term Loan A Notes will amortize as follows: 1% at the end of each of the first four years of the term of the Exit Financing Facility, and 96% at the end of the fifth year of the Exit Financing Facility. The borrowers under the Exit Financing Facility may prepay any amounts outstanding after the third anniversary of the Exit Financing Facility without any prepayment penalty. Amounts prepaid during the first three years of the Exit Financing Facility will be subject to a prepayment penalty based upon a percentage of the average daily outstanding daily balance of the Exit Financing Facility and the average daily undrawn amount of letters of credit through the date of prepayment.

         Interest on amounts outstanding under the Exit Financing Facility will bear interest at a base LIBO rate plus a margin of 3.50% to 4.0% based on the amount of borrowers' senior indebtedness divided by consolidated annual EBITDA for the previous four fiscal quarters.

         All amounts owing under the Exit Financing Facility will be secured by a first position security interest in certain of the assets of the borrowers and guarantors under the Exit Financing Facility. Any real property subject to synthetic lease arrangements and any proceeds resulting from the sale, refinancing or other monetization of real property subject to synthetic lease arrangements will be excluded from the collateral. All notes owing from SAC Holding and its subsidiaries to any of the borrowers or guarantors under the Exit Financing Facility also will be excluded from the collateral. Other excluded assets from the collateral include, without limitation, proceeds from the PwC Action, the capital stock of Oxford and RepWest, real property under contact for sale, and real property subject to a lien in favor of Oxford.

         The Exit Financing Facility will contain financial covenants with respect to a minimum fixed charge coverage ratios. The Exit Financing Facility also will contain customary negative covenants, including, without limitation, limitations on additional indebtedness, liens, additional lease obligations, sales of assets, mergers and acquisitions and the declaration or payment of dividends.

L.       ISSUANCE OF NEW DEBT SECURITIES.

         For purposes of the Plan and section 1145 of the Bankruptcy Code, SAC Holding will be an Affiliate of the Debtors. On the Effective Date, SAC Holding will be deemed to have issued the SAC

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

Holding Senior Notes, the Reorganized Debtors will be deemed to have issued the remainder of the New Debt Securities and the Reorganized Debtors will be deemed to have issued the New Term Loan A Notes, each as set forth in Article V of the Plan. The issuance of the New Debt Securities and the distribution thereof as described above will be in compliance with applicable registration requirements or exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code or section 4(2) of the Securities Act.

         The following summary provides a brief overview of the New Debt Securities that will be issued pursuant to the Plan as currently contemplated and the final terms and conditions of the New Debt Securities could change substantially from the overview provided below.

New Term Loan B Notes

         The New Term Loan B Notes will be issued by the Reorganized Debtors pursuant to an indenture to holders of Class 1 Claims (JPMorgan Claims), Class 6 Claims (AREC Note Claims) and Class 7 Claims (AMERCO Unsecured Claims). The original aggregate principal amount of the New Term Loan B Notes will equal an amount not to exceed $200,000,000. The New Term Loan B Notes will mature no later than seven years from the date of issuance. Holders of the New Term Loan B Notes will receive interest only payments semi-annually at a rate to be determined by prevailing market conditions at the time of issuance. The New Term Loan B Notes will be secured by substantially all of the assets of the Reorganized Debtors and their domestic subsidiaries except for assets specifically excluded as part of the Exit Financing Facility. The New Term Loan B Notes will rank senior to all unsecured obligations of the Reorganized Debtors, and will rank junior to the New Term Loan A Notes and the Revolver debt issued under the revolving credit facility of the Exit Financing Facility.

New AMERCO Notes

         The New AMERCO Notes will be issued pursuant to an indenture issued by the Reorganized Debtors to holders of Allowed Class 7 Claims (AMERCO Unsecured Claims). The original aggregate principal amount of the New AMERCO Notes will equal the total amount of the Allowed Class 7 Claims, minus the amount of the Cash, SAC Holding Senior Notes and the New Term Loan B Notes distributed to the AMERCO Unsecured Claimholders in Class 7 pursuant to the Plan. The New AMERCO Notes will mature no later than ten years following the date of issuance. Holders of the New AMERCO Notes will receive interest only payments at a rate of 11.0% payable semi-annually. The New AMERCO Notes will be secured by certain of the assets of the Reorganized Debtors and their domestic subsidiaries, and certain assets specifically excluded as part of the Exit Financing Facility. The New AMERCO Notes will rank senior to all unsecured obligations of the Reorganized Debtors, and will rank junior to the New Term Loan A Notes, the New Term Loan B Notes and the Revolver debt issued under the revolving credit facility of the Exit Financing Facility.

SAC Holding Senior Notes

         The SAC Holding Senior Notes will be issued pursuant to an indenture issued by SAC Holding Corporation and SAC Holding II Corporation to holders of Class 7 Claims (AMERCO Unsecured Claims). The original aggregate principal amount of the SAC Holding Senior Notes will equal $200,000,000. The SAC Holding Senior Notes will mature no later than ten years from the date of issuance. Holders of the SAC Holding Senior Notes will receive interest only payments at a rate of 8.0% payable semi-annually.

         The SAC Holding Senior Notes will be senior unsecured obligations of SAC Holding Corporation and SAC Holding II Corporation ranking pari passu with other senior unsecured obligations.

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

However, the SAC Holding Senior Notes will effectively be structurally subordinated to the senior secured debt of SAC Holdings' subsidiaries held by the third party real property lenders. On or before the Effective Date, SAC Holding, AMERCO and the indenture trustee will enter into the SAC Participation and Subordination Agreement, which will provide for the subordination of the Existing SAC Holding Notes to the payment of the SAC Holding Senior Notes. The Agreement will also provide for a restructuring of the Existing SAC Holding Notes in a manner mutually agreeable to SAC Holding and the Debtors in order to reflect the issuance of the SAC Holding Senior Notes in satisfaction of an equivalent amount of AMERCO Unsecured Claims, and will further provide that, in the event of default in the SAC Holding Senior Notes, neither AMERCO and its affiliates nor the shareholder of SAC Holding Corporation will receive any distributions from SAC Holding Corporation until the SAC Holding Senior Notes have been paid in full.

M.       PRESERVATION OF CAUSES OF ACTION.

         In accordance with section 1l23(b)(3) of the Bankruptcy Code, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, will determine whether to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), and will not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action.

N.       EXCLUSIVITY PERIOD.

         The Debtors intend to retain the exclusive right to amend or modify the Plan, and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Effective Date.

O.       CORPORATE ACTION.

         Each of the matters provided for under the Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and will be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of any of the Debtors or the Reorganized Debtors.

P.       EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS.

         Each of the Chief Executive Officer and President, Secretary and General Counsel of the Debtors, or their respective designees, will be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan or to otherwise comply with applicable law. The secretary or assistant secretary of the Debtors will be authorized to certify or attest to any of the foregoing actions.

Q.       EXEMPTION FROM CERTAIN TRANSFER TAXES AND RECORDING FEES; SUBSEQUENT
         ISSUANCES.

         Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to the Plan, including SAC Holding, or any agreement regarding the transfer of title to or ownership of any of the Debtors' real or personal property will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or ether similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         All subsequent issuances, transfers or exchanges of securities, or the making or delivery of any instrument of transfer by Debtors on the Reorganized Debtors, as applicable, in these Chapter 11 Cases, whether in connection with a sale, transfer, or the making, delivery or recording of any deed or other instrument or transfer will be deemed in furtherance of the Plan.

                 VIII. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.       ASSUMPTION AND REJECTION OF CONTRACTS AND LEASES.

         All executory contracts and unexpired leases of the Debtors will be deemed assumed by the applicable Reorganized Debtor, as of the Effective Date, except for any executory contract or unexpired lease: (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date; or (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease, if applicable, has been filed with the Bankruptcy Court prior to the Confirmation Date. Entry of the Confirmation Order will constitute: (i) the approval, pursuant to section 365(a) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to the Plan or otherwise during the Chapter 11 Cases; and (ii) the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to the Plan or otherwise during the Chapter 11 Cases.

B.       PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED
         LEASES.

         On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtors will Cure any defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code.

C.       REJECTION DAMAGES BAR DATE.

         All proofs of Claim with respect to Claims arising from the Debtors' rejection of any executory contract or unexpired nonresidential lease will be filed with the Bankruptcy Court on or before the earlier of: (a) 45 days following the entry of the order of the Bankruptcy Court approving such rejection, provided the effectiveness of such order has not been stayed; and (b) 45 days following the Effective Date of the Plan. Any such Claim not so filed by that date will be forever barred.

                     IX. PROVISIONS GOVERNING DISTRIBUTIONS

A.       TIME OF DISTRIBUTIONS.

         Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under the Plan will commence on the Effective Date or as soon thereafter as practicable.

B.       NO INTEREST ON CLAIMS OR INTERESTS.

         Unless otherwise specifically provided for in the Plan, Confirmation Order, the DIP Credit Agreement, a post-petition agreement in writing between the Debtors and a Claimholder, or as otherwise ordered by the Bankruptcy Court, post-petition interest will not accrue or be paid on Claims, and no Claimholder will be entitled to interest accruing on or after the Petition Date on any Claim. Additionally, and without limiting the foregoing, interest will not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest.

C.       DISBURSING AGENT.

         The Reorganized Debtors will serve as the disbursing agent under the Plan and will make all distributions required under the Plan, except with respect to a holder of a Claim whose distribution is governed by an agreement and is administered by a Servicer, which distributions will be deposited with the appropriate Servicer, who will deliver such distributions to the holders of Claims in accordance with the provisions of the Plan and the terms of the governing agreement; provided, however, that if any such Servicer is unable to make such distributions, the Reorganized Debtor with the cooperation of such Servicer, will make such distributions.

D.       SURRENDER OF SECURITIES OR INSTRUMENTS.

         On or before the Effective Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim arising under, from or with respect to an Existing Debt Security (a "Certificate"), will surrender such Certificate to the Reorganized Debtor, or, with respect to indebtedness that is governed by an agreement and administered by a Servicer, the respective Servicer, and such Certificate will be cancelled solely with respect to the Debtors and such cancellation will not alter the obligations or rights of any non-Debtor third parties vis-a-vis one another to such instruments; provided, however, that Article 9.4 of the Plan will not apply to any Claims Reinstated pursuant to the terms of the Plan, including without limitation, those Claims being Reinstated pursuant to Article 11.13 and 11.14 of the Plan. No distribution of property under the Plan will be made to or on behalf of any such holder unless and until such Certificate is received by the Reorganized Debtors or the respective Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Reorganized Debtors or the respective Servicer. Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtors or the respective Servicer prior to the third anniversary of the Effective Date, will be deemed to have forfeited all rights and Claims in respect of such Certificate and will not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, will revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.

E.       SERVICES OF INDENTURE TRUSTEES, AGENTS AND SERVICERS.

         The services, with respect to implementation of the distributions contemplated by the Plan, of Servicers under the relevant agreements that govern the rights of Claimholders and Interestholders will be as set forth elsewhere in the Plan, and the Reorganized Debtors will reimburse any Servicer for reasonable and necessary services performed by it (including reasonable attorneys' fees) as contemplated by, and in accordance with, the Plan, without the need for the filing of an application with, or approval by, the Bankruptcy Court.

F.       CLAIMS ADMINISTRATION RESPONSIBILITY.

Reorganized Debtors.

         The Reorganized Debtors will retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving and making distributions (if any) with respect to all Claims against and Interests in the Debtors.

Filing of Objections.

         Unless otherwise extended by the Bankruptcy Court, any objections to Claims or Interests will be served and filed on or before forty-five (45) days following the Effective Date. Notwithstanding any authority to the contrary, an objection to a Claim or Interest will be deemed properly served on the Claimholder or Interestholder if the Debtors or the Reorganized Debtors effect service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) to the extent counsel for a Claimholder or Interestholder is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or interest or other representative identified on the proof of claim or interest or any attachment thereto: or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the Claimholder's or Interestholder's behalf in the Chapter 11 Cases.

Delivery of Distributions.

         Distributions to Allowed Claimholders will be made by the Reorganized Debtor or the appropriate Servicer (a) at the addresses set forth on the proofs of claim filed by such Claimholders (or at the last known addresses of such Claimholders if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Debtors or the Reorganized Debtors, as applicable, after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Reorganized Debtors have not received a written notice of a change of address, or (d) in the case of a Claimholder whose Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer. If any Claimholder's distribution is returned as undeliverable, no further distributions to such Claimholder will be made unless and until the Disbursing Agent or the appropriate Servicer is notified of such Claimholder's then-current address, at which time all missed distributions will be made to such Claimholder or Interestholder without interest. Amounts in respect of undeliverable distributions will be returned to the Reorganized Debtors until such distributions are claimed. All funds or other undeliverable distributions returned to the Reorganized Debtors and not claimed within six months of return will revert to the Reorganized Debtors.

G.       PROCEDURES FOR TREATING AND RESOLVING DISPUTED AND CONTINGENT CLAIMS.

No Distributions Pending Allowance.

         No payments or distributions will be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim or Disputed Interest has become an Allowed Claim or Allowed interest. All objections to Claims or Interests must be filed on or before forty-five (45) following the Effective Date.

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

Distributions After Allowance.

         If a Disputed Claim or Disputed Interest becomes, in whole or in part, an Allowed Claim or Allowed Interest, the Reorganized Debtors will distribute to the holder thereof the distributions, if any, to which such holder is entitled. No interest will be paid on Disputed Claims or Disputed Interests that later become Allowed Claims or Allowed Interests or with respect to any distribution in satisfaction thereof. The Reorganized Debtors will be responsible for all distributions to holders of Disputed Claims or Disputed Interests that become, in whole or in part, Allowed Claims or Allowed Interests. The Reorganized Debtors will not be required to create or maintain a separate distribution reserve to make payments pursuant to Article 9.8(b) of the Plan.

De Minimis Distributions.

         The Reorganized Debtors or the Servicers, as applicable, will not be required to make distributions of less than one hundred dollars ($100) with respect to any Allowed Claim, unless a request therefor is made in writing to the Reorganized Debtors on or before forty-five (45) days following the Effective Date.

Fractional Securities; Fractional Dollars.

         Neither the Reorganized Debtors nor the Servicer will be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

            X. ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

A.       DIP FACILITY CLAIM.

         On the Effective Date, the DIP Facility Claim will be allowed in an amount to be agreed upon by the Debtors and, as applicable, the DIP Lenders, or as ordered by the Bankruptcy Court with notice to the Statutory Committees, not less than five (5) Business Days prior to the Effective Date, and all obligations of the Debtors under the DIP Facility will be paid in full in Cash on the Effective Date; provided, however, that with respect to letters of credit issued under the DIP Facility, such claims may be satisfied in full by the cash collateralization of such letters of credit or by procuring back-up letters of credit. Upon compliance with the foregoing sentence, all liens and security interests granted to secure such obligations will be deemed cancelled and will be of no further force and effect. To the extent that the DIP Lenders or the DIP Agent have filed or recorded publicly any liens and/or security interest to secure the Debtors' obligations under the DIP Facility, the DIP Lenders or the DIP Agent, as the case may be, will take any commercially reasonable steps requested by the Debtors that are necessary to cancel and/or extinguish such publicly filed liens and/or security interests.

B.       PROFESSIONAL CLAIMS.

         Final Fee Applications. All final requests for payment of Professional Claims, Key Ordinary Course Professional Claims, and requests for reimbursement of expenses of members of the Statutory Committees must be filed no later than forty-five (45) days following the Effective Date.

         Payment of Interim Amounts. Subject to the Holdback Amount, on the Effective Date, the Debtors or Reorganized Debtors will pay all amounts owing to Professionals, Key Ordinary Course Professionals, and members of the Statutory Committees for all outstanding amounts payable relating to prior periods through the Effective Date. In order to receive payment on the Effective Date for unbilled fees and expenses incurred through such date, the Professionals and Key Ordinary Course Professionals will estimate fees and expenses due for periods that have not been billed as of the Effective Date and will deliver such estimate to the Debtors, counsel for the Statutory Committees, and the United States Trustee. Within forty-five (45) days after the Effective Date, a Professional receiving payment for the estimated period will submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order or the Ordinary Course Professional Order, as applicable. Should the estimated payment received by any Professional exceed the actual fees and expenses for such period, this excess amount will be credited against the Holdback Amount for such Professional or, if the award of the Holdback Amount for such matter is insufficient, disgorged by such Professional.

         Holdback Amount. The Holdback Amount will not be considered property of the Debtors, the Reorganized Debtors or the Estates. The Reorganized Debtors will pay to Professionals the Holdback Amount within ten (10) days following allowance thereof by the Bankruptcy Court.

         Post-Effective Date Retention. Upon the Effective Date, any requirement that Professionals or Key Ordinary Course Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors will employ and pay Professionals and Key Ordinary Course Professionals in the ordinary course of business.

C.       SUBSTANTIAL CONTRIBUTION COMPENSATION AND EXPENSES BAR DATE.

         Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code must file an application with the clerk of the Bankruptcy Court on or before the forty-fifth (45th) day after the Effective Date (the "503 Deadline"), and serve such application on counsel for the Debtors and the Reorganized Debtors and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.

D.       OTHER ADMINISTRATIVE CLAIMS.

         All other requests for payment of an Administrative Claim (other than as set forth in Article 10.1, Article 10.2 or Article 10.3 of the Plan) must be filed and served on counsel for the Debtors and the Reorganized Debtors no later than forty-five (45) days after the Effective Date. Any request for payment of an Administrative Claim pursuant to this Article 10.4 that is not timely filed and served will be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors. The Debtors or the Reorganized Debtors may settle an Administrative Claim without further Bankruptcy Court approval. Unless the Debtors or the Reorganized Debtors object to an Administrative Claim, such Administrative Claim will be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court will determine the allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim that is paid or payable by the Debtors in the ordinary course of business.

                 XI. EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

A.       REVESTING OF ASSETS.

         Except as otherwise explicitly provided in the Plan, on the Effective Date, all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) will revest in each of the Debtors that owned such property or interest in property as of the Effective Date, free and clear of all Claims, liens, charges, encumbrances, rights and Interests of creditors and equity security holders. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

B.       DISCHARGE OF THE DEBTORS.

         Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in the Plan or in the Confirmation Order, the distributions and rights that are provided in the Plan will be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of Claims and Causes of Action, whether known or unknown, against, liabilities of liens on, obligations of rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property has been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, but not limited to, Claims and Interests that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such Claim, debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such Claim, debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, right, or Interest accepted the Plan. The Confirmation Order will be a judicial determination of the discharge of all Claims against and Interests in the Debtors, subject to the Effective Date occurring.

C.       COMPROMISES AND SETTLEMENTS.

         In accordance with Article 9.6 of the Plan, pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various (a) Claims against them and (b) Causes of Action that they have against other Persons up to and including the Effective Date. After the Effective Date, such right will pass to the Reorganized Debtors as contemplated in Article 11.1 of the Plan, without the need for further approval of the Bankruptcy Court, except as otherwise set forth in the Plan.

D.       RELEASE BY DEBTORS OF CERTAIN PARTIES.

         Pursuant to section 1123(b)(3) of the Bankruptcy Code, effective as of the Effective Date, the Debtors, in their individual capacity and as debtors-in-possession for and on behalf of their Estates, will release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged all Released Parties for and from any and all claims or Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor or any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence or event in any manner related to any such Claims, Interests, restructuring or the Chapter 11 Cases. The Reorganized Debtors will be bound, to the same extent the Debtors are bound, by all of the releases set forth above.

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

E.       RELEASE BY HOLDERS OF CLAIMS.

         As of the Effective Date, the Debtors and Reorganized Debtors will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors, the Chapter 11 Cases or the Plan (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against: (a) the directors, officers, employees, agents and professionals of the Debtors as of the Petition Date and thereafter;
(b) the holders of Prepetition Lender Claims; (c) the Prepetition Agent; (d) the holders of the Prepetition Note Claims, (e) each Prepetition Lender; (f) the holders of the AREC Notes; and (g) the directors, officers, employees, agents, and professionals (as of the Petition Date and thereafter) of the entities released in subclauses (b) - (f).

                  As of the Effective Date, each holder of an Impaired Claim that affirmatively elects on the ballot for voting on the Plan to do so, will in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the securities, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the securities, contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, or the Plan against: (a) the Debtors and the Reorganized Debtors; (b) the directors, officers, employees, agents and professionals of the Debtors as of the Petition Date and thereafter;
(c) the holders of Prepetition Lender Claims and agents thereto; (d) the Prepetition Agent; (e) the holders of Prepetition Note Claims; (f) each Prepetition Lender; (g) the holders of the AREC Notes; and (h) the directors, officers, employees, agents, and professionals (as of the Petition Date and thereafter) of the entities released in subclauses (c) - (h) acting in such capacity.

         None of the Debtors or their Estates, the Reorganized Debtors, the directors, officers, employees, agents and professionals of the Debtors as of the Petition Date and thereafter, the holders of Prepetition Lender Claims, the Prepetition Agent, the holders of the Prepetition Note Claims, each Prepetition Lender, the holders of the AREC Notes, and the directors, officers, employees, agents, and professionals (as of the Petition Date and thereafter) of such entities, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys will have or incur any liability to any holder of a claim or an interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating negotiating or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct, and in all respects will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

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

F.       SETOFFS.

         The Debtors may, but will not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Claimholder but neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Claimholder.

G.       SUBORDINATION RIGHTS.

         Except as otherwise specifically provided for in the Plan, all Claims against the Debtors and all rights and claims between or among Claimholders relating in any manner whatsoever to distributions on account of Claims against or Interests in the Debtors, based upon any claimed subordination rights, whether asserted or unasserted, legal or equitable, will be deemed satisfied by the distributions under the Plan to Claimholders or Interestholders having such subordination right, and such subordination rights will be deemed waived, released, discharged, and terminated as of the Effective Date.

H.       EXCULPATION AND LIMITATION OF LIABILITY.

         Subject to Article 11.10 of the Plan, the Debtors, the Reorganized Debtors, the Statutory Committees, the members of the Statutory Committees in their capacities as such, the DIP Lenders in their capacities as such, the DIP Agent in its capacity as such, the Prepetition Agent in its capacity as such, the Prepetition Lenders in their capacities as such, any indenture trustee for the Prepetition Notes serving after the Petition Date in its/their capacity as such, each holder of the AREC Notes, and any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties' successors and assigns, will not have or incur, and are hereby forever released, waived, and discharged from, any claims, obligations, suit, judgments, damages, demands, debts, rights, Causes of Action, or liabilities to one another or to any Claimholder or Interestholder, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Debtors' Chapter 11 Cases, negotiation and filing of the Plan, filing the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, now existing or hereafter arising in law, equity or otherwise that are based in whole or party on any act, omission, transaction, event or occurrence, taking place on or prior to the Effective Date, except for their willful misconduct and except with respect to obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases, and in all respects sha1l be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. No Claimholder or Interestholder, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, will have any right of action against the parties listed in this Article for any act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan.

I.       INDEMNIFICATION OBLIGATIONS.

         The Indemnification Rights of any Indemnitee will be deemed and treated as executory contracts that the Reorganized Debtors will assume pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such Indemnification Rights will survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such Indemnification Rights is owed for an act or event occurring before or after the Petition Date. Without limiting the foregoing and in addition to the foregoing, the Reorganized Debtor will assume all Indemnification Rights referred to herein. As such, the Plan, in effect provides administrative claim treatment for pre-petition Indemnification Rights , if any, based on substantial contributions made by the Debtors directors, officers, and/or employees.

J.       EXCLUSIONS AND LIMITATIONS ON EXCULPATION, INDEMNIFICATION, AND
         RELEASES.

         D&O Insurance Policies maintained by the Debtors will be assumed. Entry of the Confirmation Order will constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code. The Reorganized Debtors will have the authority, in their sole discretion to maintain from the Effective Date D&O Insurance Policy coverage for the categories of individuals covered, as of the Petition Date, by such policies at levels and on terms no less favorable to such individuals than the terms and levels provided for under the policies assumed pursuant to the Plan.

K.       INJUNCTION.

         The satisfaction, release, and discharge pursuant to Article XI of the Plan will act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under the Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

L.       AMERCO/AREC GUARANTY OBLIGATIONS.

         The AMERCO/AREC Guaranty Obligations are set forth on Exhibit E to the Plan, and relate to AMERCO's guaranty of the obligations of U-Haul and some of its Subsidiaries under certain TRAC Leases. Notwithstanding the commencement of the Chapter 11 Cases, U-Haul and its Subsidiaries have continued to make all contractual payments required under the TRAC Leases. On the Effective Date, and unless otherwise specifically provided for in the Plan, the AMERCO/AREC Guaranty Obligations will be deemed Reinstated under the Plan, and any non-monetary default with respect to the obligations underlying the AMERCO/AREC Guaranty Obligations, will be deemed Cured.

M.       PMPP SUPPORT AGREEMENT.

         On the Effective Date, AMERCO's obligations under the PMPP Support Agreement will be deemed Reinstated under the Plan and any non-monetary default will be deemed Cured.

                     XII. CERTAIN FACTORS TO BE CONSIDERED

         The holder of a Claim against a Debtor should read and carefully consider the following factors, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference herein) before deciding whether to vote to accept or to reject the Plan.

A.       GENERAL CONSIDERATIONS.

         The formulation of a reorganization plan is the principal purpose of a Chapter 11 case. The plan sets forth the means for satisfying the holders of claims against and interest in the debtors. The recapitalization of the Debtors preserves and realizes the going concern value of the Debtors for their Claimholders and Interestholders. Moreover, reorganization of the Debtors' business and operations under the proposed Plan also avoids the potentially adverse impact of a liquidation on the Debtors' employees and many of its customers, trade vendors, suppliers of goods and services, and lessor.

B.       CERTAIN BANKRUPTCY CONSIDERATIONS.

         If the Plan is not confirmed and consummated, there can be no assurance that the Chapter 11 Cases will continue rather than be converted to a liquidation or that any alternative plan of reorganization would be on terms as favorable to the holders of Claims and Interests as the terms of the Plan. If a liquidation or protracted reorganization were to occur, there is a substantial risk that the value of the Debtors' enterprise would be substantially eroded to the detriment of all stakeholders. See Appendix 6 attached to this Disclosure Statement for a liquidation analysis of the Debtors.

         Although the Debtors believe that the Plan will satisfy all requirements necessary for Confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. There can also be no assurance that modifications of the Plan will not be required for Confirmation, that such negotiations would not adversely affect the holders of Allowed Claims and Equity Interests, or that such modifications would not necessitate the re-solicitation of votes.

         If any impaired class of claims or equity interests does not accept a plan of reorganization, a bankruptcy court may nevertheless confirm such a plan of reorganization at the proponent's request if at least one impaired class has accepted the plan of reorganization (without including the acceptance of any "insider" in such class) and, as to each impaired class that has not accepted the plan of reorganization, the bankruptcy court determines that the plan of reorganization "does not discriminate unfairly" and is "fair and equitable" with respect to rejecting impaired classes. If any Impaired Class of Claims fails to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Debtors reserve the right to request nonconsensual Confirmation of the Plan in accordance with section 1129(b) of the Bankruptcy Code.

C.       BUSINESS FACTORS AND COMPETITIVE CONDITIONS.

         The Debtors operate in a highly competitive industry.

         The truck rental industry is highly competitive and includes a number of significant national and hundreds of regional and local competitors. Competition is generally based on price, product quality, convenience, availability, brand name recognition and service. In our truck rental business, we face competition from Budget Car and Truck Rental Company and Penske Truck Leasing. Some of our competitors may have greater financial resources than we have. The Debtors cannot assure you that we will not be forced to reduce our rental prices or delay price increases.

         The Debtors and their Subsidiaries compete with national and regional self-storage operators as well as local operators. Competition in the market areas in which we operate is significant and affects the occupancy levels, rental rates and operating expenses of our facilities. Competition might cause us to experience a decrease in occupancy levels, limit our ability to increase rental rates and compel us to offer discounted rental rates which could have a material adverse effect on our operating results.

         Entry into the self-storage business through acquisition of existing facilities is possible for persons or institutions with the required initial capital. Development of new self-storage facilities is more difficult, however, due to zoning, environmental and other regulatory requirements. The self-storage industry has in the past experienced overbuilding in response to perceived increases in demand. The Debtors cannot assure you that we will be able to successfully compete in existing markets or expand into new markets.

         Control of AMERCO remains in the hands of a small contingent.

         As of June 30, 2003, Edward J. Shoen, Chairman of the Board of Directors and President of AMERCO, James P. Shoen, a director of AMERCO, and Mark V. Shoen, an executive officer of AMERCO, collectively own 8,893,078 shares (approximately 43.1%) of the outstanding common shares of AMERCO. Accordingly, Edward J. Shoen, Mark V. Shoen and James P. Shoen will be in a position to continue to influence the election of the members of the Board of Directors and approval of significant transactions. In addition, 2,402,456 shares (approximately 11.7%) of the outstanding common shares of AMERCO, including shares allocated to employees and unallocated shares, are held by AMERCO's Employee Savings and Employee Stock Ownership Trust.

         AMERCO's operations subject it to numerous environmental regulations and the possibility that environmental liability in the future could adversely affect AMERCO's operations.

         Compliance with environmental requirements of federal, State and local governments significantly affects AMERCO's business. Among other things, these requirements regulate the discharge of materials into the water, air and land and govern the use and disposal of hazardous substances. Under environmental laws, AMERCO can be held strictly liable for hazardous substances that are found on real property AMERCO has owned or operated. AMERCO is aware of issues regarding hazardous substances on some of AMERCO's real estate and AMERCO has put in place a remedial plan at each site where AMERCO believes such a plan is necessary. AMERCO regularly makes capital and operating expenditures to stay in compliance with environmental laws. In particular, AMERCO has managed a testing and removal program since 1988 for AMERCO's underground storage tanks. Under this program, AMERCO spent $43,700,000 between April 1988 and March 31, 2003. Despite these compliance efforts, risk of environmental liability is part of the nature of AMERCO's business.

         While AMERCO does not expect the future cost of compliance with environmental laws or future environmental liabilities, including compliance and remediation costs, to have a material adverse effect on AMERCO's business, environmental laws and regulations are complex, change frequently and could become more stringent in the future. AMERCO cannot assure you that future compliance with these regulations or future environmental liabilities will not have a material adverse effect on AMERCO's business.

         AMERCO's business is seasonal.

         AMERCO's business is seasonal and AMERCO's results of operations and cash flows fluctuate significantly from quarter to quarter. Historically, revenues have been stronger in the first and second fiscal quarters due to the overall increase in moving activity during the spring and summer months. The fourth fiscal quarter is generally weakest, when there is a greater potential for adverse weather conditions.

         AMERCO obtains its rental trucks from a limited number of manufacturers.

         In the last ten years, AMERCO purchased all of its rental trucks from Ford and General Motors. Although AMERCO believes that it has alternative sources of supply for its rental trucks, termination of one or more of AMERCO's relationships with any of these suppliers could have a material adverse effect on AMERCO's business, financial condition or results of operations.

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

         AMERCO's property and casualty insurance business has suffered extensive losses.

         AMERCO's property and casualty insurance business, RepWest, has experienced significant net losses totaling approximately $77,000,000 for the three calendar years ended December 31, 2002. These losses are primarily attributable to business lines that were unprofitable as underwritten. To restore profitability in RepWest, AMERCO is exiting all non-U-Haul related lines and the exit may result in near term losses as these lines are eliminated. Although AMERCO believes the changes will have a positive impact on the financial position of RepWest, there can be no assurance that AMERCO will be successful in returning RepWest to sustained profitability. AMERCO's inability to sustain profitability could have a material adverse effect on AMERCO's earnings and financial position.

         AMERCO's insurance businesses have recently suffered downgrades in their ratings from national insurance company rating agencies.

         A.M. Best has recently downgraded RepWest and Oxford. These downgrades have affected their standing in the insurance industry and caused their premiums to decrease. Ratings have become an increasingly important factor in establishing the competitive position of insurance companies. A.M. Best ratings reflect its opinion of an insurance company's financial strength, operating performance, strategic position and ability to meet its obligations to policyholders. The A.M. Best ratings are C for RepWest and C+ for Oxford.

         Notes receivable from SAC Holding are a significant portion of AMERCO'S total assets.

         At March 31, 2003, AMERCO held $394,200,000 of mortgage loans and notes due from SAC Holding. Although these assets have been eliminated in the consolidated financial statements, AMERCO has significant economic exposure to SAC Holding. SAC Holding has total outstanding indebtedness and other obligations of $982,200,000 at March 31, 2003. AMERCO holds various senior and junior unsecured notes of SAC Holding. The senior unsecured notes of SAC Holding that AMERCO holds rank equal in right of payment with the notes of certain senior mortgage holders, but junior to the extent of the collateral securing the applicable mortgages and junior to the extent of the cash flow waterfalls that favor the senior mortgage holders. If SAC Holding are unable to meet their obligations to their senior lenders, it could trigger a default on their obligations to AMERCO. In such an event of default, AMERCO could suffer a significant loss to the extent the value of the underlying collateral on AMERCO's loans to SAC Holding is inadequate to repay SAC Holdings' senior lenders and AMERCO. There can be no assurance that SAC Holding will not default on their loans to their senior lenders or that the value of SAC Holdings' assets upon liquidation would be sufficient to repay AMERCO in full.

         AMERCO is a holding company and is dependent on its subsidiaries for cash flow.

         As a holding company with no business operations, AMERCO's material assets consist only of the stock of its subsidiaries. AMERCO has to rely upon dividends and other payments from its subsidiaries to generate the funds necessary to pay its obligations. AMERCO's subsidiaries, however, are legally distinct from AMERCO and have no obligation, contingent or otherwise, to make funds available to AMERCO. The ability of AMERCO's subsidiaries to make dividend and other payments to AMERCO is subject to, among other things, the availability of funds, the terms of the indebtedness of AMERCO's subsidiaries and applicable state laws and insurance regulations.

         AMERCO faces risks related to an SEC investigation and securities litigation.

         The SEC has issued a formal order of investigation to determine whether AMERCO has violated the Federal securities laws. Although AMERCO has fully cooperated with the SEC in this matter and

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

intends to continue to fully cooperate, the SEC may determine that AMERCO has violated Federal securities laws. AMERCO cannot predict when this investigation will be completed or its outcome. If the SEC makes a determination that AMERCO has violated Federal securities laws, AMERCO may face sanctions, including, but not limited to, significant monetary penalties and injunctive relief.

         In addition, AMERCO has been named a defendant in a number of class action and related lawsuits. The findings and outcome of the SEC investigation may affect the class-action lawsuits that are pending. AMERCO is generally obliged, to the extent permitted by law and the Plan, to indemnify its directors and officers who are named defendants in some of these lawsuits. AMERCO is unable to estimate what its liability in these matters may be, and AMERCO may be required to pay judgments or settlements and incur expenses in aggregate amounts that could have a material adverse effect on AMERCO's financial condition or results of operations.

         AMERCO faces risks related to a Department of Labor Investigation.

         The DOL is presently investigating whether there were violations of ERISA involving the AMERCO ESOP. Although AMERCO has fully cooperated with the DOL in this matter and intends to continue to fully cooperate, the DOL may determine that AMERCO has violated ERISA. In that event, AMERCO may face sanctions, including, but not limited to, significant monetary penalties and injunctive relief.

         AMERCO's common stock may be delisted from the NASDAQ Stock Market.

         On June 24, 2003, AMERCO received a letter from Nasdaq indicating that, in light of AMERCO's recent Chapter 11 filing, the Panel, would consider such filing and associated concerns in rendering a determination regarding AMERCO's continued listing status. Nasdaq has requested, and AMERCO has provided, information regarding AMERCO's Chapter 11 Cases and the anticipated effect of the reorganization process on the shareholders of AMERCO. On August 13, 2003, AMERCO received a letter from Nasdaq indicating that the Panel had determined to continue the listing of AMERCO's common stock on Nasdaq provided that: (1) on or before August 22, 2003, AMERCO files its Annual Report on Form 10-K for the fiscal year ended March 31, 2003, and its Quarterly Report Form 10-Q for the quarter ended June 30, 2003, with the SEC and Nasdaq; (2) on or before deadlines to be determined by the Panel, AMERCO submits to Nasdaq a copy of AMERCO's Plan as filed with the Bankruptcy Court, as well as copies of any amendments to the Plan; documentation evidencing that AMERCO has commenced the solicitation of votes regarding the Plan, as well as documentation evidencing that the Plan has been confirmed by the Bankruptcy Court; and (3) on or before deadlines established by the Panel, AMERCO submits documentation to Nasdaq evidencing its emergence from bankruptcy. In addition to the foregoing, AMERCO must comply with all other requirements for continued listing on Nasdaq. AMERCO has filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2003, and its Quarterly Report Form 10-Q for the quarter ended June 30, 2003, with the SEC and Nasdaq, but did not meet the deadline to file its Form 10-Q as discussed above. Although AMERCO intends to take all actions available to maintain its Nasdaq listing, there can be no assurance that AMERCO will be able to do so.

         AMERCO's preferred stock may be delisted from the New York Stock Exchange.

         The New York Stock Exchange has completed a review of the continued listing of the Series A 8 1/2% preferred stock of AMERCO following its filing for protection under Chapter 11. According to NYSE, this assessment has shown that AMERCO is currently in compliance with all of the NYSE's quantitative continued listing standards. The NYSE will continue to closely monitor events at AMERCO in connection with assessing the appropriateness of continued listing of AMERCO's preferred stock. The

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

NYSE has indicated that it will give consideration to immediate suspension of AMERCO's preferred stock if authoritative advice is received that AMERCO's securities, including the common stock, are without value, or if AMERCO subsequently falls below any of the NYSE's quantitative continued listing standards. In addition, the NYSE noted that it may, at any time, suspend a security if it believes that continued dealings in the security on the NYSE are not advisable. Accordingly, there can be no assurance that AMERCO's preferred stock will continue to be listed on NYSE.

         RepWest has consented to an Order of Supervision issued by the Arizona Department of Insurance.

         On May 20, 2003, RepWest consented to an Order of Supervision issued by the DOI. Pursuant to this Order and Arizona law, during the period of supervision, RepWest may not engage in certain activities without the prior approval of the DOI.

         The requirements to abate the order are for RepWest to eliminate the specific credit risk associated with the exposures to AMERCO and its affiliates and establish that it possesses surplus sufficient with Arizona law and as the Arizona Director of Insurance may require based on type, volume or nature of its business pursuant to Arizona law.

         In addition, if RepWest fails to satisfy the requirements to abate DOI's concerns, the DOI may take further action, including, but not limited to, commencing a conservatorship.

D.       INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS.

         The Projections set forth in Appendix 4 and Appendix 5 annexed hereto cover the operations of the Reorganized Debtors on a consolidated basis and SAC Holding, respectively, through fiscal year 2007. The Projections are based on numerous assumptions including the timing, confirmation, and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors and SAC Holding, general business and economic conditions, and other matters, many of which are beyond the control of the Reorganized Debtors and SAC Holding and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date that this Disclosure Statement is approved by the Bankruptcy Court may affect the actual financial results of the Debtors' and SAC Holdings' operations.

         There are various assumptions that are material and may adversely affect the ability of the Reorganized Debtors and SAC Holding to make payments with respect to post-Effective Date indebtedness and to achieve the Projections. Because the actual results achieved throughout the periods covered by the Projections can be expected to vary from the projected results, the Projections should not be relied upon as a guaranty, representation, or other assurance that the actual results will occur.

         Except with respect to the Projections and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. None of the Debtors, the Reorganized Debtors nor SAC Holding intend to update the Projections for the purposes hereof; thus, the Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Projections.

E.       ACCESS TO FINANCING AND TRADE TERMS.

         The Debtors' and their Subsidiaries' operations are dependent on the availability and cost of working capital financing and may be adversely affected by any shortage or increased cost of such

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

financing. Debtors believe that substantially all of their needs for funds necessary to consummate the Plan and for post-Effective Date working capital financing will be met by projected operating cash flow and the Exit Financing Facility. Moreover, if the Debtors or the Reorganized Debtors require working capital and trade financing greater than that provided by projected operating cash flow, the Exit Financing Facility, and trade financing, they may be required either to (a) obtain other sources of financing or (b) curtail their operations. The Debtors believe that the recapitalization to be accomplished through the Plan will facilitate the ability to obtain additional or replacement working capital financing. No assurance can be given, however, that any additional replacement financing will be available on terms that are favorable or acceptable to the Debtors or the Reorganized Debtors.

F.       CLAIMS ESTIMATIONS.

         There can be no assurance that the estimated Claim amounts set forth herein are correct. The actual Allowed amount of Claims may differ in some respect from the estimates. The estimated amounts are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions provide incorrect, the actual Allowed amount of Claims may vary from those estimated herein.

G.       MARKET FOR THE NEW DEBT SECURITIES.

         There can be no assurance that an active market for the New Debt Securities to be distributed pursuant to the Plan will develop, and no assurance can be given as to the prices at which such securities might be traded.

         The valuation of the Reorganized Debtors could be substantially lower than that estimated by the Debtors in Appendix 7 to this Disclosure Statement, and could be adversely impacted over time if the Reorganized Debtors' business plan does not meet expectations or if factors beyond the Reorganized Debtors' control materialize, including war, terrorist attacks, recession, or further weakening of the economy.

H.       DIVIDENDS.

         The Debtors do not anticipate that cash dividends or other distributions will be paid with respect to the Common Stock in the foreseeable future.

               XIII. RESALE OF SECURITIES RECEIVED UNDER THE PLAN

A.       ISSUANCE OF SECURITIES.

          Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under section 5 of the Securities Act and state laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must hold prepetition or administrative expense claims against the debtor or interests in the debtor; and
(iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or principally in exchange for such claims or interests and partly for cash or property. Except as noted below, the Debtors believe that the offer and sale of the debt securities under the Plan to Claimholders satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and are, therefore, exempt from registration under the Securities Act and state securities laws.

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

B.       SUBSEQUENT TRANSFERS OF NEW DEBT SECURITIES.

          The New Debt Securities or other securities to be issued pursuant to the Plan may be freely transferred by most recipients following initial issuance under the Plan, and all resales and subsequent transactions in the New Debt Securities or other securities so issued are exempt from registration under federal and state securities laws, unless the holder is an "underwriter" with respect to such securities. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

                  (i) persons who purchase a claim against, an interest in, or a claim for an administrative expense against the debtor with a view to distributing any security received in exchange for such claim or interest;

                  (ii) persons who offer to sell securities offered under a plan for the holders of such securities;

                  (iii) persons who offer to buy such securities from the holders of such securities, if the offer to buy is:

                           (A)      with a view to distributing such securities;
and

                           (B)      under an agreement made in connection with
the Plan, the consummation of the Plan. or with the offer or sale of securities under the Plan; or

                  (iv) a person who is an "issuer" with respect to the securities as the term "issuer" is defined in section 2(11) of the Securities Act.

          Under section 2(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control of the issuer.

          To the extent that Persons who receive New Debt Securities pursuant to the Plan are deemed to be "underwriters." resales by such persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Persons deemed to be underwriters would, however, be permitted to sell such New Debt Securities or other securities without registration pursuant to the provisions of Rule 144 under the Securities Act. These rules permit the public sale of securities received by "underwriters" if current information regarding the issuer is publicly available and if volume limitations and certain other conditions are met.

          Whether or not any particular person would be deemed to be an "underwriter" with respect to the New Debt Securities or other security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors and SAC Holding express no view as to whether any particular Person receiving New Debt Securities or other securities under the Plan would be an "underwriter" with respect to such New Debt Securities or other securities.

          Given the complex and subjective nature of the question of whether a particular holder may be an underwriter, the Debtors and SAC Holding make no representation concerning the right of any person to trade in the New Debt Securities or other securities. The Debtors and SAC Holding recommend that potential recipients of the New Debt Securities or other securities consult their own counsel concerning whether they may freely trade New Debt Securities or other securities without compliance with the Securities Act or the Exchange Act.

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            XIV. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         A summary description of certain United States federal income tax consequences of the Plan is provided below. This description is for informational purposes only and, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Plan as discussed herein. This disclosure describes only the principal United States federal income tax consequences of the Plan to the Debtors and to the Claimholders who are entitled to vote to accept or reject the Plan. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the Internal Revenue Service (the "IRS") or any other tax authorities have been sought or obtained with respect to any tax consequences of the Plan, and the discussion below is not binding upon the IRS or such other authorities. No representations are being made to the Debtors or any Claimholder regarding the particular tax consequences of the confirmation and consummation of the Plan. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position from any discussed herein.

         The following discussion of United States federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, judicial authorities, published positions of the IRS and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect).

         The following discussion does not address foreign, state, or local tax consequences of the Plan, nor does it purport to address the United States federal income tax consequences of the Plan to special classes of taxpayers (e.g., banks and certain other financial institutions, insurance companies, tax-exempt organizations, governmental entities, persons that are, or hold their Claims through, pass-through entities, persons whose functional currency is not the United States dollar, foreign persons, dealers in securities or foreign currency, employees of the Debtors, persons who received their Claims pursuant to the exercise of an employee stock option or otherwise as compensation and persons holding Claims that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale, or conversion transaction). Furthermore, the following discussion does not address United States federal taxes other than income taxes.

         Holders of Claims are strongly urged to consult their own tax advisor regarding the United States federal, state and local and any foreign tax consequences of the transactions described in this Disclosure Statement and in the Plan.

A.       UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS.

         Cancellation of Indebtedness Income

         Under the Plan, some of the Debtors' outstanding indebtedness will be satisfied in exchange for Cash, newly issued Securities, and/or other property. The satisfaction of a debt obligation for an amount of Cash and other property having a fair market value (or, in the case of a new debt instrument, an "issue price") less than the "adjusted issue price" of the debt obligation generally gives rise to cancellation of indebtedness ("COD") income to the debtor. However, the debtor does not recognize COD income if the debt discharge occurs in a bankruptcy case. The debtor instead reduces its tax attributes to the extent of its COD income in the following order: (a) net operating losses ("NOLs") and NOL carryforwards; (b) general business credit carryforwards; (c) minimum tax credit carryforwards; (d) capital loss carryforwards; (e) the tax basis of the debtors' depreciable and nondepreciable assets (but not below the amount of its liabilities immediately after the discharge); and (f) foreign tax credit carryforwards. A debtor may elect to alter the preceding order of attribute reduction and, instead, first reduce the tax basis of its depreciable assets. If the debtor is part of a group of corporations that joins in the filing of a

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consolidated federal income tax return, both the tax attributes of the consolidated group that are attributable to other group members and the separate attributes of these other members are subject to reduction to the extent that the debtor's COD income exceeds the amount of (i) the consolidated group's tax attributes that are attributable to the debtor member, (ii) the attributes that arose in separate return limitation years of the debtor member, and (iii) the basis of property of the debtor member. The reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined (i.e., such attributes may be available to offset taxable income that accrues between the date of discharge and the end of the Debtors' tax year). The debtor does not recognize any COD income that exceeds the amount of available tax attributes, and such excess COD income has no other United States federal income tax effect.

         Because some of the Debtors' outstanding indebtedness will be satisfied in exchange for Cash, newly issued Securities, and/or other property, the amount of COD income, and accordingly the amount of tax attributes required to be reduced, will depend in part on the issue price of the Securities. While this value cannot be known with certainty until after the Effective Date, it is not expected that the Debtors will be required to materially reduce their tax attributes. Finally, to the extent permitted for federal income tax purposes, the Debtors and the SAC Holding entities intend to deduct the respective amounts paid by them in Cash and other property pursuant to the Plan.

B.       FEDERAL INCOME TAX CONSEQUENCES TO CLAIMHOLDERS AND INTERESTHOLDERS.

         The following discusses certain United States federal income tax consequences of the transactions contemplated by the Plan to Claimholders and Interestholders that are "United States holders," as defined below. The United States federal income tax consequences of the transactions contemplated by the Plan to Claimholders (including the character, timing and amount of income, gain or loss recognized) will depend upon, among other things: (1) whether the Claim and the consideration received in respect thereof are "securities" for federal income tax purposes; (2) the manner in which a holder acquired a Claim; (3) the length of time the Claim has been held; (4) whether the Claim was acquired at a discount; (5) whether the holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current tax year or any prior tax year; (6) whether the holder has previously included in its taxable income accrued but unpaid interest with respect to the Claim; (7) the holder's method of tax accounting; and (8) whether the Claim is an installment obligation for federal income tax purposes. Claimholders therefore should consult their own tax advisors regarding the particular tax consequences to them of the transactions contemplated by the Plan.

         For purposes of the following discussion, a "United States holder" is a Claimholder that is: (1) a citizen or individual resident of the United States;
(2) a partnership or corporation created or organized in the United States or under the laws of the United States, a political subdivision thereof, or a State of the United States; (3) an estate the income of which is subject to United States federal income taxation regardless of its source; or (4) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust, or (ii) the trust was in existence on August 20, 1996, and properly elected to be treated as a United States person.

         Sale or Exchange of Claims

         Under the Plan, Claimholders will receive Securities, Cash and/or other property in exchange for their Claims. A Claimholder who receives Securities, Cash and/or other property in exchange for its Claim pursuant to the Plan will generally recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between (1) the fair market value of the Securities and/or other property on the Effective Date, plus the amount of Cash received by such holder, and (2) the

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holder's adjusted tax basis in its Claim. Where the Securities received by a
Claimholder are newly issued notes of a Debtor, such notes will be treated as given in exchange for any existing notes of a Debtor held by the Claimholder to the extent that the newly issued notes effect a "significant modification," within the meaning of Treasury Regulation Section 1.1001-3, of the Debtor's existing notes. In such a case, a Claimholder will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between (1) the issue price of the newly issued notes of the Debtor, the fair market value on the Effective Date of any other Securities and/or other property received by such holder, plus the amount of any Cash received by such holder, and (2) the holder's adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the nature of the Claim as held by the Claimholder, whether the Claim constitutes a capital asset in the hands of the holder, whether the Claim was purchased at a discount, whether any amount received in respect of a Claim constitutes accrued interest, and whether and to what extent the holder has previously claimed a bad debt deduction with respect to its Claim. A Claimholder who recognizes a loss on a transaction conducted pursuant to the Plan may be entitled to a bad debt deduction, either in the taxable year of the Effective Date or a prior taxable year.

         Accrued Interest

          Under the Plan, cash or other property may be distributed or deemed distributed to certain Claimholders with respect to their Claims for accrued interest. Holders of Claims for accrued interest that previously have not included such accrued interest in taxable income will be required to recognize ordinary income equal to the amount of cash or other property received with respect to such Claims for accrued interest. Holders of Claims for accrued interest that have included such accrued interest in taxable income generally may take an ordinary deduction to the extent that such Claim is not fully satisfied under the Plan (after allocating the distribution between principal and accrued interest), even if the underlying Claim is held as a capital asset. The adjusted tax basis of any property received in exchange for a Claim for accrued interest will equal the fair market value of such property on the Effective Date, and the holding period for the property will begin on the day after the Effective Date. It is not clear the extent TO which consideration that may be distributed under the Plan will be allocable to interest. Claimholders are advised to consult their own tax advisors to determine the amount, if any, of consideration received under the Plan that is allocable to interest.

         Market Discount

In general, a debt obligation, other than one with a fixed maturity of one year or less, that is acquired by a holder in the secondary market (or, in certain circumstances, upon original issuance) is a "market discount bond" as to that holder if the obligation's stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, the revised issue price) exceeds the holder's adjusted tax basis in the debt obligation immediately after its acquisition. However, a debt obligation will not be a "market discount bond" if such excess is less than a statutory de minimis amount. To the extent that a creditor has not previously included market discount in its taxable income, gain recognized by a creditor with respect to a "market discount bond" will generally be treated as ordinary interest income to the extent of the market discount accrued on such bond during the creditor's period of ownership. A holder of a market discount bond that is required to defer deduction of all or a portion of the interest on indebtedness incurred or maintained to acquire or carry the bond may be allowed to deduct such interest, in whole or in part, on the disposition of such bond.

         Existing Holders of Preferred Stock

         The Plan will result in no United States federal income tax consequence to an existing Interestholder who holds existing Preferred Stock of a AMERCO, because no Cash, Securities, and/or other property will be transferred to such Interestholders pursuant to the Plan.

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

         Existing Holders of Common Stock

          The Plan will result in no United States federal income tax consequence to an existing Interestholder who holds existing common stock of AMERCO, because no Cash, Securities, and/or other property will be transferred to such Interestholders pursuant to the Plan.

         Other Claimholders

          To the extent certain Claimholders reach an agreement with the Debtors to have their Claims satisfied, settled, released, exchanged or otherwise discharged in a manner other than as described in the Plan, such holders should consult with their own tax advisors regarding the tax consequences of such satisfaction, settlement, release, exchange, or discharge.

         Information Reporting and Backup Withholding

          Certain payments, including payments in respect of accrued interest or market discount, are generally subject to information reporting by the payor to the IRS. These reportable payments do not include those that give rise to gain or loss on the exchange of a Claim. Moreover, such reportable payments are subject to backup withholding under certain circumstances. A United States holder may be subject to backup withholding at rate of 28% with respect to certain distributions or payments of accrued interest, market discount, or similar items pursuant to the Plan, unless the holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct United States taxpayer identification number and certifies under penalty of perjury that the holder is a U.S. person, the taxpayer identification number is correct, and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income. Payments that give rise to gain or loss on the exchange of a Claim are not subject to backup withholding.

         Backup withholding is not an additional tax. Amounts subject to backup withholding are credited against a holder's United States federal income tax liability, and a holder may obtain a refund of any excess backup withholding by filing an appropriate claim for refund with the IRS.

         Non-confidential Nature of the Tax Treatment and Tax Structure of the Plan

A Claimholder's or Interestholder's disclosure of the tax treatment or the tax structure of the Plan is not limited in any manner by an express or implied understanding or agreement with or for the benefit of any person who makes or provides a statement, oral or written, to a Claimholder or Interestholder (or for whose benefit a statement is made or provided to a Claimholder or Interestholder) as to the potential tax consequences that may result from the Plan. Moreover, a Claimholder's or Interestholder's use or disclosure of information relating to the tax treatment or tax structure of the Plan is not limited in any other manner for the benefit of any person who makes or provides a statement, oral or written, to the Claimholder or Interestholder (or for whose benefit a statement is made or provided to the Claimholder or Interestholder) as to the potential tax consequences that may result from the Plan.

C.       IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE.

         THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A CLAIMHOLDER'S PARTICULAR

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

CIRCUMSTANCES. ACCORDINGLY, CLAIMHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE AND LOCAL AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN, INCLUDING WITH RESPECT TO TAX REPORTING AND RECORD KEEPING REQUIREMENTS.

            XV. FEASIBILITY OF THE PLAN AND THE BEST INTERESTS TEST

A.       FEASIBILITY OF THE PLAN.

          To confirm the Plan, the Bankruptcy Court must find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. This requirement is imposed by section 1l29(a)(11) of the Bankruptcy Code and is referred to as the "feasibility" requirement. The Debtors believe that they will be able to timely perform all obligations described in the Plan, and, therefore, that the Plan is feasible.

          To demonstrate the feasibility of the Plan, financial Projections for Fiscal Years 2004 through 2007 have been prepared for the Debtors and, in its capacity as a proponent of the Plan, SAC Holding, and attached to this Disclosure Statement as Appendix 4 and Appendix 5. The Projections indicate that the Reorganized Debtors and SAC Holding should have sufficient cash flow to pay and service their debt obligations and to fund their operations. Accordingly, the Debtors believe that the Plan satisfies the feasibility requirement of section 1l29(a)(11) of the Bankruptcy Code. As noted in the Projections, however, the Debtors and SAC Holding caution that no representations can be made as to the accuracy of the Projections or as to the Reorganized Debtors' or SAC Holdings' ability to achieve the projected results. Many of the assumptions upon which the Projections are based are subject to uncertainties outside the control of the Debtors and SAC Holding. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the Projections were prepared may be different from those assumed or may be unanticipated. and may adversely affect the Debtors' or SAC Holdings' financial results. Therefore, the actual results can be expected to vary from the projected results and the variations may be material and adverse.

          THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE PRACTICES RECOGNIZED TO BE IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION REGARDING PROJECTIONS. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED BY THE DEBTORS' OR SAC HOLDINGS' INDEPENDENT ACCOUNTANTS. ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH IN THE PAST HAVE NOT BEEN ACHIEVED AND WHICH MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, AND MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS AND SAC HOLDING. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE DEBTORS, SAC HOLDING, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

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B.       ACCEPTANCE OF THE PLAN.

          As a condition to confirmation, the Bankruptcy Code requires that each Class of Impaired Claims and Interests vote to accept the Plan, except under certain circumstances. Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired Claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of Claims in that Class, but for that purpose counts only those who actually vote to accept or to reject the Plan. Thus, a Class of Claims will have voted to accept the Plan only if two-thirds in amount and a majority in number actually voting cast their Ballots in favor of acceptance. Under section 1126(d) of the Bankruptcy Code, a Class of Interests has accepted the Plan if holders of such Interests holding at least two-thirds in amount actually voting have voted to accept the Plan. Holders of Claims or Interests who fail to vote are not counted as either accepting or rejecting the Plan.

C.       BEST INTERESTS TEST.

          Even if a plan is accepted by each class of holders of claims and interests, the Bankruptcy Code requires a bankruptcy court to determine that the plan is in the "best interests" of all holders of claims and interests that are impaired by the plan and that have not accepted the plan. The "best interests" test, as set forth in section l129(a)(7) of the Bankruptcy Code, requires a bankruptcy court to find either that (i) all members of an impaired class of claims or interests have accepted the plan, or (ii) the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor was liquidated under Chapter 7 of the Bankruptcy Code.

          To calculate the probable distribution to members of each impaired class of holders of claims and interests if the debtor were liquidated under Chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from the debtor's assets if its Chapter 11 case were converted to a Chapter 7 case under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a forced sale of the debtor's assets by a Chapter 7 trustee.

          The amount of liquidation value available to unsecured creditors would be reduced by: (1) first, the claims of secured creditors to the extent of the value of their collateral, including the value of goods delivered on consignment to the extent the consignment vendor properly perfected its rights in such goods in accordance with applicable law; and (2) second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the Chapter 7 case and the Chapter 11 case. As a general matter, a liquidation under Chapter 7 will not affect the rights of letter of credit beneficiaries, including certain sureties who posted bonds that the Debtors purchased for various business, litigation, and other reasons. Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the debtor in its bankruptcy case (such as compensation of attorneys, financial advisors, and restructuring consultants) that are allowed in the Chapter 7 case, litigation costs, and claims arising from the operations of the debtor during the pendency of the bankruptcy case. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay general unsecured claims or to make any distribution in respect of equity interests. The liquidation also would prompt the rejection of a large number of executory contracts and unexpired leases and thereby create a significantly higher number of unsecured claims. As a general matter, a liquidation under Chapter 7 will not affect the rights of letter of credit beneficiaries, including certain sureties who posted bonds that the Debtors purchased for various business, litigation, and other reasons.

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

         Once the court ascertains the recoveries in liquidation of secured creditors and priority claimants, it must determine the probable distribution to general unsecured creditors and equity security holders from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the distributions to be received by such creditors and equity security holders under a debtor's plan, then such plan is not in the best interests of creditors and equity security holders.

D.       ESTIMATED VALUATION OF THE REORGANIZED DEBTORS.

         A copy of the reorganization valuation analysis is attached to this Disclosure Statement as Appendix 7.

E. APPLICATION OF THE BEST INTERESTS TEST TO THE LIQUIDATION ANALYSIS AND THE VALUATION OF THE REORGANIZED DEBTORS.

         Overview

         A liquidation analysis prepared with respect to the Debtors is attached as Appendix 6 to this Disclosure Statement. The Debtors believe that any liquidation analysis is speculative. For example, the liquidation analysis necessarily contains an estimate of the amount of Claims that will ultimately become Allowed Claims. In preparing the liquidation analysis, the Debtors have projected the amount of Allowed Claims based upon a review of their scheduled and filed proofs of claim. No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the liquidation analysis. In preparing the liquidation analysis, the Debtors have projected a range for the amount of Allowed Claims with the low end of the range the lowest reasonable amount of Claims and the high end of the range the highest reasonable amount of the Claims, thus allowing assessment of the most likely range of Chapter 7 liquidation dividends to the holders of the Allowed Claims. The estimate of the amount of Allowed Claims set forth in the liquidation analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims and Allowed Interests under the Plan. In addition, as noted above, the valuation analysis of the Reorganized Debtors also contains numerous estimates and assumptions. For example, the value of some of the securities cannot be determined with precision due to the absence of a public market for some of the securities.

         Notwithstanding the difficulties in quantifying recoveries to creditors with precision, the Debtors believe that, taking into account the liquidation analysis and the valuation analysis of the Reorganized Debtors, the Plan meets the "best interests" test of section 1129(a)(7) of the Bankruptcy Code. The Debtors believe that the numbers of each Impaired Class will receive at least as much under the Plan than they would in a liquidation in a hypothetical chapter 7 case. Creditors and Interestholders will receive a better recovery through the distributions contemplated by the Plan because the continued operation of the Debtors as going concerns rather than a forced liquidation will allow the realization of more value for the Debtors' assets. Moreover, Creditors such as the Debtors' employees would retain their jobs and most likely make few if any other claims against the estate. Finally, in the event of liquidation, the aggregate amount of unsecured claims will no doubt increase significantly, and such claims will be subordinated to priority claims that will be created. For example, employees will file claims for wages, pensions and other benefits, some of which will be entitled to priority. The resulting increase in both general unsecured and priority claims will decrease percentage recoveries to unsecured creditors of the Debtors. All of these factors lead to the conclusion that recovery under the Plan would be at least as much, and in many cases significantly greater, than the recoveries available in a Chapter 7 1iquidation.

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F.       CONFIRMATION WITHOUT ACCEPTANCE OF ALL IMPAIRED CLASSES: THE `CRAMDOWN'
         ALTERNATIVE.

         Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if it has not been accepted by all impaired classes as long as at least one impaired class of Claims has accepted it. The Court may confirm the Plan at the request of the Debtors notwithstanding the Plan's rejection (or deemed rejection) by impaired Classes as long as the Plan "does not discriminate unfairly' and is "fair and equitable" as to each impaired Class that has not accepted it. A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a dissenting class is treated equally with respect to other classes of equal rank.

         A plan is fair and equitable as to a class of secured claims that rejects such plan if the plan provides (l)(a) that the holders of claims included in the rejecting class retain the liens securing those claims, whether the property subject to those liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims, and (b) that each holder of a claim of such class receives on account of that claim deferred cash payments totaling at least the allowed amount of that claim, of a value, as of the effective date of the plan. of at least the value of the holder's interest in the estate's interest in such property; (2) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of the liens, with the liens to attach to the proceeds of the sale, and the treatment of the liens on proceeds under clause (1) or (2) of this paragraph; or (3) for the realization by such holders of the indubitable equivalent of such claims.

         A plan is fair and equitable as to a class of unsecured claims which rejects a plan if the plan provides (1) for each holder of a claim included in the rejecting class to receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (2) that the holder of any claim or interest that is junior to the claims of such rejecting class will not receive or retain on account of such junior claim or interest any property at all.

         A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides (1) that each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (2) that the holder of any interest that is junior to the interest of such rejecting class will not receive or retain under the plan on account of such junior claim or interest any property at all.

G.       CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE OF THE PLAN.

         Conditions to Confirmation.

         The following are conditions precedent to confirmation of the Plan. These conditions may be satisfied or waived by the Debtors in their sole discretion, without notice to parties in interest or the Court, and without a hearing:

                  1. The Bankruptcy Court will have approved by Final Order a Disclosure Statement with respect to the Plan in form and substance acceptable to the Debtors in their sole and absolute discretion.

                  2. The Confirmation Order will be in form and substance acceptable to the Debtors, in their sole and absolute discretion.

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         Conditions to the Effective Date.

         The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with section 12.3 of the Plan:

                  (a) The Reorganized Debtors will have entered into the Exit Financing Facility and all conditions precedent to the consummation thereof will have been waived or satisfied in accordance with the terms thereof.

                  (b) The Reorganized Debtors and SAC Holding will have entered into the SAC Holding Participation and Subordination Agreement and all conditions precedent to the consummation thereof will have been waived or satisfied in accordance with the terms thereof.

                  (c) The Bankruptcy Court will have entered one or more orders (which may include the Confirmation Order) authorizing the assumption and rejection of unexpired leases and executory contracts by the Debtors as contemplated by Article 8 of the Plan.

                  (d) The Confirmation Order will have been entered by the Bankruptcy Court and will be a Final Order, the Confirmation Date will have occurred, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code will have been made, or, if made, will remain pending.

                  (g) Each Appendix, document or agreement to be executed in connection with the Plan will be in form and substance reasonably acceptable to the Debtors.

H.       WAIVER OF CONDITIONS TO CONFIRMATION AND CONSUMMATION OF THE PLAN.

         The conditions set forth in Article 12.1 and Article 12.2 of the Plan may be waived, in whole or in part, by the Debtors, after consultation with the Statutory Committees, without any notice to any other parties in interest or the Bankruptcy Court and without a hearing. Notwithstanding the foregoing, the condition set forth in Article 12.2(a) of the Plan may only be waived by the Debtors with the prior written consent of JPMorgan, in its capacity as the agent for the holders of the JPMorgan Claims. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole discretion). The failure of the Debtors to exercise any of the foregoing rights will not be deemed a waiver of any other rights, and each such right will be deemed an ongoing right, which may be asserted at any time.

I.       RETENTION OF JURISDICTION.

         Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court will have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among others, the following matters:

                  (i) to hear and determine motions for the assumption or rejection of executory contracts or unexpired leases or the assumption and assignment, as the case may be, of executory contracts or unexpired leases to which any of the Debtors are a party or with respect to which any of the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure. if any. required to be paid;

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                  (ii)     to adjudicate any and all adversary proceedings,
applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or the Plan, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests. and all controversies and issues arising from or relating to any of the foregoing;

                  (iii) to ensure that distributions to Allowed Claimholders and Allowed Interestholders are accomplished as provided herein;

                  (iv) to hear and determine any and all objections to the allowance or estimation of Claims and interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim or Interest, in whole or in part;

                  (v) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                  (vi) to issue orders in aid of execution, implementation, or consummation of the Plan;

                  (vii) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including. without limitation, the Confirmation Order;

                  (vii) to hear and determine all applications for allowance of compensation and reimbursement of Professional Claims under the Plan or under sections 330, 331. 503(b), 1103, and 1l29(a)(4) of the Bankruptcy Code;

                  (ix) to determine requests for the payment of Claims entitled to priority under section 507(a)( 1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

                  (x) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

                  (xi) to hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of their Estates, wherever located;

                  (xii) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  (xiii) to hear any other matter not inconsistent with the Bankruptcy Code;

                  (xiv) to hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge, including any dispute relating to any liability rising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

                  (xv)     to enter a final decree closing the Chapter 11 Cases;
and

                  (xvi) to enforce all orders previously entered by the Bankruptcy Court.

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         XVI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

         The Debtors believe that the Plan affords holders of Claims and Interests the greatest realization on the Debtors' assets and, therefore, is in the best interests of such holders. If the Plan is not confirmed, however, the theoretical alternatives include: (a) continuation of the pending Chapter 11 Cases; (b) an alternative plan or plans of reorganization; or (c) liquidation of the Debtors under Chapter 7 or Chapter 11 of the Bankruptcy Code.

A.       CONTINUATION OF THE CHAPTER 11 CASES.

         If the Debtors remain in Chapter 11, they could continue to operate their businesses and manage their properties as debtors-in-possession, but they would remain subject to the restrictions imposed by the Bankruptcy Code. The Debtors may have difficulty sustaining the high costs and the erosion of market confidence that may be caused if the Debtors remain as Chapter 11 debtors-in-possession. A protracted Chapter 11 may also negatively impact RepWest and AMERCO's and U-Haul's uninterrupted access to necessary insurance coverage provided by RepWest.

B.       ALTERNATIVE PLANS OF REORGANIZATION.

         If the Plan is not confirmed, the Debtors, or, after the expiration of the Debtors' exclusive period in which to propose and solicit a reorganization plan, any other party in interest in the Chapter 11 Cases, could propose a different plan or plans. Such plans might involve either a reorganization and continuation of the Debtors' businesses, or an orderly liquidation of their assets, or a combination of both.

C.       LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11.

         If no plan is confirmed, the Debtors' Chapter 11 Cases may be converted to a case under Chapter 7 of the Bankruptcy Code. In a Chapter 7 case, a trustee or trustees would be appointed to liquidate the assets of the Debtors. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against or Interests in the Debtors. However, the Debtors believe that creditors would lose substantially higher going concern value if the Debtors were forced to liquidate. In addition, the Debtors believe that in liquidation under Chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Estates. The assets available for distribution to creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the Debtors' assets.

         The Debtors may also be liquidated pursuant to a Chapter 11 plan. In a liquidation under Chapter 11, the Debtors' assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter
7. Thus, a Chapter 11 liquidation might result in larger recoveries than a Chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. However, any distribution to the Claimholders and Interestholders under a Chapter 11 liquidation plan would likely be delayed substantially.

         The Debtors' liquidation analysis, prepared with their restructuring advisors, is premised upon a hypothetical liquidation in a Chapter 7 case and is attached as Appendix 6 to this Disclosure Statement.

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

In the analysis, the Debtors have taken into account the nature, status, and underlying value of their assets, the ultimate realizable value of their assets, and the extent to which such assets are subject to liens and security interests. The likely form of any liquidation would be the sale of individual assets. Based on this analysis, it is likely that a Chapter 7 liquidation of the Debtors' assets would produce less value for distribution to creditors than that recoverable in each instance under the Plan. In the opinion of the Debtors, the recoveries projected to be available in a Chapter 7 liquidation are not likely to afford holders of Claims and holders of Interests as great a realization potential as does the reorganization proposed in the Plan.

                            XVII. VOTING REQUIREMENTS

         On _________________, the Bankruptcy Court approved an order (the "Solicitation Procedures Order"), among other things, approving this Disclosure Statement, setting voting procedures, and scheduling the hearing on confirmation of the Plan. A copy of the Confirmation Hearing Notice is enclosed with this Disclosure Statement. The Confirmation Hearing Notice sets forth in detail, among other things, the voting deadlines and objection deadlines with respect to the Plan. The Confirmation Hearing Notice and the instructions attached to the Ballot should be read in connection with this section of this Disclosure Statement.

         If you have any questions about (i) the procedure for voting your Claim with respect to the packet of materials that you have received, (ii) the amount of your Claim holdings, or (iii) if you wish to obtain, at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d), an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, please contact:

         THE TRUMBULL GROUP, LLC
         P.O. Box 426
         Windsor, Connecticut 06095
         Attn:  Ronnie Kryjak
         Telephone: 1-800-375-7935

         The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code and that the disclosures by the Debtors concerning the Plan have been adequate and have included information concerning all payments made or promised by the Debtors in connection with the Plan and the Chapter 11 Cases. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law, and under Federal Rule of Bankruptcy Procedure 3020(b)(2), it may do so without receiving evidence if no objection is timely filed.

         In particular, and as described in more detail above, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that (a) the Plan has been accepted by the requisite votes of all Classes of impaired Claims and Interests unless approval will be sought under section 1129(b) of the Bankruptcy Code in spite of the nonacceptance by one or more such Classes, (b) the Plan is "feasible," which means that there is a reasonable probability that the Debtors will be able to perform their obligations under the Plan and continue to operate their businesses without further financial reorganization or liquidation, and (c) the Plan is in the "best interests" of all Claimholders and Interestholders, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under chapter 7 of the Bankruptcy Code.

         THE BANKRUPTCY COURT MUST FIND THAT ALL CONDITIONS MENTIONED ABOVE ARE MET BEFORE IT CAN CONFIRM THE PLAN. THUS, EVEN IF ALL THE CLASSES

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

OF IMPAIRED CLAIMS WERE TO ACCEPT THE PLAN BY THE REQUISITE VOTES. THE BANKRUPTCY COURT MUST STILL MAKE AN INDEPENDENT FINDING THAT THE PLAN SATISFIES THESE REQUIREMENTS OF THE BANKRUPTCY CODE, THAT THE PLAN IS FEASIBLE, AND THAT THE PLAN IS IN THE BEST INTERESTS OF THE HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS.

         UNLESS THE BALLOT BEING FURNISHED IS TIMELY SUBMITTED TO THE VOTING AGENT ON OR PRIOR TO ____________ AT _________ (PREVAILING TIME) TOGETHER WITH ANY OTHER DOCUMENTS REQUIRED BY SUCH BALLOT, THE DEBTORS MAY, IN THEIR SOLE DISCRETION, REJECT SUCH BALLOT AS INVALID AND, THEREFORE, DECLINE TO COUNT IT AS AN ACCEPTANCE OR REJECTION OF THE PLAN. IN NO CASE SHOULD A BALLOT OR ANY OF THE CERTIFICATES BE DELIVERED TO THE DEBTORS OR ANY OF THEIR ADVISORS.

A.       PARTIES IN INTEREST ENTITLED TO VOTE.

         Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be "impaired" under a plan unless (a) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (b) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

         In general, a holder of a claim or interest may vote to accept or to reject a plan if (1) the claim or interest is "allowed," which means generally that no party in interest has objected to such claim or interest, and (2) the claim or interest is impaired by the Plan. If the holder of an impaired claim or impaired interest will not receive any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan. If the claim or interest is not impaired, the Bankruptcy Code deems that the holder of such claim or interest has accepted the plan and the plan proponent need not solicit such holder's vote.

         Under the Plan, each holder of an Impaired Claim is entitled to vote to accept or reject the Plan if: (l) the Plan provides a distribution in respect of such Claim; and (2) either (a) the Claim has been scheduled by the one of the Debtors, and such Claim is not scheduled as disputed, contingent, or unliquidated, (b) such Claimholder has timely filed a Proof of Claim as to which no objection has been filed, or (c) such Claimholder has timely filed a motion pursuant to Federal Rule of Bankruptcy Procedure 3018(a) seeking temporary allowance of such Claim for voting purposes only and the Debtors have not opposed the Motion or objected to the Claim, in which case the holder's vote will be counted only upon order of the Court.

         A vote may be disregarded if the Court determines, pursuant to section 1l26(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Solicitation Procedures Order also sets forth assumptions and procedures for tabulating Ballots, including Ballots that are not completed fully or correctly.

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

B.       CLASSES IMPAIRED UNDER THE PLAN.

         Impaired Classes of Claims.

         The following Classes are Impaired under, and are entitled to vote to accept or reject, the Plan: Class 1 (JPMorgan Claims), Class 3 (Citibank Claims), Class 4 (BMO Claims), Class 6 (AREC Note Claims) and Class 7 (AMERCO Unsecured Claims).

         Unimpaired Classes of Claims and Interests.

         The following Classes are Unimpaired under, and are deemed under section 1126(f) of the Bankruptcy Code to have accepted, the Plan: Class 2 (Other Priority Claims), Class 5 (Other Unsecured Claims), Class 8 (Oxford Claims), Class 9 (Intercompany Claims), Class 10 (Preferred Stock Interests) and Class 11 (Existing Common Stock and Other Interests).

                               XVIII. CONCLUSION

A.       HEARING ON AND OBJECTIONS TO CONFIRMATION.

         Confirmation Hearing.

          The hearing on confirmation of the Plan has been scheduled for January 12, 2004 at 9:30 a.m. (prevailing Pacific time). Such hearing may be adjourned from time to time by announcing such adjournment in open court, all without further notice to parties in interest, and the Plan may be modified by the Debtors pursuant to section 1127 of the Bankruptcy Code prior to, during, or as a result of that hearing, without further notice to parties in interest.

Date Set for Filing Objections to Confirmation of the Plan.

          The time by which all objections to confirmation of the Plan must be filed with the Court and received by the parties listed in the Confirmation Hearing Notice has been set for ______________ at _________ (prevailing Pacific time). A copy of the Confirmation Hearing Notice is enclosed with this Disclosure Statement.

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

B.       RECOMMENDATION.

         The Plan provides for an equitable and early distribution to creditors of the Debtors, preserves the value of the business as a going concern, preserves the equity interests in the Debtors, and preserves the jobs of employees. The Debtors believe that any alternative to confirmation of the Plan, such as liquidation or attempts by another party in interest to file a plan, could result in significant delays, litigation, and costs, as well as the loss of jobs by the employees. Moreover, the Debtors believe that their creditors will receive greater and earlier recoveries under the Plan than those that would be achieved in liquidation or under an alternative plan. FOR THESE REASONS, THE DEBTORS URGE YOU TO RETURN YOUR BALLOT ACCEPTING THE PLAN.

         Dated: October 6, 2003

         Reno, Nevada

                                         Respectfully submitted,

                                         AMERCO, a Nevada corporation

                                         By: /s/  Edward J. Shoen
                                             -----------------------------------
                                                  Chief Executive Officer

                                         AMERCO REAL ESTATE COMPANY, a
                                         Nevada corporation

                                         By: /s/  Carlos Viscarra
                                             -----------------------------------
                                                  President

                                    SQUIRE, SANDERS & DEMPSEY L.L.P.

                                    By: /s/ Craig D. Hansen
                                        ----------------------------------------
                                        Craig D. Hansen
                                        Thomas J. Salerno
                                        G. Christopher Meyer
                                        Sean T. Cork
                                    Two Renaissance Square, Suite 2700
                                    40 North Central Avenue
                                    Phoenix, Arizona 85004

                                         Attorneys for AMERCO and Amerco Real
                                         Estate Company, debtors and debtors-in-
                                         possession

                                   APPENDIX 1

     JOINT PLAN OF REORGANIZATION OF AMERCO AND AMERCO REAL ESTATE COMPANY,
                        DEBTORS AND DEBTORS-IN-POSSESSION

                                   [Attached]

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                                   APPENDIX 2

                 SELECTED FINANCIAL DATA - AMERCO (CONSOLIDATED)

            [To Be Attached Prior To Hearing on Disclosure Statement]

                                   APPENDIX 3

                      SELECTED FINANCIAL DATA - SAC HOLDING

            [To Be Attached Prior To Hearing on Disclosure Statement]

                                   APPENDIX 4

                  FINANCIAL PROJECTIONS - AMERCO (CONSOLIDATED)

            [To Be Attached Prior To Hearing on Disclosure Statement]

                                   APPENDIX 5

                       FINANCIAL PROJECTIONS - SAC HOLDING

            [To Be Attached Prior To Hearing on Disclosure Statement]

                                   APPENDIX 6

                              LIQUIDATION ANALYSIS

            [To Be Attached Prior To Hearing on Disclosure Statement]

                                   APPENDIX 7

                        REORGANIZATION VALUATION ANALYSIS

            [To Be Attached Prior To Hearing on Disclosure Statement]

                                       84